                                                                    EXHIBIT 10.1

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                                  by and among

                          PROLIANCE INTERNATIONAL, INC.
                                READY AIRE, INC.

                                  as Borrowers

                                       and

                        AFTERMARKET DELAWARE CORPORATION
                                 AFTERMARKET LLC
                                  as Guarantors

               WACHOVIA CAPITAL FINANCE CORPORATION (NEW ENGLAND)

              (f/k/a CONGRESS FINANCIAL CORPORATION (NEW ENGLAND))
                                    as Agent

                                       and

                   THE LENDERS FROM TIME TO TIME PARTY HERETO
                                   as Lenders

                            Dated: February 28, 2007

   6.8        Appointment of Administrative Borrower as Agent for Requesting

                                       ii

   8.2        Name; State of Organization; Chief Executive Office;

                                       iii

   11.1       Governing Law; Choice of Forum; Service of Process;

   12.10      Field Audit, Examination Reports and other Information;

                                       iv

                                       v

                                      INDEX
                                       TO
                             EXHIBITS AND SCHEDULES

Exhibit A          Form of Assignment and Acceptance
Exhibit B          Information Certificate
Exhibit C          Form of Compliance Certificate
Exhibit D          Borrowing Base Certificate
Schedule 1.26(m)   Eligible Accounts Concentration
Schedule 7.2(b)    Credit, Discount, Allowance and Extension
                   Practices and Policies
Schedule 8.9(c)    Employee Benefits

                                       vi

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     This Amended and Restated Loan and Security Agreement dated February 28,
2007 is entered into by and among Proliance International, Inc. (f/k/a Transpro,
Inc.), a Delaware corporation ("Proliance" as hereinafter further defined) and
Ready Aire, Inc. (f/k/a Evap, Inc.), a Texas corporation ("RA" as hereinafter further defined, and together with Proliance, each individually a "Borrower" and collectively, "Borrowers" as hereinafter further defined), Aftermarket Delaware
Corporation, a Delaware corporation ("ADC" as hereinafter further defined) and
Aftermarket LLC, a Delaware limited liability company ("Aftermarket" as hereinafter further defined and together with ADC, each individually a
"Guarantor" and collectively, "Guarantors" as hereinafter further defined), the parties hereto from time to time as lenders, whether by execution of this
Agreement or an Assignment and Acceptance (each individually, a "Lender" and collectively, "Lenders" as hereinafter further defined) and Wachovia Capital
Finance Corporation (New England) (f/k/a Congress Financial Corporation (New
England)), a Massachusetts corporation, in its capacity as agent for Lenders and, for certain purposes, the Bank Product Providers (hereinafter defined) (in such capacity, "Agent" as hereinafter further defined).

                                   WITNESSETH:

     WHEREAS, Proliance, RA and Wachovia Capital Finance Corporation (New
England) ("Wachovia" as hereinafter further defined) are parties to that certain
Loan and Security Agreement dated as of January 4, 2001, as amended to date
("Initial Loan Agreement" as hereinafter further defined);

     WHEREAS, the Borrowers have requested that Agent and Lenders amend, restate and replace the Initial Loan Agreement and, in connection therewith, make an additional term loan to the Borrowers;

     WHEREAS, the Agent and Lenders are willing to make (severally and not jointly) such term loan and the other loans and extensions of credit hereunder on a pro rata basis in accordance with their respective Commitment (as defined below) to the Borrowers subject to the terms and conditions set forth herein and to amend, restate and replace the Initial Loan Agreement pursuant to the terms and conditions hereof.

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

     For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1 "Accounts" shall mean, as to each Borrower and each Aftermarket Entity, all present and future rights of such Borrower and such Aftermarket Entity to payment of a

monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

     1.1A "ADC" shall mean Aftermarket Delaware Corporation, a Delaware corporation, and its successors and assigns.

     1.2 "Adjusted Eurodollar Rate" shall mean, with respect to (i) Revolving
Loans and the Term A Loan, each Interest Period for any Eurodollar Rate Loan comprising part of the same borrowing (including conversions, extensions and renewals), the rate per annum determined by dividing (a) the London Interbank
Offered Rate for such Interest Period by (b) a percentage equal to: (i) one (1)
minus (ii) the Reserve Percentage and (ii) Term B Loan, the rate per annum determined by dividing (c) the London Interbank Offered Rate (applicable to Term
B Loan for such month) by (d) a percentage equal to: (i) one (1) minus (ii) the
Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean for any day, that percentage, (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System
(or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves)
applicable with respect to Eurocurrency liabilities as that term is defined in
Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Rate Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Adjusted
Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

     1.3 "Adjusted Tangible Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all assets of such Person and its Subsidiaries (excluding the value of patents, trademarks, tradenames, copyrights, licenses, goodwill, leasehold improvements, prepaid assets and other intangible assets), calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b)
the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals).

     1.4 "Administrative Borrower" shall mean Proliance International, Inc., a
Delaware corporation, in its capacity as Administrative Borrower on behalf of itself and the other Borrowers pursuant to Section 6.8 hereof and it successors and assigns in such capacity.

     1.5 "Affiliate" shall mean, with respect to a specified Person, any other
Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under

common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten (10%)
percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds ten (10%) percent or more of any class of Voting Stock or in which such
Person beneficially owns or holds ten (10%) percent or more of the equity interests and (c) any director or executive officer of such Person. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such
Person, whether through the ownership of Voting Stock, by agreement or otherwise.

     1.5A "Aftermarket" shall mean Aftermarket LLC, a Delaware limited liability company, and its successors and assigns.

     1.5B "Aftermarket Entities" shall mean ADC and Aftermarket, collectively.

     1.5C "Aftermarket Entities Security Agreements" shall mean, collectively, that certain (i) General Security Agreement dated as of August 8, 2005 by and between Wachovia and ADC and (ii) General Security Agreement dated as of August
8, 2005 by and between Wachovia and Aftermarket.

     1.6 "Agent" shall mean Wachovia Capital Finance Corporation (New England), in its capacity as agent on behalf of Lenders and, for certain purposes, Bank
Product Providers, pursuant to the terms hereof and any replacement or successor agent hereunder.

     1.7 "Agent Payment Account" shall mean account no. 5000000030305 of Agent at Wachovia Bank, National Association, or such other account of Agent as Agent may from time to time designate to Administrative Borrower as the Agent Payment
Account for purposes of this Agreement and the other Financing Agreements.

     1.7A "Applicable Eurodollar Margin" shall mean the rate set forth below based upon the Quarterly Average Excess Availability (as defined below) of the
Borrowers:

Quarterly Average Excess Availability   Applicable Eurodollar Margin
-------------------------------------   ----------------------------
More than $25,000,000                              1.50%

$15,000,000 to $25,000,000                         1.75%

Less than $15,000,000                              2.00%

     The Applicable Eurodollar Margin shall be adjusted by Agent no later than the tenth (10th) day of each calendar quarter beginning on January 1, April 1,
July 1 and October 1 of each year based upon the Quarterly Average Excess
Availability of the Borrowers for the immediately preceding calendar quarter provided that the Applicable Eurodollar Margin shall equal two percent (2%)
until no later than the tenth day of the calendar quarter beginning on April 1,
2007, at which time the Applicable Eurodollar Margin shall be adjusted based upon the Quarterly Average Excess Availability of the Borrowers for the
immediately preceding calendar quarter and the grid above. For purposes of this definition, "Quarterly Average Excess Availability" shall mean for any applicable calendar quarter (or portion thereof) the average daily Excess
Availability of the Borrowers, on a consolidated basis, for such calendar quarter. Notwithstanding the foregoing, from the date hereof through and including February 28, 2007, the Applicable Eurodollar Margin shall be 2.25%.

     1.8 "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of Section 13.7 hereof.

     1.8A "Availability" shall mean, at any time, the amount of the Loans and
Letter of Credit Obligations available to Borrowers at such time under the
Borrowing Base (subject to all applicable sublimits and Reserves), as determined by Agent. The term "Availability" is used herein to mean the amount of Loans and
Letter of Credit Obligations available to Borrowers under the Borrowing Base without reduction for the amount of any outstanding Loans or Letter of Credit
Obligations.

     1.8B "Bank Product Provider" shall mean Agent, any Affiliate of Agent or other financial institution (in each case as to, any such Affiliate or other financial institution to the extent approved by Agent) that provides any Bank
Products to any Borrower or Guarantor.

     1.8C "Bank Products" shall mean any one or more of the following types of services or facilities provided to Borrowers by Agent or any other Bank Product
Provider: (A) credit cards or stored value cards, (B) cash management or related services, including (1) the automated clearinghouse transfer of funds, (2)
overdrafts, and (3) controlled disbursement services and (C) Hedge Agreements if and to the extent permitted under the Loan Agreement. Any of the foregoing related to a financial institution which is not Agent or an Affiliate of Agent shall only be included in the definition of the term "Bank Products" to the extent that such financial institution has been approved by Agent.

     1.9 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

     1.10 "Borrowers" shall mean, collectively, the following (together with their respective successors and assigns): (a) Proliance International, Inc., a
Delaware corporation; (b) Ready

Aire, Inc., a Texas corporation; and (c) any other Person that at any time after the date hereof becomes a Borrower; each sometimes being referred to herein individually as a "Borrower".

     1.11 "Borrowing Base" shall mean, at any time, as to Borrowers, the amount equal to:

          (i) the sum of (A) seventy-eight and one half percent (78.5%) of the
Net Amount of Eligible Accounts of Parent to the extent that dilution (as defined below) does not exceed five percent (5%), provided that Agent may reduce such advance rate one percent for each percent by which dilution with respect to
Parent's Eligible Accounts exceeds five percent (5%) plus (B) seventy-five percent (75%) of the Net Amount of Eligible Accounts of RA, plus

          (ii) the lesser of: (A) the sum of (1) thirty (30%) percent of the
Value of Eligible Inventory consisting of finished goods of RA, plus (2)
fifty-one (51%) percent of the Value of Eligible Inventory consisting of finished goods of Parent, plus (3) twenty-one (21%) percent of the Value of
Eligible Inventory consisting of raw materials of RA for the finished goods of
RA (which are not yet finished), plus (4) thirty-five (35%) percent of the Value of Eligible Inventory consisting of raw materials of Parent for the finished goods of Parent (which are not yet finished) or (B) Inventory Loan Limit, less,

          (iii) any Reserves.

Agent may, in its good faith discretion, from time to time and without duplication with respect to the establishment of Reserves (in accordance with the definition thereof), upon not less than five (5) days prior written notice to Borrowers, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Agent determines in good faith that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to
(2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined in any material respect or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Agent determines in good faith that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect or (B) the liquidation value of the Eligible
Inventory, or any category thereof, has decreased in any material respect, or
(C) the nature and quality of the Inventory has deteriorated in any material respect. In determining whether to reduce the lending formula(s), Agent may also consider in good faith (without duplication), events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible
Inventory or in establishing Reserves. For purposes only of applying the
Inventory Loan Limit, Agent may treat the then undrawn amounts of outstanding
Letters of Credit for the purpose of purchasing Eligible Inventory as Revolving
Loans to the extent Agent is in effect basing the issuance of the Letter of
Credit on the Value of the Eligible Inventory being purchased with such Letter of Credit. In determining the actual amounts of such Letter of Credit to be so treated for purposes of the sublimit, the outstanding Revolving Loans and
Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit. The amounts of
Eligible Inventory of any Borrower shall, at Agent's option, be determined based on the lesser of the amount of

Inventory set forth in the general ledger of such Borrower or the perpetual inventory record maintained by such Borrower.

     1.11A "Borrowing Base Certificate' shall mean a certificate in substantially the form of Exhibit D hereto, as such form may from time to time be reasonably modified by Agent, which is duly completed (including all schedules thereto) for each Borrower and executed by the chief financial officer of each Borrower or other appropriate financial officer of such Borrower reasonably acceptable to Agent and delivered to Agent.

     1.12 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York, the State of Connecticut, the Commonwealth of
Pennsylvania or the State of North Carolina, and a day on which Agent is open for the transaction of business, except that if a determination of a Business
Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the
London interbank market or other applicable Eurodollar Rate market.

     1.12A 'Capital Expenditures' shall mean, without duplication, non-financed expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one (1) year (to avoid all doubt, 'non-financed expenditures' referenced in the this definition of "Capital Expenditures" shall include capital expenditures purchased with the proceeds of Loans).

     1.13 "Capital Leases" shall mean, as applied to any Person, any lease of
(or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

     1.14 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

     1.15 "Cash Equivalents" shall mean, at any time, (a) any evidence of
Indebtedness with a maturity date of ninety (90) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United
States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of ninety (90) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than
$1,000,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of ninety (90) days or less issued by a corporation (except an
Affiliate of any Borrower or Guarantor) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies,
Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days

for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $1,000,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the
United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of
Depository Institutions with Securities Dealers and Others, as adopted by the
Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

     1.16 "Change of Control" shall mean (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of any
Borrower or Guarantor to any Person or group (as such term is used in Section
13(d)(3) of the Exchange Act), other than as permitted in Section 9.7 hereof;
(b) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor, other than as permitted in Section 9.7 hereof; (c) at any time, that any Person, together with the Affiliates and associates of such Person within the meaning of Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall acquire beneficial ownership within the meaning of Rule 13d of the Exchange Act of more than thirty (30%) percent of the voting stock or total equity of another
Person; (d) if a change in the Board of Directors of such other Person occurs in which the individuals who constituted the Board of Directors at the beginning of the two (2) year period immediately preceding such change (together with any other director whose election by the Board of Directors was approved by at least two-thirds of the directors then in office at the beginning of such period)
cease for any reason to constitute a majority of the directors of such other
Person then in office; or (e) the failure of Parent to own directly or indirectly one hundred (100%) percent of the voting power of the total outstanding Voting Stock of any other Borrower or Guarantor.

     1.17 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.18 "Collateral" shall have the meaning set forth in Section 5 hereof.

     1.19 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, from any lessor of premises to any Borrower or any Aftermarket Entity, or any other person to whom any
Collateral is consigned or who has custody, control or possession of any such
Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, in favor of Agent with respect to the Collateral at such premises or otherwise in the custody, control or possession of such lessor, consignee or other person.

     1.20 "Commitment" shall mean, at any time, as to each Lender, the principal amount set forth below such Lender's signature on the signatures pages hereto designated as the

Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Commitments".

     1.21 Intentionally Omitted.

     1.22 "Credit Facility" shall mean the Loans and Letters of Credit provided to or for the benefit of any Borrower pursuant to Sections 2.1, 2.2 and 2.3 hereof.

     1.23 "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

     1.24 "Defaulting Lender" shall have the meaning set forth in Section 6.11 hereof.

     1.25 "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among
Agent, a Borrower or an Aftermarket Entity with a deposit account at any depository institution and the depository institution at which such deposit account is at any time maintained which provides that such depository institution will comply with instructions originated by Agent directing disposition of the funds in such deposit account without further consent by such
Borrower or such Aftermarket Entity and has such other terms and conditions as
Agent may require.

     1.25A "EBITDA" shall mean the sum, without duplication, of the following for any applicable period as determined on a consolidated basis in accordance with GAAP for Parent and its wholly owned Subsidiaries: (a) Net Income, plus (b)
interest expense on all indebtedness to the extent deducted in determining Net
Income, plus (c) taxes on income to the extent deducted in determining Net
Income, plus (d) depreciation expense to the extent deducted in determining Net
Income, plus (e) amortization expense to the extent deducted in determining Net
Income, minus (f) non-cash gain or plus non-cash loss from the sale of assets, other than sales in the ordinary course of business but only to the extent added to or deducted in determining Net Income, provided that EBITDA shall not include any non-cash payment in 2007 as set forth and subject to the limitations set forth in the Fee Letter. Solely for purposes of Section 9.18B, "EBITDA" shall mean the sum, without duplication, of the following for any applicable period on a consolidated basis as determined in accordance with GAAP for NRF: (a) Net
Income, plus (b) interest expense on all indebtedness to the extent deducted in determining Net Income, plus (c) taxes on income to the extent deducted in determining Net Income, plus (d) depreciation expense to the extent deducted in determining Net Income, plus (e) amortization expense to the extent deducted in determining Net Income, minus (f) non-cash gain or plus non-cash loss from the sale of assets, other than sales in the ordinary course of business but only to the extent added to or deducted in determining Net Income.

     1.25B "Effective Date" shall mean the date, on or before February 28, 2007 on which all the conditions precedent set forth in Section 4.1 and, with respect to the Term B Loan, Section 4.2 are satisfied, as determined by Agent, or waived in writing by Agent.

     1.26 "Eligible Accounts" shall mean Accounts created by a Borrower that in each case satisfy the criteria set forth below as determined by Agent in good faith. In general, Borrowers' Accounts shall be Eligible Accounts if:

          (a) such Accounts arise from the actual and bona fide sale and delivery of goods by such Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

          (b) such Accounts are not unpaid more than one hundred twenty (120)
days after the date of the original invoice for them with the exception of any
Accounts owed by the following entities. to Borrowers that otherwise constitute
Eligible Accounts and are not unpaid more than one hundred fifty (150) days after the original invoice date with respect to such Account; Autozone, Inc.,
Advance Auto Parts, CSK Auto, Pep Boys, NAPA and Ozark O'Reilly;

          (c) such Accounts comply with the terms and conditions contained in
Section 7.2(b) of this Agreement;

          (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

          (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Agent's request, such Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Agent to perfect the security interests of
Agent in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Agent may request to enable Agent as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Agent's option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and payable only in the
United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent's agent and the issuer thereof, and such Borrower has complied with the terms of Section
5.2(f) hereof with respect to the assignment of the proceeds of such letter of credit to Agent or naming Agent as transferee beneficiary thereunder, as Agent may specify, or (ii) such Account is subject to credit insurance payable to
Agent issued by an insurer and on terms and in an amount acceptable to Agent, or
(iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine);

          (f) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon such Borrower's satisfactory

completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Agent shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Agent, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

          (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and is not owed or does not claim to be owed any amounts that may give rise to any right of setoff or recoupment against such
Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible
Accounts);

          (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

          (i) such Accounts are subject to the first priority, valid and perfected security interest of Agent and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to Agent between the holder of such security interest or lien and Agent;

          (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee, agent or other Affiliate of any Borrower or Guarantor directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

          (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Agent's request, the Federal Assignment of Claims Act of 1940, as amended or any similar
State or local law, if applicable, has been complied with in a manner satisfactory to Agent;

          (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

          (m) the aggregate amount of such Accounts owing by a single account debtor or its Affiliates to any Borrower or Borrowers (other than the account debtors referenced on Schedule 1.26(m) attached hereto, which Accounts owed by such account debtors shall not exceed the applicable percentages set forth on such Schedule) does not constitute more than twenty (20%) percent of the aggregate amount of all otherwise Eligible Accounts (but the portion of the
Accounts not in excess of the applicable percentages may be deemed Eligible
Accounts);

                                       10

          (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than one hundred twenty (120) days after the date of the original invoice for them which constitute more than fifty (50%) percent of the total
Accounts of such account debtor owed to Borrowers with the exception of any
Accounts owed by the following entities to Borrowers that otherwise constitute
Eligible Accounts and are not unpaid more than one hundred fifty (150) days after the original invoice date with respect to such Account: Autozone, Inc.,
Advance Auto Parts, CSK Auto, Pep Boys, NAPA and Ozark O'Reilly;

          (o) the account debtor with respect to such Accounts is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit such Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

          (p) such Accounts are owed by account debtors whose total indebtedness to such Borrower does not exceed the credit limit with respect to such account debtors as determined by such Borrower from time to time, to the extent such credit limit as to any account debtor is established consistent with the current practices of such Borrower as of the date hereof and such credit limit is acceptable to Agent (but the portion of such Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

          (q) such Accounts are owed by account debtors deemed creditworthy at all times by Agent in good faith.

Aftermarket Entities' Accounts shall not constitute Eligible Accounts. General criteria for Eligible Accounts may be established and revised from time to time by Agent in good faith to reflect events, conditions, contingencies or risks which, as determined by Agent, in good faith, affect or may affect all or any of
Borrowers' Accounts or the net amount thereof. Any Accounts that are not
Eligible Accounts shall nevertheless be part of the Collateral.

     1.27 "Eligible Inventory" shall mean, as to each Borrower, Inventory of such Borrower consisting of finished goods held for resale in the ordinary course of the business of such Borrower and raw materials for such finished goods, that in each case satisfy the criteria set forth below as determined by
Agent in good faith. In general, Eligible Inventory shall not include: (a)
work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in such Borrower's business; (f) Inventory at premises other than those owned and controlled by any Borrower except if Agent shall have received a
Collateral Access Agreement from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Agent; (g) Inventory subject to a security interest or lien in favor of any
Person other than Agent except those permitted in this Agreement that are subject to an intercreditor agreement in form and substance satisfactory to
Agent between the holder of such security interest or lien and Agent; (h) bill and hold goods; (i) unserviceable, obsolete or slow moving Inventory; (j)
Inventory that is not subject to the first priority, valid and perfected security interest of Agent; (k) returned (unless determined by Borrowers in accordance with their

                                       11

customary procedures and policies to be new, unused and in first quality condition and for which an appropriate stock adjustment to finished goods has been made on Borrowers' books), damaged and/or defective Inventory; (l)
Inventory purchased or sold on consignment, (m) Inventory located outside the
United States of America except for Borrowers' Inventory located in Canada provided that (i) such Inventory is not located in the Province of Quebec and
(ii) Agent has a first priority, valid and perfected security interest, lien and first ranking hypothec in such Inventory located in Canada, (n) capitalized expenses constituting Inventory and (o) any Inventory that is not Borrowers'
Inventory. General criteria for Eligible Inventory may be established and revised from time to time by Agent in good faith to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith, affect or may affect all or any of Borrowers' Inventory or the value thereof. Any
Inventory that is not Eligible Inventory shall nevertheless be part of the
Collateral.

     1.28 "Eligible Transferee" shall mean (a) any Lender; (b) the parent company of any Lender and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company; (c) any person
(whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor, and in each case is approved by Agent; and (d) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D under the Securities Act of 1933) approved by Agent, provided, that, (i) neither any Borrower nor any Guarantor or any Affiliate of any Borrower or Guarantor
shall qualify as an Eligible Transferee and (ii) no Person to whom any
Indebtedness which is in any way subordinated in right of payment to any other
Indebtedness of any Borrower or Guarantor shall qualify as an Eligible
Transferee, except as Agent may otherwise specifically agree.

     1.29 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits
(including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower or
Guarantor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws"
includes (i) the Federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act,
the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act,
the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of
1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal
Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal
Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water
Act of 1974,

                                       12

(ii) applicable state counterparts to such laws and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any
Hazardous Materials.

     1.30 "Equipment" shall mean, as to each Borrower and each Aftermarket
Entity, all of such Borrower's and such Aftermarket Entity's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

     1.31 "ERISA" shall mean the Employee Retirement Income Security Act of
1974, together with all rules, regulations and interpretations thereunder or related thereto.

     1.32 "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower, any Guarantor or any of its or their respective Subsidiaries under
Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

     1.33 "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a
Pension Plan, other than events as to which the requirement of notice has been waived in regulations by the Pension Benefit Guaranty Corporation; (b) the
adoption of any amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c)
a complete or partial withdrawal by any Borrower, Guarantor or any ERISA
Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of
ERISA, or the commencement of proceedings by the Pension Benefit Guaranty
Corporation to terminate a Pension Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the imposition of any liability under Title IV of ERISA, other than the Pension
Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower, Guarantor or any ERISA Affiliate in excess of
$250,000 and (g) any other event or condition with respect to a Pension Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA
Affiliate that could reasonably be expected to result in liability of any
Borrower in excess of $250,000.

     1.34 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

     1.35 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

     1.36 "Excess Availability" shall mean the amount, as determined by Agent, calculated at any time, equal to (a) the lesser of: (i) the amount of the
Revolving Loans available to Borrowers as of such time based on the applicable lending formulas multiplied by the Net Amount of Eligible Accounts and the Value
of Eligible Inventory, as determined by Agent, and

                                       13

subject to the sublimits and Reserves from time to time established by Agent hereunder, and (ii) the Revolving Loan Limit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose the then outstanding principal amount of the Term Loans), plus (ii)
the aggregate amount of all then outstanding and unpaid trade payables of
Borrowers which are more than ninety (90) days past due as of such time, plus
(iii) the amount of checks issued by Borrowers to pay trade payables, but not yet sent and the book overdraft of any Borrower.

     1.37 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

     1.38 Intentionally Omitted.

     1.39 Intentionally Omitted.

     1.40 "Fee Letter" shall mean the letter agreement, dated of even date herewith, by and among Borrowers, Guarantors and Agent, setting forth certain fees payable by Borrowers to Agent for the benefit of itself and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.41 "Financing Agreements" shall mean, collectively, this Agreement, the
Fee Letter, and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements, credit card processor agreements, Mortgages and all other agreements, documents and instruments now existing related to this Agreement and the Obligations or now or at any time hereafter executed and/or delivered by any
Borrower or Guarantor in connection with this Agreement, as the same now exist or may hereafter be amended, restated, supplemented and/or modified from time to time provided that, in no event shall the term "Financing Agreement" be deemed to include any Hedge Agreement or agreements with Bank Product Providers (other than the aforementioned agreements). This definition shall be supplemented by the provisions of Section 13.15 hereof.

     1.41A "Fixed Charges" shall mean, for any applicable period as determined in accordance with GAAP on a consolidated basis for Parent and its wholly owned
Subsidiaries, the amount equal to (without duplication): (a) the aggregate amount of interest, including payments in the nature of interest under Capital
Leases, paid or accrued by Parent and its wholly owned Subsidiaries (whether such interest is reflected as an item of expense or capitalized) on
Indebtedness, plus (b) the aggregate amount of all mandatory scheduled payments, prepayments and sinking fund payments, in each case with respect to principal paid or accrued by Parent and its wholly owned Subsidiaries in respect of
Indebtedness except for principal payments made on account of Revolving Loans
(with the exception of such payments made upon a permanent reduction in the
Revolving Loan Limit) plus (c) any dividends or distributions paid or payable by
Parent and its wholly owned Subsidiaries (other than dividends or distributions paid or payable from any such Subsidiary to Parent) plus (d) income taxes paid by Parent or its wholly owned Subsidiaries (without duplication).

     1.41B "Fixed Charge Coverage Ratio" shall mean, for any applicable period as determined in accordance with GAAP on a consolidated basis for Parent and its wholly owned

                                       14

Subsidiaries, the ratio of (a) EBITDA minus Capital Expenditures made in cash to
(b) Fixed Charges.

     1.42 "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that in which a Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each
State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     1.42A "Freight Forwarder's Agreement" shall mean a tri-party agreement in form and substance reasonably satisfactory to the Agent, among the Agent,
Borrower(s) and a freight forwarder, pursuant to which the freight forwarder acknowledges that it has control over and holds the documents evidencing ownership of the Inventory of the Borrower(s) for the benefit of Agent and agrees, upon notice from the Agent, to hold and dispose of the subject Inventory solely as directed by Agent.

     1.43 "Funding Bank" shall have the meaning given to such term in Section
3.3 hereof.

     1.44 "GAAP" shall mean generally accepted accounting principles in the
United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American
Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.17, 9.18, 9.18A, 9.18B and 9.18C hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered to Agent prior to the date hereof.

     1.44A "Good Faith" or "good faith" shall have the meaning given such term in the Uniform Commercial Code as in effect from time to time in the
Commonwealth of Massachusetts.

     1.45 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     1.46 "Guarantors" shall mean, collectively, the following (together with their respective successors and assigns):(a) Aftermarket Delaware Corporation, a
Delaware corporation; and (b) Aftermarket LLC, a Delaware limited liability company; and (c) any other Person that at any time after the date hereof becomes party to a guarantee in favor of Agent or any Lender or otherwise liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (other than Borrowers); each sometimes being referred to herein individually as a "Guarantor".

     1.47 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides

                                       15

and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

     1.47A "Hedge Agreement" shall mean an agreement between any Borrower or
Guarantor and a Bank Product Provider that is a rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement rate, floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing or a master agreement for any of the foregoing together with all supplements thereto) for the purpose of protecting against or managing exposure to fluctuations in interest or exchange rates, currency valuations or commodity prices; sometimes being collectively referred to herein as "Hedge Agreements". Solely for purposes of Section 9.9(h) hereof,
"Hedge Agreement" shall mean an agreement between any Borrower or Guarantor and a financial institution other than a Bank Product Provider that is a rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement rate, floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing or a master agreement for any of the foregoing together with all supplements thereto)
for the purpose of protecting against or managing exposure to fluctuations in interest or exchange rates, currency valuations or commodity prices.

     1.48 "Indebtedness" shall mean, with respect to any Person, any liability, whether or not contingent, (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (other than an account payable to a trade creditor (whether or not an Affiliate) incurred in the ordinary course of business of such Person and payable in accordance with customary trade practices); (c) all obligations as lessee under leases which have been, or should be, in accordance with GAAP recorded as Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any
Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such
Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such

                                       16

obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values; (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments; (j) indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such
Person is liable therefor as a result of such Person's ownership interest in such entity, except to the extent that the terms of such indebtedness expressly provide that such Person is not liable therefor or such Person has no liability therefor as a matter of law and (k) the principal and interest portions of all rental obligations of such Person under any synthetic lease or similar off-balance sheet financing where such transaction is considered to be borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP. Solely for purposes of calculating the financial covenants set forth in Sections 9.17, 9.18 and 9.18A of this Agreement, Indebtedness shall not include any intercompany Indebtedness between Proliance and any of its
Subsidiaries or between any of Proliance's Subsidiaries.

     1.49 "Information Certificate" shall mean, collectively, the Information
Certificates of Borrowers, Aftermarket, ADC and NRF constituting Exhibit B hereto containing material information with respect to Borrowers, Aftermarket,
ADC and NRF, their respective businesses and assets provided by or on behalf of
Borrowers, Aftermarket, ADC and NRF to Agent in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

     1.49A. "Initial Loan Agreement" shall mean that certain Loan and Security
Agreement dated as of January 4, 2001 by and between Wachovia Capital Finance
Corporation (New England) (f/k/a Congress Financial Corporation (New England)),
Proliance International, Inc. (f/k/a Transpro, Inc.) and Ready Aire, Inc. (f/k/a
Evap, Inc.) and all amendments thereto.

     1.50 "Intellectual Property" shall mean, as to each Borrower and each
Aftermarket Entity, such Borrower's and such Aftermarket Entity's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright applications, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing and all applications, registrations and recordings relating to any of the foregoing as may be filed in the United States Copyright
Office, the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other country or jurisdiction, together with all rights and privileges arising under applicable law with respect to any Borrower's or any
Aftermarket Entity's use of any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or servicemark, or the license of any trademark or servicemark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name

                                       17

registration; software and contract rights relating to computer software programs, in whatever form created or maintained.

     1.51 "Interest Period" shall mean for any Revolving Loan or Term A Loan constituting a Eurodollar Rate Loan, a period of approximately one (1), two (2), three (3), or six (6) months duration as any Borrower (or Administrative
Borrower on behalf of such Borrower) may elect, the exact duration to be determined in accordance with the customary practice in the applicable
Eurodollar Rate market; provided, that, such Borrower (or Administrative
Borrower on behalf of such Borrower) may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

     1.52 "Interest Rate" shall mean,

          (a) Subject to clause (c) of this definition below, with respect to the Revolving Loans and the Term A Loan:

               (i) as to Prime Rate Loans, a rate equal to the Prime Rate,

               (ii) as to Eurodollar Rate Loans constituting Revolving Loans or
Term A Loans, a rate equal the Applicable Eurodollar Margin plus the Adjusted
Eurodollar Rate (in each case, based on the London Interbank Offered Rate applicable for the Interest Period selected by a Borrower, or by Administrative
Borrower on behalf of such Borrower, as in effect three (3) Business Days prior to the commencement of the Interest Period, whether such rate is higher or lower than any rate previously quoted to any Borrower).

          (b) Subject to clause (c) of this definition below, with respect to the Term B Loan, a rate equal to three and one quarter percent (3.25%) plus the
Adjusted Eurodollar Rate (in each case, based on the London Interbank Offered
Rate (applicable to the Term B Loan) in effect from time to time, whether such rate is higher or lower than any rate previously quoted to any Borrower).

          (c) Notwithstanding anything to the contrary contained in clause (a)
or (b) of this definition, subject to the provisions set forth in the Fee
Letter, the Interest Rate shall mean the rate of three (3%) percent per annum in excess of the rate then in effect with respect to Prime Rate Loans and the rate of three (3%) percent per annum in excess of the rate then in effect with respect to Eurodollar Rate Loans, at Agent's option, without notice, (i) either
(A) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (B) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Agent and (ii) on the Revolving Loans to
Borrowers at any time outstanding in excess of the Borrowing Base or the
Revolving Loan Limit (whether or not such excess(es) arise or are made with or without Agent's or any Lender's knowledge or consent and whether made before or after an Event of Default provided that if such excess is the sole and direct result of an adjustment made by Agent to the criteria for Eligible Accounts or
Eligible Inventory or to Reserves, the higher rate of interest provided in this subsection (c) shall not go into effect until ten (10) days after such adjustment by Agent became effective and provided that Borrowers shall not have eliminated such excess within such ten (10) day period).

                                       18

     1.53 "Inventory" shall mean, as to each Borrower and each Aftermarket
Entity, all of such Borrower's and such Aftermarket Entity's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower or such Aftermarket Entity as lessor; (b) are held by such
Borrower or such Aftermarket Entity for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower or such Aftermarket
Entity under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

     1.54 "Inventory Loan Limit" shall mean the following amounts during the following time periods:

                Time Period                 Inventory Loan Limit
January 1, 2007 through March 31, 2007           $44,000,000
April 1, 2007 through June 30, 2007              $46,000,000
July 1, 2007 through September 30, 2007          $44,000,000
October 1, 2007 through December 31, 2007        $41,000,000

     The Agent, Lenders and Borrowers shall use good faith efforts to agree to an Inventory Loan Limit for each fiscal quarter of 2008 as soon as possible after Borrowers deliver their 2008 Annual Plan to Agent provided that, commencing on January 1, 2008, until Agent, Required Lenders and Borrowers agree to Inventory Loan Limits based on such Annual Plan for the fiscal quarters of
2008, the Inventory Loan Limit for each of such quarters shall be $41,000,000.
The Agent, Lenders and Borrowers shall use good faith efforts to agree to an
Inventory Loan Limit for each of the first three quarters of 2009 as soon as possible after Borrowers deliver their 2009 Annual Plan to Agent provided that, commencing on January 1, 2009, until Agent, Required Lenders and Borrowers agree to Inventory Loan Limits based on such Annual Plan for the first three quarters of 2009, the Inventory Loan Limit for each of such quarters shall be
$41,000,000.

     1.55 "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance reasonably satisfactory to Agent, by and among
Agent, any Borrower or any Aftermarket Entity (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower or such
Aftermarket Entity acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent, that it will comply with entitlement orders originated by Agent with

                                       19

respect to such investment property, or other instructions of Agent, and has such other terms and conditions as Agent may reasonably require.

     1.56 "Lenders" shall mean the financial institutions who are signatories hereto as Lenders and other persons made a party to this Agreement as a Lender in accordance with Section 13.7 hereof, and their respective successors and assigns; each sometimes being referred to herein individually as a "Lender".

     1.57 "Letter of Credit Documents" shall mean, with respect to any Letter of
Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk or (b) any collateral security for such obligations.

     1.58 "Letter of Credit Limit" shall mean $15,000,000.

     1.59 "Letter of Credit Obligations" shall mean, at any time, the sum of (a)
the aggregate undrawn amount of all Letters of Credit outstanding at such time, plus (b) the aggregate amount of all drawings under Letters of Credit for which the issuer thereof has not at such time been reimbursed, plus (c) without duplication, the aggregate amount of all payments made by each Lender to the issuer with respect to such Lender's participation in Letters of Credit as provided in Section 2.2 for which Borrowers have not at such time reimbursed the
Lenders, whether by way of a Revolving Loan or otherwise.

     1.60 "Letters of Credit" shall mean all letters of credit (whether documentary or stand-by and whether for the purchase of inventory, equipment or otherwise) issued by an issuer for the account of any Borrower pursuant to this
Agreement and the Initial Loan Agreement, and all amendments, renewals, extensions or replacements thereof. The issuer of the Letters of Credit shall be, and all references to such issuer herein shall mean, Wachovia Bank, National
Association and its successors and assigns or such other bank as Agent, in consultation with Borrowers, may from time to time designate.

     1.60A 'Letter of Credit Fee Rate' shall mean a per annum rate equal to the
Applicable Eurodollar Margin then in effect. The Applicable Eurodollar Margin shall be adjusted quarterly in accordance with the provisions set forth in the definition of 'Applicable Eurodollar Margin' set forth herein.

     1.61 "License Agreements" shall have the meaning set forth in Section 8.11 hereof.

     1.62 Intentionally Omitted.

     1.63 "Loans" shall mean, collectively, the Revolving Loans and the Term
Loans.

     1.64 "London Interbank Offered Rate" shall mean, (i) with respect to any
Eurodollar Rate Loan for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%)
appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at

                                       20

approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period;
provided, that, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates and (ii) with respect to the Term B Loan, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S.
Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of each month provided that such rate on such day shall constitute the London Interbank Offered Rate applicable to the Term B Loan for the immediately following month; provided, that, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London
Interbank Offered Rate" shall mean, (i) with respect to Revolving Loans and Term
A Loan constituting a Eurodollar Rate Loan, for the Interest Period applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M.
(London time) two (2) Business Days prior to the first day of such Interest
Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates and (ii) with respect to Term B
Loan, for the month applicable thereto, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen
LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two (2) Business Days prior to the first day of such month; provided, however, if more than one rate is specified on
Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

     1.65 "Material Adverse Effect" shall mean a material adverse effect on (a)
the financial condition, business, property or operations of Borrowers; (b) the legality, validity or enforceability of this Agreement or any of the other
Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent upon the Collateral; (d)
the Collateral or its value; (e) the ability of any Borrower to repay the
Obligations or of any Borrower or any Aftermarket Entity to perform its obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (f) the ability of Agent or any Lender to enforce the
Obligations or realize upon the Collateral or any other assets of the Borrowers and/or Aftermarket Entities with respect to the rights and remedies of Agent and
Lenders under this Agreement or any of the other Financing Agreements.

     1.66 "Material Contract" shall mean (a) any contract or other agreement
(other than the Financing Agreements), written or oral, of any Borrower or any
Aftermarket Entity involving monetary liability of or to any Person in an amount in excess of $250,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which any Borrower or any Aftermarket Entity is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a Material Adverse Effect.

     1.67 "Maximum Credit" shall mean the amount of $88,000,000.

                                       21

     1.68 "Mortgages" shall mean, individually and collectively, each of the following (as the same now exist, as amended, or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the
Mortgage and Security Agreement, dated as of November 14, 2005 by Parent in favor of Wachovia with respect to the Real Property and related assets of such
Borrower located in Emporia, Kansas, as amended by that certain First Amendment to Mortgage and Security Agreement dated as of even date hereof, in form and substance satisfactory to Agent, and as further amended, restated, supplemented and/or modified from time to time hereafter, (b) the Deed of Trust, dated as of even date hereof by Parent in favor of Agent with respect to the Real Property and related assets of such Borrower located in Laredo, Texas, in form and substance satisfactory to Agent, as amended, restated, supplemented and/or modified from time to time, (c) the Mortgage and Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated on or about the date hereof by
Parent in favor of Agent with respect to the Real Property and related assets of such Borrower located at 5721 Progress Road, Indianapolis, Indiana, in form and substance satisfactory to Agent, as amended, restated, supplemented and/or modified from time to time and (d) all other mortgages, deeds of trust or similar instruments granted by any Borrower and/or any Aftermarket Entity to
Agent to secure the Obligations in accordance with the provisions hereof.

     1.69 "Multiemployer Plan" shall mean a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower,
Guarantor or any ERISA Affiliate or with respect to which any Borrower,
Guarantor or any ERISA Affiliate may incur any liability.

     1.69A "Net Amount of Eligible Accounts" shall mean the gross amount of
Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

     1.69B "Net Income" shall mean the net income (or loss) of Proliance and its wholly owned Subsidiaries on a consolidated basis as determined in accordance with GAAP. Solely for purposes of Section 9.18B of this Agreement (and with respect to determining the "EBITDA" of NRF), "Net Income" shall mean the net income (or loss) of NRF on a consolidated basis as determined in accordance with
GAAP.

     1.70 "NRF" shall mean Nederlandse Radiateuren Fabriek B.V.

     1.70A "NRF (London)" shall mean NRF (United Kingdom) Ltd.

     1.71 "Obligations" shall mean (a) any and all Loans, Letter of Credit
Obligations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers and Aftermarket
Entities to Agent or any Lender and/or any of their Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements or on account of any
Letter of Credit and all other Letter of Credit Obligations or in connection with any other transactions contemplated hereunder,

                                       22

whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Borrower or such Aftermarket
Entity under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured. This definition shall be supplemented by the provisions of Section 13.15 hereof and (b) for purposes only of Section 5.1 hereof, and subject to the priority in right of payment set forth in Section 6.4 hereof, all obligations, liabilities and indebtedness of every kind, nature and description owing by any or all Borrowers or Guarantors to
Agent or any Bank Product Provider arising under or pursuant to any Bank
Products, whether now existing or hereafter arising, provided, that, (i) as to any such obligations, liabilities and indebtedness arising under or pursuant to a Hedge Agreement, the same shall only be included within the Obligations if upon Agent's request, Agent shall have entered into an agreement, in form and substance satisfactory to Agent, with the Bank Product Provider that is a counterparty to such Hedge Agreement, as acknowledged and agreed to by Borrowers and Guarantors, providing for the delivery to Agent by such counterparty of information with respect to the amount of such obligations and providing for the other rights of Agent and such Bank Product Provider in connection with such arrangements, (ii) any Bank Product Provider, other than Agent and its
Affiliates, shall have delivered written notice to Agent that (A) such Bank
Product Provider has entered into a transaction to provide Bank Products to
Borrowers and/or Guarantors, as applicable, and (B) the obligations arising pursuant to such Bank Products provided to such Borrowers and/or Guarantors constitute Obligations entitled to the benefits of the security interest of
Agent granted hereunder, and Agent shall have accepted such notice in writing and (iii) in no event shall any Bank Product Provider to whom such obligations, liabilities or indebtedness are owing be deemed a Lender for purposes hereof to the extent of and as to such obligations, liabilities or indebtedness other than for purposes of Section 5.1 hereof and in no event shall the approval of any such person be required in connection with the release or termination of any security interest or lien of Agent and/or Lenders.

     1.72 "Other Taxes" shall have the meaning given to such term in Section 6.5 hereof.

     1.73 "Parent" shall mean Proliance International, Inc., a Delaware corporation, and its successors and assigns.

     1.74 "Participant" shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans and
Letters of Credit in conformity with the provisions of Section 13.7 of this
Agreement governing participations.

     1.75 Intentionally Omitted.

     1.75A "Permits" shall have the meaning given to such term in Section 8.7(b)
hereof.

     1.76 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint

                                       23

stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.77 "Pension Plan" shall mean a pension plan (as defined in Section 3(2)
of ERISA) subject to Title IV of ERISA which any Borrower or Guarantor sponsors, maintains, or to which any Borrower, Guarantor or ERISA Affiliate makes, is making, or is obligated to make contributions, other than a Multiemployer Plan.

     1.78 "Plan" shall mean an employee benefit plan (as defined in Section 3(3)
of ERISA) which any Borrower or Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a
Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years or with respect to which any Borrower or Guarantor may incur liability.

     1.78A "Post Closing Letter" shall mean that certain Post Closing Letter dated as of even date hereof by and between Agent, Borrowers and Aftermarket
Entities.

     1.79 "Prime Rate" shall mean the rate from time to time publicly announced by Wachovia Bank, National Association, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

     1.80 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

     1.80A "Proliance" shall mean Proliance International, Inc., a Delaware corporation, and its successors and assigns.

     1.81 "Pro Rata Share" shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender's Commitment and the denominator of which is the aggregate amount of all of the Commitments of
Lenders, as adjusted from time to time in accordance with the provisions of
Section 13.7 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and its interest in the Letters of Credit and the denominator shall be the aggregate amount of all unpaid Loans and Letters of Credit.

     1.81A "RA" shall mean Ready Aire, Inc., a Texas corporation, and its successors and assigns.

     1.82 "Real Property" shall mean all now owned and hereafter acquired real property of each Borrower and each Aftermarket Entity, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including the real property and related assets more particularly described in the Mortgages.

     1.83 "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of each Borrower and each Aftermarket Entity: (a)
all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of such Borrower

                                       24

or such Aftermarket Entity; (d) letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to any Borrower or any Aftermarket Entity or otherwise in favor of or delivered to any Borrower or any Aftermarket Entity in connection with any Account; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to any Borrower or any
Aftermarket Entity, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by any Borrower or any Aftermarket Entity or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Borrower or any
Aftermarket Entity) or otherwise associated with any Accounts, Inventory or general intangibles of any Borrower or any Aftermarket Entity (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower or any Aftermarket
Entity in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower or any Aftermarket Entity from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any
Borrower or any Aftermarket Entity is a beneficiary).

     1.84 "Records" shall mean, as to each Borrower and each Aftermarket Entity, all of such Borrower's and such Aftermarket Entity's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower or any Aftermarket
Entity with respect to the foregoing maintained with or by any other person).

     1.85 Intentionally Omitted.

     1.86 "Renewal Date" shall have the meaning set forth in Section 13.1 hereof.

     1.87 "Register" shall have the meaning set forth in Section 13.7 hereof.

     1.88 "Required Lenders" shall mean, at any time, those Lenders whose Pro
Rata Shares aggregate sixty-six and two-thirds (66 2/3%) percent or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least sixty-six and two-thirds (66 2/3%)
percent of the then outstanding Obligations are owing.

     1.89 "Reserves" shall mean as of any date of determination, such amounts as
Agent may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letters of Credit which would otherwise be available to any Borrower under the lending formula(s) provided for herein
(without duplication with respect to any adjustments made to the lending formula in accordance with the definition of "Borrowing Base"): (a) to reflect events, conditions, contingencies or risks which, as determined by Agent in good faith,

                                       25

adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the
Obligations, its value or the amount that might be received by Agent from the sale or other disposition or realization upon such Collateral, or (ii) the assets, business or prospects of any Borrower or Guarantor or (iii) the security interests and other rights of Agent or any Lender in the Collateral (including the enforceability, perfection and priority thereof), (b) to reflect Agent's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or Guarantor to Agent is or may have been incomplete, inaccurate or misleading in any material respect, (c) to reflect outstanding Letters of Credit as provided in Section 2.2 hereof, (d) in respect of any state of facts which Agent determines in good faith constitutes a Default or an Event of Default or (e) to reflect amounts which the Borrowers' credit card processor is permitted to debit from Borrowers' deposit accounts for its fees, expenses, charges and other costs. Without limiting the generality of the foregoing, Reserves may, at Agent's option, be established to reflect: dilution with respect to the Accounts (based on the ratio of the aggregate amount of non-cash reductions in Accounts for any period to the aggregate dollar amount of the sales of such Borrower for such period) as calculated by Agent for any period is or is reasonably anticipated to be greater than five (5%) percent;
that the orderly liquidation value of the Equipment or fair market value of any of the Real Property as set forth in the most recent acceptable appraisals received by Agent with respect thereto has declined so that the then outstanding principal amount of the Term Loans is greater than such percentage with respect to such appraised values as Agent used in establishing the original principal amount of the Term Loans multiplied by such appraised values; returns, discounts, claims, credits and allowances of any nature that are not paid pursuant to the reduction of Accounts; sales, excise or similar taxes included in the amount of any Accounts reported to Agent; a change in the turnover, age or mix of the categories of Inventory that adversely affects the aggregate value of all Inventory; amounts due or to become due to owners and lessors of premises where any Collateral is located, other than for those locations where Agent has received a Collateral Access Agreement that Agent has accepted in writing;
obligations, liabilities or indebtedness (contingent or otherwise) of Borrowers or Guarantors to Agent or any other Bank Product Provider arising under in connection with any Bank Products or as Agent or such other Bank Product
Provider may otherwise require in connection therewith to the extent that such obligations, liabilities or indebtedness constitute Obligations as such term is defined herein or otherwise receive the benefit of the security interest of
Agent in any Collateral. The amount of any Reserve established by Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Agent in good faith and to the extent that such Reserve is in respect of amounts that may be payable to third parties Agent may, at its option, deduct such Reserve from the Revolving Loan
Limit, at any time that such limit is less than the amount of the Borrowing
Base.

     1.90 "Revolving Loan Limit" shall mean the amount equal to $88,000,000.00 less the principal amount of the Term Loans outstanding from time to time.

     1.91 "Revolving Loans" shall mean the loans now or hereafter made by or on behalf of any Lender or by Agent for the account of any Lender on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

     1.92 "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to

                                       26

believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation
(and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

     1.93 "Special Agent Advances" shall have the meaning set forth in Section
12.11 hereof.

     1.94 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital
Stock or other interests entitled to vote in the election of the board of directors of such corporation, managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

     1.94A "Term A Loans" shall mean, collectively, the term loans made by or on behalf of Lenders to Borrowers as provided for in Section 2.3(a) and Section
2.3(c) hereof; sometimes being referred to herein individually as a "Term A
Loan".

     1.94B "Term A Promissory Note" shall have the meaning set forth in Section
2.3(a) hereof.

     1.94C "Term B Loans" shall mean, collectively, the term loans made by or on behalf of Lenders to Borrowers as provided for in Section 2.3(b) hereof;
sometimes being referred to herein individually as a "Term B Loan".

     1.94D "Term B Promissory Note" shall mean that certain Term B Promissory
Note dated as of even date hereof issued by Borrowers to Agent, for the benefit of Lenders, in the original principal amount of $8,000,000.

     1.95 "Term Loans" shall mean, collectively, the Term A Loans and the Term B
Loans made by or on behalf of Lenders to Borrowers as provided for in Section
2.3 hereof; sometimes being referred to herein individually as a "Term Loan".

     1.96 "UCC" shall mean the Uniform Commercial Code as in effect in the
Commonwealth of Massachusetts, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform
Commercial Code as in effect in the Commonwealth of Massachusetts on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine).

                                       27

     1.97 "Value" shall mean, as determined by Agent in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in first-out basis in accordance with GAAP or (b) market value, provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to any Borrower or any Aftermarket Entity or
(B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Agent prior to the date hereof, if any.

     1.98 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into
Capital Stock of such Person described in clause (a) of this definition.

     1.99 "Wachovia" shall mean Wachovia Capital Finance Corporation (New
England), a Massachusetts corporation, in its individual capacity, and its successors and assigns.

SECTION 2. CREDIT FACILITIES

     2.1 Loans.

          (a) Subject to and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to make its Pro Rata Share of
Revolving Loans to Borrowers from time to time in amounts requested by Borrowers
(or Administrative Borrower on behalf of Borrowers) up to the aggregate amount outstanding for all Lenders at any time equal to the lesser of: (i) the
Borrowing Base at such time or (ii) the Revolving Loan Limit at such time.

          (b) Except in Agent's discretion, with the consent of all Lenders, or as otherwise provided herein, (i) the aggregate amount of the Loans and the
Letter of Credit Obligations outstanding at any time shall not exceed the
Maximum Credit, (ii) the aggregate principal amount of the Revolving Loans and
Letter of Credit Obligations outstanding at any time to Borrowers shall not exceed the Borrowing Base or the Revolving Loan Limit and (iii) the aggregate principal amount of the Revolving Loans outstanding to Borrowers based on the
Eligible Inventory of Borrowers shall not exceed the Inventory Loan Limit.

          (c) In the event that (i) the aggregate amount of the Loans and the
Letter of Credit Obligations outstanding at any time exceed the Maximum Credit, or (ii) except as otherwise provided herein, the aggregate principal amount of the Revolving Loans and Letter of Credit Obligations outstanding to Borrowers exceeds the Borrowing Base or the Revolving Loan Limit, or (iii) the aggregate principal amount of Revolving Loans and Letter of Credit Obligations based on the Eligible Inventory of Borrowers exceeds the Inventory Loan Limit, such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and Borrowers shall, upon demand by Agent, which may be made at any

                                       28

time or from time to time, immediately repay to Agent the entire amount of any such excess(es) for which payment is demanded.

     2.2 Letters of Credit.

          (a) Subject to and upon the terms and conditions contained herein and in the Letter of Credit Documents, at the request of a Borrower (or
Administrative Borrower on behalf of such Borrower), Agent agrees to provide or arrange for the account of such Borrower one or more Letters of Credit, for the ratable risk of each Lender according to its Pro Rata Share, containing terms and conditions acceptable to Agent and the issuer thereof.

          (b) The Borrower requesting such Letter of Credit (or Administrative
Borrower on behalf of such Borrower) shall give Agent three (3) Business Days'
prior written notice of such Borrower's request for the issuance of a Letter of
Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day and in no event shall be a date less than ten (10) days prior to the end of the then current term of this Agreement) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day and shall not be more than one year from the date of issuance), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The
Borrower requesting the Letter of Credit (or Administrative Borrower on behalf of such Borrower) shall attach to such notice the proposed terms of the Letter of Credit. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of
Credit hereunder.

          (c) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent: (i) the Borrower requesting such Letter of Credit (or
Administrative Borrower on behalf of such Borrower) shall have delivered to the proposed issuer of such Letter of Credit at such times and in such manner as such proposed issuer may require, an application, in form and substance satisfactory to such proposed issuer and Agent, for the issuance of the Letter of Credit and such other Letter of Credit Documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to Agent and such proposed issuer; (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed
Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of
Credit refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit; (iii) after giving effect to the issuance of such
Letter of Credit, the Letter of Credit Obligations shall not exceed the Letter of Credit Limit; and (iv) the Excess Availability, prior to giving effect to any
Reserves with respect to such Letter of Credit, on the date of the proposed issuance of any Letter of Credit, shall be equal to or greater than: (A) if the proposed Letter of Credit is for the purpose of purchasing Eligible

                                       29

Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of (1) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Borrowing Base multiplied by the Value of such
Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Agent estimates must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower's locations for Eligible Inventory within the
United States of America and (B) if the proposed Letter of Credit is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the Letter of Credit Obligations with respect thereto. Effective on the issuance of each Letter of Credit, a
Reserve shall be established in the applicable amount set forth in Section
2.2(c)(iv)(A) or Section 2.2(c)(iv)(B).

          (d) Except in Agent's discretion, with the consent of all Lenders, the amount of all outstanding Letter of Credit Obligations shall not at any time exceed the Letter of Credit Limit.

          (e) Borrowers shall reimburse immediately the issuer of a Letter of
Credit for any draw under any Letter of Credit issued for the account of any
Borrower by such issuer and pay such issuer the amount of all other charges and fees payable to issuer in connection with any Letter of Credit issued for the account of any Borrower immediately when due, irrespective of any claim, setoff, defense or other right which any Borrower may have at any time against the issuer or any other Person. Each drawing under any Letter of Credit or other amount payable in connection therewith when due shall constitute a request by the Borrowers to Agent for a Prime Rate Loan in the amount of such drawing or other amount then due and shall be made by Agent on behalf of Lenders as a
Revolving Loan (or Special Agent Advance, as the case may be). The date of such
Loan shall be the date of the drawing or as to other amounts, the due date therefor. Any payments made by or on behalf of Agent or any Lender to an issuer and/or related parties in connection with any Letter of Credit shall constitute additional Revolving Loans to Borrowers pursuant to this Section 2 (or Special
Agent Advances as the case may be).

          (f) Borrowers and Aftermarket Entities shall indemnify and hold Agent and Lenders and their officers, employees, directors, agents, affiliates, and their respective successors and assigns harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any
Lender may suffer or incur in connection with any Letter of Credit and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit, except for such losses, claims, damages, liabilities, costs or expenses that are a direct result of the gross negligence or wilful misconduct of Agent or any Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction.
Each Borrower and Aftermarket Entity assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit and for such purposes the drawer or beneficiary shall be deemed such Borrower's agent.
Each Borrower and Aftermarket Entity assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit or any documents, drafts or acceptances thereunder. Each Borrower and Aftermarket Entity hereby releases and holds Agent and Lenders and their officers, employees, directors, agents, affiliates, and their respective successors and assigns harmless from and against any acts, waivers, errors, delays or omissions

                                       30

with respect to or relating to any Letter of Credit, except for the gross negligence or wilful misconduct of Agent or any Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination of this Agreement.

          (g) In connection with Inventory purchased pursuant to any Letter of
Credit, Borrowers and Aftermarket Entities shall, at Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which
Agent holds a security interest that upon Agent's request, such items are to be delivered to Agent and/or subject to Agent's order, and if they shall come into such Borrower's or such Aftermarket Entity's possession, to deliver them, upon
Agent's request, to Agent in their original form. Except as otherwise provided herein, Agent shall not exercise such right to request such items so long as no
Default or Event of Default shall exist or have occurred and be continuing.
Except as Agent may otherwise specify, Borrowers and Aftermarket Entities shall designate Agent or the issuer of the Letter of Credit related thereto, as the consignee on all bills of lading and other negotiable and non-negotiable documents provided that, prior to the occurrence and continuation of an Event of
Default, the Value of the Inventory (other than Eligible Inventory, to the extent Agent agrees after the date hereof that in transit Inventory may constitute Eligible Inventory) covered by such bills of lading and other negotiable and non-negotiable documents exceeds $250,000.

          (h) Each Borrower and each Aftermarket Entity hereby irrevocably authorizes and directs any issuer of a Letter of Credit to name such Borrower or such Aftermarket Entity as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the Letter of Credit Documents with respect thereto. Nothing contained herein shall be deemed or construed to grant any
Borrower or Guarantor any right or authority to pledge the credit of Agent or any Lender in any manner. Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit provided by an issuer unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit. Borrowers and
Guarantors shall be bound by any reasonable interpretation made in good faith by
Agent, or any other issuer or correspondent under or in connection with any
Letter of Credit or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower or Guarantor.

          (i) Immediately upon the issuance or amendment of any Letter of
Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender's Pro Rata Share of the liability with respect to such Letter of Credit and the obligations of Borrowers with respect thereto (including all Letter of Credit Obligations with respect thereto). Each Lender shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the issuer of any such Letter of Credit therefor and discharge when due, its Pro Rata Share of all of such obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the issuer has not been reimbursed or otherwise paid as required hereunder or

                                       31

under any such Letter of Credit, each such Lender shall pay to the issuer its
Pro Rata Share of such unreimbursed drawing or other amounts then due to issuer in connection therewith.

          (j) The obligations of Borrowers to pay each Letter of Credit
Obligations and the obligations of Lenders to make payments to Agent for the account of any issuer with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances, whatsoever, notwithstanding the occurrence or continuance of any Default, Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event or circumstance. If such amount is not made available by a Lender when due, Agent shall be entitled to recover such amount on demand from such Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Agent at the interest rate then payable by any
Borrower in respect of Loans that are Prime Rate Loans. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers to reimburse the issuer under any Letter of Credit or make any other payment in connection therewith.

          (k) Any rights, remedies, duties or obligations granted or undertaken by any Borrower to any issuer or correspondent in any application for any Letter of Credit, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit, shall be deemed to have been granted or undertaken by such Borrower to Agent. Any duties or obligations undertaken by
Agent to any issuer or correspondent in any application for any Letter of
Credit, or any other agreement by Agent in favor of any issuer or correspondent relating to any Letter of Credit, shall be deemed to have been undertaken by
Borrowers to Agent and to apply in all respects to Borrowers.

     2.3 Term Loans.

          (a) Term A Loan. The existing "Term Loan" under the Initial Loan
Agreement is amended, restated and replaced by the Term A Loan hereunder and, in connection herewith, Wachovia has assigned all but its Pro Rata Share of the
Term A Loan to the other Lenders party hereto and the Third Amended and Restated
Term A Note dated as of July 21, 2005 issued in the original principal amount of
One Million Seven Hundred Thousand Dollars ($1,700,000) is amended, restated and replaced by that certain Fourth Amended and Restated Term A Note dated as of even date hereof issued by Borrowers to Agent, for the benefit of Lenders, in the original principal amount of One Million One Hundred Ninety Thousand Dollars and 06/100 ($1,190,000.06) ("Term A Promissory Note"). The Term A Loan (a) shall be repaid, together with interest and other amounts, in accordance with this
Agreement, the Term A Promissory Note, and the other Financing Agreements, and
(b) shall be secured by all the Collateral. The principal amount of the Term A
Loan shall be repaid in thirty (30) consecutive monthly installments (or earlier as provided herein) payable on the first day of each month commencing on March
1, 2007 (with the exception of the last such payment which shall be payable on
July 21, 2009 (unless payable sooner in accordance with the provisions hereof)), of which, the first twenty-nine (29) installments shall each be in the amount of
$28,333.33 (or in the event that an additional Term A Loan is made in accordance with Section 2.3(c) hereof, such larger amount in accordance with Section
2.3(c)) and the last installment shall be due on July 21, 2009 and shall be in the amount of the entire unpaid balance of the Term A Loan provided that if the term of this Agreement is renewed beyond July 21, 2009 in accordance with the provisions hereof, the

                                       32

Borrowers shall continue to pay monthly installments of principal on account of the Term A Loan on the first day of each month, in arrears, during such term, each, in an amount equal to $28,333.33 (or in the event that an additional Term
A Loan is made in accordance with Section 2.3(c) hereof, such larger amount in accordance with Section 2.3(c)) until the earlier to occur of (i) the end of the term of this Agreement then in effect provided that such term is not renewed in accordance with the provisions hereof (in which case, all amounts outstanding under the Term A Loan shall be payable on such date) or (ii) the payment in full in immediately available funds of the Term A Loan.

          (b) Term B Loan. Subject to and upon the terms and conditions contained herein, each Lender severally (and not jointly) agrees to make Term B
Loan in an amount equal to its Pro Rata Share of the aggregate original principal amount of the Term B Loan of $8,000,000 to Borrowers. The Term B Loan
is (i) evidenced by the Term B Promissory Note in the original principal amount of Eight Million Dollars ($8,000,000) duly executed and delivered by the
Borrowers to Agent, on behalf of Lenders, concurrently herewith; (ii) to be repaid, together with interest and other amounts, in accordance with this
Agreement, the Term B Promissory Note, and the other Financing Agreements and
(iii) secured by all of the Collateral. The principal amount of the Term B Loans shall be repaid in twenty-three (23) consecutive monthly installments (or earlier as provided herein) payable on the first day of each month commencing
October 1, 2007 (with the exception of the last such payment which shall be payable upon the July 21, 2009 (unless payable sooner in accordance with the provisions hereof)), of which the first twenty-two (22) installments shall each be in the amount of $166,666.66 (or, in the event of a permitted prepayment of the Term B Loan under Sections 2.3(c), 6.4(b) and/or 9.9(k) hereof, such lesser amount in accordance with such Sections) and the last installment shall be in the amount of the entire unpaid balance of such Term B Loan and shall be payable on July 21, 2009 provided that if the term of this Agreement is renewed beyond
July 21, 2009 in accordance with the provisions hereof, the Borrowers shall continue to pay monthly installments of principal on account of the Term B Loan on the first day of each month, in arrears, during such term, each, in an amount equal to $166,666.66 (or, in the event of a permitted prepayment of the Term B
Loan under Sections 2.3(c), 6.4(b) and/or 9.9(k) hereof, such lesser amount in accordance with such Sections) until the earlier to occur of (i) the end of the term of this Agreement then in effect provided that such term is not renewed in accordance with the provisions hereof (in which case, all amounts outstanding under the Term B Loan shall be payable on such date) or (ii) the payment in full in immediately available funds of the Term B Loan.

          (c) Restructure of Term Loans. At Administrative Borrower's request, prior to July 31, 2007, subject to Agent's prior written consent, a portion of the Term B Loan, in an amount equal to fifty percent (50%) of the fair market value (as set forth in an appraisal of such Real Property, in form and substance satisfactory to Agent, conducted by an appraiser satisfactory to Agent within three (3) months after the date hereof or, in the case of Parent's Real Property located in Laredo, Texas, as set forth in the appraisal dated June 29, 2006 delivered to Agent prior to the date hereof) of the Borrowers' Real Property subject to the Mortgages in effect on the date hereof (and the Mortgage delivered pursuant to the Post Closing Letter), may be prepaid by Borrowers with the proceeds of an additional Term A Loan to be made by Lenders, on a pro rata basis in accordance with their Commitments, in the amount of the portion of the
Term B Loan to be prepaid provided that (i) the Real Property used in such calculation is subject to a first Mortgage in favor of Agent, in form and substance satisfactory to Agent, (ii) the prepayment of

                                       33

the Term B Loan is applied in inverse order of maturity, (iii) the amount of the monthly installments of principal due on account of the Term A Loan and the Term
B Loan will be revised based upon the following formula: (x) with respect to the
Term A Loan, each installment of principal (other than the last installment which shall be in an amount equal to the remaining amount outstanding under the
Term A Loan) shall be in an amount equal to (1) $28,333.33 plus (2) the principal amount of such additional Term A Loan divided by one hundred twenty
(120) and (y) with respect to the Term B Loan, each installment of principal
(other than the last installment which shall be in an amount equal to the remaining amount outstanding under the Term B Loan) shall be in an amount equal the principal amount of the Term B Loan then outstanding, after giving effect to such prepayment, divided by forty eight (48), (iv) the Term A Promissory Note and the Term B Promissory Note, each, are amended to reflect such restructuring and are in form and substance satisfactory to Agent and (v) no Defaults or
Events of Default have occurred and are then continuing.

     2.4 Commitments. The aggregate amount of each Lender's Pro Rata Share of the Loans and Letter of Credit Obligations shall not exceed the amount of such
Lender's Commitment, as the same may from time to time be amended in accordance with the provisions hereof.

SECTION 3. INTEREST AND FEES

     3.1 Interest.

          (a) Borrowers shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination hereof shall be payable on demand.

          (b) Solely with respect to Revolving Loans and the Term A Loan, each
Borrower (or Administrative Borrower on behalf of such Borrower) may from time to time request Eurodollar Rate Loans or Prime Rate Loans or may request that
Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing
Eurodollar Rate Loans (as applicable) continue for an additional Interest
Period. Such request from a Borrower (or Administrative Borrower on behalf of such Borrower) shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans (as applicable). Subject to the terms and conditions contained herein, three (3) Business Days after receipt by
Agent of such a request from a Borrower (or Administrative Borrower on behalf of such Borrower) (or same day, if Prime Rate Loans), such Eurodollar Rate Loans or
Prime Rate Loans shall be made or Prime Rate Loans shall be converted to
Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination of this Agreement, (iii) such Borrower (or Administrative Borrower on behalf of such Borrower) shall have complied with such customary procedures as are established by Agent and specified by Agent to Administrative Borrower from time to time for requests by Borrowers for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than
$5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum

                                       34

amount of the Eurodollar Rate Loans in the aggregate at any time requested by
Borrowers shall not exceed the amount equal to (A) the lowest aggregate principal amount of the Term Loans which it is anticipated will be outstanding as of the last day of the applicable Interest Period plus (B) eighty (80%)
percent of the lowest principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Agent in good faith (but with no obligation of Agent or
Lenders to make such Loans), and (vii) Agent and each Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to
Agent and such Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by such Borrower. Any request by or on behalf of a Borrower for Eurodollar Rate Loans or, in the case of Revolving
Loans and the Term A Loan, to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable.
Notwithstanding anything to the contrary contained herein, Agent and Lenders shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any
Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if
Agent and Lenders had purchased such deposits to fund the Eurodollar Rate Loans.
For avoidance of doubt, notwithstanding any other provisions set forth herein,
Borrowers shall not be permitted to convert the Term B Loan from a Eurodollar
Rate Loan to a Prime Rate Loan at any time.

          (c) Any Revolving Loans and/or Term A Loan that constitutes a
Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3)
Business Days prior to such last day in accordance with the terms hereof. Any
Eurodollar Rate Loans shall, at Agent's option, upon notice by Agent to Parent, be subsequently converted to Prime Rate Loans in the event that (i) this
Agreement shall terminate or not be renewed, (ii) an Event of Default or Default shall exist or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing
Eurodollar Rate Loans continued, as the case may be, at the beginning of an
Interest Period shall at any time during such Interest Period exceed either (A)
the aggregate principal amount of the Loans then outstanding, or (B) the sum of the then outstanding principal amount of the Term Loan plus the Revolving Loans then available to Borrowers under Section 2 hereof. Borrowers shall pay to
Agent, for the benefit of Lenders, upon demand by Agent (or Agent may, at its option, charge any loan account of any Borrower) any amounts required to compensate any Lender or Participant for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

          (d) Interest shall be payable by Borrowers to Agent, for the account of Lenders, monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations
(other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Agent and
Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this

                                       35

Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

     3.2 Fees.

          (a) Unused Line Fee. Borrowers shall pay to Agent, for the account of
Lenders, monthly, in arrears on the first day of each month, an unused line fee at a rate equal to one quarter of one (.25%) percent per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Obligations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding.

          (b) Letter of Credit Fees. In addition to any charges, fees and expenses charged by any bank or issuer in connection with the Letter of Credit
Obligations, Borrowers shall pay to Agent for the benefit of the Lenders a letter of credit fee equal to the Letter of Credit Fee Rate then in effect multiplied by the daily outstanding balance of the Letter of Credit Obligations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month (computed for each day from the date of issuance to the date of expiration); except that Borrowers shall pay, at Agent's option, without notice, such fee at a rate two (2%) percent greater than the otherwise applicable rate on such average daily maximum amount for: (i) the period from and after the date of termination of this Agreement or non-renewal of the term of this Agreement until Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower or
Guarantor) and (ii) the period from and after the date of the occurrence of an
Event of Default for so long as such Event of Default is continuing as determined by Agent. Such letter of credit fees shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement. In addition to the letter of credit fees provided above, Borrowers shall pay to the issuer of any Letter of Credit for its own account (without sharing with Lenders) the letter of credit fronting and negotiation fees agreed to by Borrowers and such issuer from time to time and the customary charges from time to time of such issuer with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit.

          (c) Borrowers shall pay to Agent the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein. To the extent payment in full of the applicable fee is received by Agent from Borrowers on or about the date hereof, Agent shall pay to each Lender its Pro Rata Share of such fees in accordance with the terms of the arrangements of Agent with such
Lender.

     3.3 Changes in Laws and Increased Costs of Loans.

          (a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to any Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a "Funding Bank"), or (ii) a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental
Authority or (iii) a Funding Bank or any Lender determines that the adoption of

                                       36

any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any
Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any
Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses
(i), (ii) or (iii) is or results in an increase in the cost to any Lender of funding or maintaining the Loans, the Letters of Credit or its Commitment, then
Borrowers and Aftermarket Entities shall from time to time promptly following demand by Agent pay to Agent additional amounts sufficient to indemnify such
Lender against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified).
A certificate as to the amount of such increased cost shall be submitted to
Administrative Borrower by Agent or the applicable Lender and shall be conclusive, absent manifest error.

          (b) If prior to the first day of any Interest Period, (i) Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers and Guarantors) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period or any other day or applicable period, (ii) Agent has received notice from the Required
Lenders that the Adjusted Eurodollar Rate (A) determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining Eurodollar Rate Loans during such Interest Period or
(B) applicable with respect to the Term B Loan will not adequately and fairly reflect the cost to Lenders of making or maintaining Eurodollar Rate Loans with respect to the Term B Loan during any applicable period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such
Interest Period or any other period is to be applicable are not generally available in the London interbank market, Agent shall give telecopy or telephonic notice thereof to Administrative Borrower as soon as practicable thereafter, and will also give prompt written notice to Administrative Borrower when such conditions no longer exist. If such notice is given (A) any Eurodollar
Rate Loans requested to be made on the first day of such Interest Period or month, as applicable, shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued
as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof (or immediately, in the case of
Term B Loans), to Prime Rate Loans. Until such notice has been withdrawn by
Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall any Borrower (or Administrative Borrower on behalf of any Borrower) have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

          (c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a

                                       37

court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Agent or any
Lender to make or maintain Eurodollar Rate Loans as contemplated by this
Agreement, (i) Agent or such Lender shall promptly give written notice of such circumstances to Administrative Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested or, as applicable, maintain Prime Rate Loans and (iii) such Lender's
Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods (or immediately in the case of Term B Loan) with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan (not constituting the Term B Loan)
occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

          (d) Borrowers and Aftermarket Entities shall indemnify Agent and each
Lender and to hold Agent and each Lender harmless from any loss or expense which
Agent or such Lender may sustain or incur as a consequence of (i) default by any
Borrower in making a borrowing of, conversion into or extension of Eurodollar
Rate Loans after such Borrower (or Administrative Borrower on behalf of such
Borrower) has given a notice requesting the same in accordance with the provisions of this Loan Agreement, (ii) default by any Borrower in making any prepayment of a Eurodollar Rate Loan after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans (other than the Term B Loan) on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans (as applicable), such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period
(or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined by such Agent or such Lender)
which would have accrued to Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank
Eurodollar market. This covenant shall survive the termination or non-renewal of this Agreement and the payment of the Obligations.

SECTION 4. CONDITIONS PRECEDENT

     4.1 Conditions Precedent to Initial Loans and Letters of Credit. The
obligation of Lenders to make the initial Loans or of Agent and Lenders to provide for the initial Letters of Credit hereunder is subject to the satisfaction of, or waiver by Agent of, immediately prior to or concurrently with the making of such Loan or the issuance of such Letter of Credit of each of the following conditions precedent:

                                       38

          (a) Agent shall have received, in form and substance satisfactory to
Agent, all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by the existing lenders of their respective financing arrangements with Borrowers and Guarantors and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of each Borrower and Guarantor, duly authorized, executed and delivered by it or each of them, including, but not limited to, (i) UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and any Borrower or Guarantor, as debtor; and (ii) satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by any Borrower or
Guarantor in favor of it or any of them, in form acceptable for recording with the appropriate Governmental Authority provided that (A) all financing statements previously filed by Wachovia against Borrowers and Aftermarket
Entities shall be assigned to Agent on or before the date hereof and (B) the requirements set forth in this clause (a) shall not apply to any liens, security interests or other encumbrances in effect on the date of this Agreement and permitted under Sections 8.4 and 9.8 hereof;

          (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be reasonably satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation of each Borrower and
Guarantor certified by the Secretary of State (or equivalent Governmental
Authority) which shall set forth the same complete corporate name of such
Borrower or Guarantor as is set forth herein and such document as shall set forth the organizational identification number of each Borrower or Guarantor, if one is issued in its jurisdiction of incorporation);

          (c) no material adverse change shall have occurred in the assets, business or condition of Borrowers or Aftermarket Entities since the date of
Agent's latest field examination and no change or event shall have occurred which would impair the ability of any Borrower or Guarantor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Agent or any Lender to enforce the Obligations or realize upon the Collateral;

          (d) Agent shall have received such information with respect to the
Collateral as Agent may require to determine the amount of Loans available to
Borrowers (including, without limitation, current perpetual inventory records and/or roll-forwards of Borrowers' Accounts and Inventory through the date of closing and test counts of Borrowers' Inventory in a manner satisfactory to
Agent, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral), which in each case shall be satisfactory to Agent, not more than three (3) Business Days prior to the date hereof or such earlier date as Agent may agree;

          (e) Agent shall have received, in form and substance reasonably satisfactory to Agent, all consents, waivers, acknowledgments and other agreements (or assignments thereof) from third persons which Agent may deem necessary or desirable in order to permit, protect and

                                       39

perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements;

          (f) Intentionally Omitted;

          (g) Intentionally Omitted;

          (h) Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has a valid perfected first priority security interest in all of the Collateral subject to certain liens permitted under
Section 8.4 of this Agreement;

          (i) Agent shall have received and reviewed (i) lien search results for the jurisdiction of organization of each Borrower and each Aftermarket Entity and (ii) judgment lien search results for the jurisdiction of the chief executive office of each Borrower and each Aftermarket Entity and all jurisdictions in which assets of Borrowers and the Aftermarket Entities are located, which search results shall be in form and substance satisfactory to
Agent;

          (j) Agent shall have received copies of all environmental audits and reports on Borrowers' and Aftermarket Entities' plants and the Real Property that have been prepared for the Borrowers or the Aftermarket Entities or that the Borrowers and/or Aftermarket Entities have in their possession and such audits and reports shall not indicate that (i) Borrowers or the Aftermarket
Entities are in noncompliance with any material applicable Environmental Laws or
(ii) there are material environmental problems with Borrowers' or Aftermarket
Entities' plants and Real Property;

          (k) Intentionally Omitted;

          (l) Intentionally Omitted;

          (m) Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance reasonably satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee and additional insured, as applicable;

          (n) Agent shall have received, in form and substance reasonably satisfactory to Agent, such opinion letters of counsel to Borrowers and
Guarantors with respect to the Financing Agreements and such other matters as
Agent may request;

          (o) fully executed credit card processor agreements, in form and substance satisfactory to Agent, from each bank and other financial institution that processes credit card receivables for Borrowers and/or Aftermarket
Entities;

          (p) a duly executed Negative Pledge executed by NRF, pursuant to which
NRF agrees that it has not and shall not grant liens or security interests or otherwise encumber any of its real property, personal property or other assets, other than to or for the benefit of Agent and Lenders;

                                       40

          (q) a duly executed Negative Pledge executed by NRF (London), pursuant to which NRF (London) agrees that it has not and shall not grant liens or security interests or otherwise encumber any of its real property, personal property or other assets, other than to or for the benefit of Agent and Lenders;
and

          (r) the other Financing Agreements and all agreements, instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent.

     4.2 Conditions Precedent to All Loans and Letters of Credit. The obligation of Lenders to make the Loans, including the initial Loans, or of the Agent and
Lenders to provide for any Letter of Credit, including the initial Letters of
Credit, is subject to the further satisfaction of, or waiver of, immediately prior to or concurrently with the making of each such Loan or the issuance of such Letter of Credit of each of the following conditions precedent:

          (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

          (b) no law, regulation, order, judgment or decree of any Governmental
Authority shall exist, and no action, suit, investigation, litigation or proceeding shall be pending or threatened in any court or before any arbitrator or Governmental Authority, which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or providing the Letters of Credit, or (B) the consummation of the transactions contemplated pursuant to the terms hereof or the other Financing Agreements or (ii) has or has a reasonable likelihood of having a Material Adverse Effect; and

          (c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit and after giving effect thereto.

SECTION 5. GRANT AND PERFECTION OF SECURITY INTEREST

     5.1 Grant of Security Interest. To secure payment and performance of all
Obligations, each Borrower and each Aftermarket Entity hereby grants to Agent, for itself and the benefit of Lenders and the Bank Product Providers, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the benefit of Lenders and the Bank
Product Providers, as security, all personal and real property and fixtures, and interests in property and fixtures, of each Borrower and each Aftermarket
Entity, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the
"Collateral"), including:

          (a) all Accounts;

                                       41

          (b) all general intangibles, including, without limitation, all
Intellectual Property;

          (c) all goods, including, without limitation, Inventory and Equipment;

          (d) all Real Property and fixtures;

          (e) all chattel paper, including, without limitation, all tangible and electronic chattel paper;

          (f) all instruments, including, without limitation, all promissory notes;

          (g) all documents;

          (h) all deposit accounts;

          (i) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

          (j) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

          (k) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of any Borrower or any Aftermarket Entity now or hereafter held or received by or in transit to Agent, any Lender or its
Affiliates or at any other depository or other institution from or for the account of any Borrower or any Aftermarket Entity, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

          (l) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

          (m) to the extent not otherwise described above, all Receivables;

          (n) all Records; and

          (o) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

     5.2 Perfection of Security Interests.

                                       42

          (a) Each Borrower and each Aftermarket Entity irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming
Agent or its designee as the secured party and such Borrower or such Aftermarket
Entity as debtor, as Agent may require, and including any other information with respect to such Borrower or such Aftermarket Entity or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Each Borrower and each Aftermarket Entity hereby ratifies and approves all financing statements naming Agent or its designee as secured party and such Borrower or such Aftermarket Entity, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent prior to the date hereof and ratifies and confirms the authorization of Agent to file such financing statements (and amendments, if any). Each Borrower and each
Aftermarket Entity hereby authorizes Agent to adopt on behalf of such Borrower and such Aftermarket Entity any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Agent or its designee as the secured party and any
Borrower or any Aftermarket Entity as debtor includes assets and properties of such Borrower or such Aftermarket Entity that do not at any time constitute
Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower or such Aftermarket Entity to the extent of the
Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall any Borrower or any Aftermarket Entity at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming
Agent or its designee as secured party and such Borrower or such Aftermarket
Entity as debtor.

          (b) Each Borrower and each Aftermarket Entity does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or any Aftermarket Entity shall be entitled to or shall receive any chattel paper or instrument after the date hereof, with a value of in excess of twenty-five thousand dollars ($25,000), Borrowers and Aftermarket Entity shall promptly notify Agent thereof in writing provided that Borrowers and Aftermarket
Entities shall promptly notify Agent in writing with respect to all chattel paper and/instruments received by such Borrowers and/or Aftermarket Entities if
(i) such chattel paper and/or instruments have an aggregate value in excess of one hundred thousand dollars ($100,000) or (ii) an Event of Default has occurred and is continuing. Promptly upon the receipt of any tangible chattel paper and/or instruments with a value of in excess of twenty five thousand dollars
($25,000) (or, in the event that the aggregate value of Borrowers' and/or
Aftermarket Entities' tangible chattel paper and/or instruments exceeds one hundred thousand dollars ($100,000) or an Event of Default has occurred and is continuing, all tangible chattel paper and/or instruments of Borrowers and/or
Aftermarket Entities) by or on behalf of any Borrower or any Aftermarket Entity
(including by any agent or representative), such Borrower or such Aftermarket
Entity shall deliver, or cause to be delivered to Agent, such tangible chattel paper and instruments, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify, in each case except as Agent may otherwise agree. At Agent's option, each Borrower

                                       43

and each Aftermarket Entity shall, or Agent may at any time on behalf of any
Borrower or any Aftermarket Entity, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to
Agent with the following legend referring to chattel paper or instruments as applicable: "This [chattel paper][instrument] is subject to the security interest of Wachovia Capital Finance Corporation (New England), in its capacity as agent for certain lenders, and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

          (c) In the event that any Borrower or any Aftermarket Entity shall at any time hold or acquire an interest in any electronic chattel paper or any
"transferable record" (as such term is defined in Section 201 of the Federal
Electronic Signatures in Global and National Commerce Act or in Section 16 of
the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), with a value in excess of twenty five thousand dollars ($25,000), such Borrower or such Aftermarket Entity shall promptly notify Agent thereof in writing provided that Borrowers and/or Aftermarket Entities shall notify Agent of all electronic chattel paper and/or transferable record that it holds or acquires if the aggregate value of such electronic chattel paper and transferable record is in excess of one hundred thousand dollars ($100,000) or an Event of Default has occurred and is continuing. Promptly upon Agent's request, such Borrower or such Aftermarket Entity shall take, or cause to be taken, such actions as Agent may request to give Agent control of any such electronic chattel paper with a value of in excess of twenty five thousand dollars ($25,000) under Section 9-105 of the UCC and control of any such transferable record with a value of in excess of twenty five thousand dollars
($25,000) under Section 201 of the Federal Electronic Signatures in Global and
National Commerce Act or, as the case may be, Section 16 of the Uniform
Electronic Transactions Act, as in effect in such jurisdiction provided that, upon Agent's request, such Borrower or Aftermarket Entity shall take, or cause to be taken, such actions as Agent may request with respect to all of the
Borrowers' and/or Aftermarket Entities' electronic chattel paper and transferable record if (i) the aggregate value of such electronic chattel paper and transferable record is in excess of one hundred thousand dollars ($100,000)
or (ii) an Event of Default has occurred and is continuing.

          (d) Each Borrower and each Aftermarket Entity does not have any deposit accounts as of the date hereof, except as set forth in the Information
Certificate. Borrowers and Aftermarket Entities shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of any Borrower or any Aftermarket Entity to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Borrower or such Aftermarket Entity is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of such deposit account, such Borrower or such Aftermarket Entity shall as Agent may specify either (A) deliver to Agent a Deposit Account Control
Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower or such Aftermarket Entity and the bank at which such deposit account is opened and maintained or (B) arrange for Agent to become the customer of the bank with respect to the deposit account on terms and conditions reasonably acceptable to Agent. The terms of this subsection (d) shall not apply to deposit accounts (i) specifically and exclusively

                                       44

used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower's or any Guarantor's salaried employees, (ii)
deposit account number 646927012 held in the name of Proliance at JPMorgan Chase
Bank, N.A. (a/k/a Bank One) ("JPMorgan Account"), provided that Borrowers covenant and agree not to maintain in excess of $25,000 in the JPMorgan Account at any time, (iii) deposit account number 10178624 held in the name of Proliance at TD Banknorth ("TD Account"), provided that Borrowers covenant and agree not to maintain in excess of $25,000 in the TD Account at any time and (iv) deposit account number 3756652424 held in the name of Proliance at Bank of America, N.A.
("BA Account"), provided that Borrowers covenant and agree not to maintain in excess of $25,000 in the BA Account at any time. Upon the occurrence of an Event of Default and/or Borrowers' maintenance of in excess of $25,000 in the JPMorgan
Account at any time, at the direction of the Agent, Proliance shall promptly
(but in any event within one Business Day) (i) close the JPMorgan Account and
(ii) transfer by wire all funds then held in the JPMorgan Account to the Agent
Payment Account. Upon the occurrence of an Event of Default and/or Borrowers'
maintenance of in excess of $25,000 in the TD Account at any time, at the direction of the Agent, Proliance shall promptly (but in any event within one
Business Day) (i) close the TD Account and (ii) transfer by wire all funds then held in the TD Account to the Agent Payment Account. Upon the occurrence of an
Event of Default and/or Borrowers' maintenance of in excess of $25,000 in the BA
Account at any time, at the direction of the Agent, Proliance shall promptly
(but in any event within one Business Day) (i) close the BA Account and (ii)
transfer by wire all funds then held in the BA Account to the Agent Payment
Account.

          (e) No Borrower or Aftermarket Entity owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

               (i) In the event that any Borrower or any Aftermarket Entity shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Borrower or such Aftermarket Entity shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify. If any securities, now or hereafter acquired by any
Borrower or any Aftermarket Entity are uncertificated and are issued to such
Borrower or such Aftermarket Entity or its nominee directly by the issuer thereof, such Borrower or such Aftermarket Entity shall promptly notify Agent thereof and shall as Agent may specify, either (A) cause the issuer to agree to comply with instructions from Agent as to such securities, without further consent of any Borrower or any Aftermarket Entity or such nominee, or (B)
arrange for Agent to become the registered owner of the securities.

               (ii) Borrowers and Aftermarket Entities shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account
(other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower or such Aftermarket Entity to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of

                                       45

the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower or such
Aftermarket Entity is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower or such
Aftermarket Entity shall as Agent may specify either (i) execute and deliver, and cause to be executed and delivered to Agent, an Investment Property Control
Agreement with respect thereto duly authorized, executed and delivered by such
Borrower or such Aftermarket Entity and such securities intermediary or commodity intermediary or (ii) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent.

          (f) Borrowers and Aftermarket Entities are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that any Borrower or any Aftermarket
Entity shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, with a value in excess of twenty five thousand dollars ($25,000), such Borrower or such Aftermarket
Entity shall promptly notify Agent thereof in writing provided that Borrowers and Aftermarket Entities shall notify Agent of all of their rights to payment under all of such letters of credit, banker's acceptance and similar instruments if the aggregate value of such rights to payment is in excess of one hundred thousand dollars ($100,000) or an Event of Default has occurred and is continuing. Such Borrower or such Aftermarket Entity shall promptly, as Agent may specify, either (i) deliver, or cause to be delivered to Agent, with respect to any such letter of credit, banker's acceptance or similar instrument, with a value in excess of twenty five thousand dollars ($25,000), the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent by such Borrower or such Aftermarket Entity and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent to become, at Borrowers' expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be), with a value of in excess of twenty five thousand dollar ($25,000), provided that if the aggregate value of the
Borrowers' and Aftermarket Entities' rights to payment under any letters of credit, banker's acceptance and similar instruments is in excess of one hundred thousand dollars ($100,000) or an Event of Default has occurred and is continuing, the Borrowers and Aftermarket Entities shall take all actions specified by Agent under subsections (i) and (ii) of this clause (f) with respect to any and all of such letter(s) of credit, banker's acceptance and/or similar instrument(s).

          (g) Borrowers and Aftermarket Entities do not have any commercial tort claims as of the date hereof, except as set forth in the Information
Certificate. In the event that any Borrower or any Aftermarket Entity shall at any time after the date hereof have any commercial tort claims, such Borrower or such Aftermarket

                                       46

Entity shall promptly notify Agent thereof in writing, which notice shall (i)
set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower or such Aftermarket
Entity to Agent of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower or such Aftermarket
Entity to Agent shall be deemed to constitute such grant to Agent. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Agent provided in Section 5.2(a) hereof or otherwise arising by the execution by such Borrower or such Aftermarket Entity of this Agreement or any of the other Financing Agreements, Agent is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or its designee as secured party and such Borrower or such Aftermarket Entity as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower and each Aftermarket Entity shall promptly upon Agent's request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

          (h) Borrowers and Aftermarket Entities do not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information
Certificate and except for goods located in the United States in transit to a location of a Borrower or a Aftermarket Entity permitted herein in the ordinary course of business of such Borrower or such Aftermarket Entity in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the
Information Certificate or such carriers, with a value of in excess of twenty five thousand dollars ($25,000), Borrowers and Aftermarket Entities shall promptly notify Agent thereof in writing provided that if the aggregate value of such goods, documents of title and other Collateral is in excess of one hundred thousand dollars ($100,000) or an Event of Default has occurred and is continuing, Borrowers and Aftermarket Entities shall notify Agent with respect to all goods, documents of title and other Collateral that are in the custody, control or possession of any other person not referred to in the Information
Certificate or such carriers. Promptly upon Agent's request, Borrowers and
Aftermarket Entities shall deliver to Agent a Collateral Access Agreement or
Freight Forwarder Agreement, as applicable, duly authorized, executed and delivered by such person and such Borrower or such Aftermarket Entity that is the owner of such Collateral or any of the Borrowers' or Aftermarket Entities'
books and Records.

          (i) Borrowers and Aftermarket Entities shall take any other actions reasonably requested by Agent from time to time to cause the attachment, perfection and first priority of, and the ability of Agent to enforce, the security interest of Agent in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that any Borrower's or Aftermarket Entity's signature thereon is required therefor, (ii) causing Agent's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, (iv) obtaining the consents and approvals of any
Governmental Authority or third party, including, without limitation, any consent of any

                                       47

licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

     5.3 Parallel Debt. Solely to comply with the requirements of the laws of the Netherlands and with no impact or effect upon any other provisions hereof, the Borrowers, Guarantors, Agent and Lenders agree as follows:

          (a) For the purposes of ensuring the validity and effect of any security right granted or to be granted by any Borrower or Guarantor under any of the Financing Agreements governed by Dutch law, each Borrower and Guarantor hereby irrevocably and unconditionally undertake, as far as necessary in advance, to pay to the Agent, acting in its own capacity and not as agent
(gevolmachtigde) or trustee, an amount equal to the aggregate of all Obligations
(other than the Parallel Debt, as defined below) from time to time due
(opeisbaar) in accordance with the terms and conditions of such Obligations
(such payment undertakings and the obligations and liabilities which are the result thereof, hereinafter referred to as, respectively, such Borrower's and/or
Guarantor's "Parallel Debt").

          (b) The parties to this Agreement hereby acknowledge that:

               (i) the Parallel Debt of each Borrower and Guarantor constitutes obligations of, respectively, such Borrower and Guarantor to the Agent which are separate and independent from, and without prejudice to, its Obligations; and

               (ii) the Parallel Debt represents the Agent's own claim
(vordering) to receive payment of such Parallel Debt by, respectively, each
Borrower and Guarantor.

          (c) Any amount due and payable by each Borrower and Guarantor to the
Agent under its respective Parallel Debt shall be decreased to the extent that the Agent, Lenders and/or Bank Product Providers have received payment in full of the corresponding amount under the Obligations, and any amount due and payable by each Borrower and Guarantor under its respective Obligations shall be decreased to the extent that the Agent has received payment in full of the corresponding amount under its respective Parallel Debt.

          (d) The Agent shall apply any amount received in payment of a Parallel
Debt in accordance with the terms and conditions under the Financing Agreements governing the application of proceeds in payment of the Obligations as if such amounts were received in payment of the corresponding Obligations.

          (e) The terms and provisions of this Section 5.3 shall be governed by the laws of the Netherlands.

SECTION 6. COLLECTION AND ADMINISTRATION

     6.1 Borrowers' Loan Accounts. Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letters of
Credit and other Obligations and the Collateral, (b) all payments made by or on behalf of any Borrower or Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs,

                                       48

expenses and interest. All entries in the loan account(s) shall be made in accordance with Agent's customary practices as in effect from time to time.

     6.2 Statements. Agent shall render to Administrative Borrower each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Agent for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated
except to the extent that Agent receives a written notice from Administrative
Borrower of any specific exceptions of Administrative Borrower thereto within thirty (30) days after the date such statement is available to Administrative
Borrower electronically via the internet. Until such time as Agent shall have rendered to Administrative Borrower a written statement as provided above, the balance in any Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers.

     6.3 Collection of Accounts.

          (a) Borrowers shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked
Accounts"), as Agent may specify, with such banks as are acceptable to Agent into which Borrowers shall promptly deposit and direct their respective account debtors (including for all purposes under this Agreement each depository institution or other entity which has agreed to accept charges and to transfer funds with respect to credit card sales by Borrowers) to directly remit all payments on Borrowers' Receivables and all payments constituting proceeds of
Borrowers' Inventory or other Borrowers' Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Borrowers shall deliver, or cause to be delivered to Agent a Deposit Account Control
Agreement duly authorized, executed and delivered by each bank where a Blocked
Account is maintained as provided in Section 5.2 hereof or at any time and from time to time Agent may become the bank's customer with respect to any of the
Blocked Accounts and promptly upon Agent's request, Borrowers shall execute and deliver such agreements and documents as Agent may require in connection therewith. Each Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent or any Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.

          (b) For purposes of calculating the amount of the Loans available to each Borrower, such payments will be applied (conditional upon final collection)
to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account provided such payments and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the
Obligations one (1) Business Day following the date of receipt of immediately available funds by Agent in the Agent Payment Account

                                       49

provided such payments or other funds and notice thereof are received in accordance with Agent's usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower's loan account on such day, and if not, then on the next Business Day. The economic benefit of the timing in the application of payments shall be for the sole benefit of Agent.

          (c) Each Borrower and Guarantor and their respective employees, agents and Subsidiaries shall, acting as trustee for Agent, receive, as the property of
Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts of Borrowers or other Collateral of Borrowers which come into their possession or under their control and promptly upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent. In no event shall the same be commingled with any Borrower's or Guarantor's own funds.
Borrowers agree to reimburse Agent promptly following demand for any amounts owed or paid to any bank or other financial institution at which a Blocked
Account or any other deposit account or investment account is established or any other bank, financial institution or other person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent's payments to or indemnification of such bank, financial institution or other person. The obligations of Borrowers to reimburse Agent for such amounts pursuant to this
Section 6.3 shall survive the termination of this Agreement.

     6.4 Payments.

          (a) All Obligations shall be payable to the Agent Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time. Subject to the other terms and conditions contained herein, Agent shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Agent and Lenders from any Borrower or Guarantor; second, to pay interest due in respect of any Loans
(and including any Special Agent Advances) or Letter of Credit Obligations;
third, to pay or prepay principal in respect of Special Agent Advances; fourth, to pay or prepay principal due in respect of the Loans and to pay or prepay
Obligations arising under or pursuant to any Hedge Agreements (but as to
Obligations arising under or pursuant to any Hedge Agreements, only up to the amount of any then effective Reserves established in respect of such
Obligations), on a pro rata basis; fifth, to pay or prepay any other Obligations
(but not including for this purpose any Obligations arising under or pursuant to any Bank Products) whether or not then due, in such order and manner as Agent determines and at any time an Event of Default exists or has occurred and is continuing, to provide cash collateral for any Letter of Credit Obligations and sixth, to pay or prepay any Obligations arising under or pursuant to any Bank
Products (other than to the extent provided for in the clause fourth above) on a pro rata basis. Notwithstanding anything to the contrary contained in this
Agreement, (i) unless so directed by Administrative Borrower, or unless a
Default or an Event of Default shall exist or have occurred and be continuing,
Agent shall not apply any payments which it receives to any Eurodollar Rate
Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans, (B) in the event that there are no outstanding
Prime Rate Loans or (C) for a Eurodollar Rate Loan that constitutes the Term B
Loan (in which case, payments may be applied to the Term B Loan at any time by
Agent

                                       50

in accordance with the other provisions hereof) and (ii) to the extent any
Borrower uses any proceeds of the Loans or Letters of Credit to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letters of Credit that were not used for such purposes and second to the Obligations arising from Loans and Letters of Credit the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral.

          (b) On or before sixty (60) days after the date hereof, Borrowers may, upon not less than ten (10) days' prior written notice to Agent, from the proceeds of the loans permitted to be obtained by Borrowers under Section 9.9(k)
hereof, prepay $4,000,000 of the Term B Loan without penalty or premium in accordance with the provisions and subject to the conditions set forth in
Section 9.9(k) hereof.

          (c) At Agent's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing
Agreements may be charged directly to the loan account(s) of any Borrower maintained by Agent. If after receipt of any payment of, or proceeds of
Collateral applied to the payment of, any of the Obligations, Agent or any
Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by
Agent or such Lender. Borrowers shall be liable to pay to Agent, and do hereby indemnify and hold Agent and Lenders harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4(c) shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination of this Agreement.

     6.5 Taxes.

          (a) Any and all payments by or on account of any of the Obligations shall be made free and clear of and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, charges, withholdings, liabilities, restrictions or conditions of any kind, excluding (i) in the case of each Lender and Agent (A) taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such
Lender or Agent (as the case may be) is organized and (B) any United States withholding taxes payable with respect to payments under the Financing
Agreements under laws (including any statute, treaty or regulation) in effect on the date hereof (or, in the case of an Eligible Transferee, the date of the
Assignment and Acceptance) applicable to such Lender or Agent, as the case may be, but not excluding any United States withholding taxes payable as a result of any change in such laws occurring after the date hereof (or the date of such
Assignment and Acceptance) and (ii) in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it as a result of a present or former connection between such Lender and the jurisdiction of the Governmental
Authority imposing such tax or any taxing authority thereof or therein (all such

                                       51

non-excluded taxes, levies, imposts, fees, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

          (b) If any Taxes shall be required by law to be deducted from or in respect of any sum payable in respect of the Obligations to any Lender or Agent
(i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6.5), such Lender or Agent (as the case may be)
receives an amount equal to the sum it would have received had no such deductions been made, (ii) the relevant Borrower or Guarantor shall make such deductions, (iii) the relevant Borrower or Guarantor shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (iv) the relevant Borrower or Guarantor shall deliver to
Agent evidence of such payment.

          (c) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, in each case arising from any payment made hereunder or under any of the other
Financing Agreements or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Financing
Agreements (collectively, "Other Taxes").

          (d) Each Borrower and each Aftermarket Entity shall indemnify each
Lender and Agent for the full amount of Taxes and Other Taxes (including any
Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this
Section 6.5) paid by such Lender or Agent (as the case may be) and any liability
(including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Lender or Agent (as the case may be) makes written demand therefor. A certificate as to the amount of such payment or liability delivered to Administrative Borrower by a Lender (with a copy to Agent) or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (e) As soon as practicable after any payment of Taxes or Other Taxes by any Borrower or Guarantor, such Borrower or Guarantor shall furnish to Agent, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof.

          (f) Without prejudice to the survival of any other agreements of any
Borrower or Guarantor hereunder or under any of the other Financing Agreements, the agreements and obligations of such Borrower or Guarantor contained in this
Section 6.5 shall survive the termination of this Agreement and the payment in full of the Obligations.

          (g) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the applicable Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any of the other Financing Agreements shall deliver to Administrative Borrower (with a copy to Agent), at the time or times prescribed by applicable law or reasonably requested by Administrative Borrower or Agent (in such number of copies as is reasonably

                                       52

requested by the recipient), whichever of the following is applicable (but only if such Foreign Lender is legally entitled to do so): (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming exemption from, or a reduction to, withholding tax under an income tax treaty, or any successor form, (ii) duly completed copies of Internal Revenue Service Form 8-8ECI claiming exemption from withholding because the income is effectively connection with a U.S. trade or business or any successor form, (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Sections 871(h) or
881(c) of the Code, (A) a certificate of the Lender to the effect that such
Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a
"10 percent shareholder" of a Borrower within the meaning of Section
881(c)(3)(B) of the Code or a "controlled foreign corporation" described and
Section 881(c)(3)(C) of the Code and (B) duly completed copies of Internal
Revenue Service Form W-8BEN claiming exemption from withholding under the portfolio interest exemption or any successor form or (iv) any other applicable form, certificate or document prescribed by applicable law as a basis for claiming exemption from or a reduction in United States withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit a Borrower to determine the withholding or deduction required to be made. Unless Administrative Borrower and Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any of the other Financing Agreements to or for a Foreign Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrowers or Agent shall withhold amounts required to be withheld by applicable requirements of law from such payments at the applicable statutory rate.

          (h) Any Lender claiming any additional amounts payable pursuant to this Section 6.5 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its applicable lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the reasonable determination of such
Lender, be otherwise disadvantageous to such Lender.

     6.6 Authorization to Make Loans. Agent and Lenders are authorized to make the Loans based upon telephonic or other instructions received from anyone purporting to be an officer of Administrative Borrower or any Borrower or other authorized person or, at the discretion of Agent, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letters of Credit hereunder shall specify the date on which the requested advance is to be made (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 11:00 a.m. Boston, Massachusetts time on any day shall be deemed to have been made as of the opening of business on the immediately following Business
Day. All Loans and Letters of Credit under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any
Borrower when deposited to the credit of any Borrower or Administrative Borrower or otherwise disbursed or established in accordance with the instructions of any
Borrower or Administrative Borrower or in accordance with the terms and conditions of this Agreement.

     6.7 Use of Proceeds. Borrowers shall use the initial proceeds of the Loans and Letters of Credit made on the Effective Date only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by
Borrowers to Agent on or about the date hereof and

                                       53

(b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letters of Credit provided to or for the benefit of any
Borrower pursuant to the provisions hereof shall be used by such Borrower only for general operating, working capital and other proper corporate purposes of such Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the
Federal Reserve System, as amended.

     6.8 Appointment of Administrative Borrower as Agent for Requesting Loans
and Receipts of Loans and Statements.

          (a) Each Borrower hereby irrevocably appoints and constitutes
Administrative Borrower as its agent and attorney-in-fact to request and receive
Loans and Letters of Credit pursuant to this Agreement and the other Financing
Agreements from Agent or any Lender in the name or on behalf of such Borrower.
Agent and Lenders may disburse the Loans to such bank account of Administrative
Borrower or a Borrower or otherwise make such Loans to a Borrower and provide such Letters of Credit to a Borrower as Administrative Borrower may designate or direct, without notice to any other Borrower or Guarantor. Notwithstanding anything to the contrary contained herein, Agent may at any time and from time to time require that Loans to or for the account of any Borrower be disbursed directly to an operating account of such Borrower.

          (b) Administrative Borrower hereby accepts the appointment by
Borrowers to act as the agent and attorney-in-fact of Borrowers pursuant to this
Section 6.8. Administrative Borrower shall ensure that the disbursement of any
Loans to each Borrower requested by or paid to or for the account of Parent, or the issuance of any Letter of Credit for a Borrower hereunder, shall be paid to or for the account of such Borrower.

          (c) Each Borrower and other Guarantor hereby irrevocably appoints and constitutes Administrative Borrower as its agent to receive statements on account and all other notices from Agent and Lenders with respect to the
Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

          (d) Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Borrower or any Guarantor by
Administrative Borrower shall be deemed for all purposes to have been made by such Borrower or Guarantor, as the case may be, and shall be binding upon and enforceable against such Borrower or Guarantor to the same extent as if made directly by such Borrower or Guarantor.

          (e) No purported termination of the appointment of Administrative
Borrower as agent as aforesaid shall be effective, except after ten (10) days'
prior written notice to Agent.

     6.9 Pro Rata Treatment. Except to the extent otherwise provided in this
Agreement or as otherwise agreed by Lenders: (a) the making and conversion of
Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans and (b) each payment on

                                       54

account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the
Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

     6.10 Sharing of Payments, Etc.

          (a) Each Borrower and each Aftermarket Entity agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim Agent or any Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of such Borrower or such Aftermarket Entity at any of its offices, in dollars or in any other currency, against any principal of or interest on any
Loans and/or any other Obligations owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to such Borrower or such Aftermarket Entity), in which case it shall promptly notify Administrative Borrower and Agent thereof; provided, that, such Lender's failure to give such notice shall not affect the validity thereof.

          (b) If any Lender (including Agent) shall obtain from any Borrower or
Guarantor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any of the other Financing
Agreements through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by any Borrower or Guarantor to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all
Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment)
in accordance with their respective Pro Rata Shares or as otherwise agreed by
Lenders. To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) Each Borrower and Guarantor agrees that any Lender purchasing a participation (or direct interest) as provided in this Section may exercise, in a manner consistent with this Section, all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be)
owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any right of setoff, banker's lien, counterclaims or similar rights or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower or Guarantor. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this
Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for

                                       55

the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     6.11 Settlement Procedures.

          (a) In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent may, at its option, subject to the terms of this Section, make available, on behalf of
Lenders, the full amount of the Loans requested or charged to any Borrower's loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without requirement of prior notice to Lenders of the proposed Loans.

          (b) With respect to all Loans made by Agent on behalf of Lenders as provided in this Section, the amount of each Lender's Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m.
Boston, Massachusetts time on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week. Agent shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a "Settlement Period"). If the summary statement is sent by Agent and received by a Lender prior to 12:00 p.m.
Boston, Massachusetts time, then such Lender shall make the settlement transfer described in this Section by no later than 3:00 p.m. Boston, Massachusetts time on the same Business Day and if received by a Lender after 12:00 p.m. Boston,
Massachusetts time, then such Lender shall make the settlement transfer by not later than 3:00 p.m. Boston, Massachusetts time on the next Business Day following the date of receipt. If, as of the end of any Settlement Period, the amount of a Lender's Pro Rata Share of the outstanding Loans is more than such
Lender's Pro Rata Share of the outstanding Loans as of the end of the previous
Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent by wire transfer in immediately available funds the amount of the increase. Alternatively, if the amount of a Lender's Pro Rata Share of the outstanding Loans in any Settlement
Period is less than the amount of such Lender's Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease. The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent. Agent and each Lender agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rata Share of the outstanding Loans and Letters of
Credit. Each Lender shall only be entitled to receive interest on its Pro Rata
Share of the Loans to the extent such Loans have been funded by such Lender.
Because the Agent on behalf of Lenders may be advancing and/or may be repaid
Loans prior to the time when Lenders will actually advance and/or be repaid such
Loans, interest with respect to Loans shall be allocated by Agent in accordance with the amount of Loans actually advanced by and repaid to each Lender and the
Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by Borrowers or actually settled with the applicable Lender as described in this Section.

                                       56

          (c) To the extent that Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by a Borrower, Agent may apply such amounts repaid directly to any amounts made available by Agent pursuant to this Section. In lieu of weekly or more frequent settlements, Agent may, at its option, at any time require each
Lender to provide Agent with immediately available funds representing its Pro
Rata Share of each Loan, prior to Agent's disbursement of such Loan to Borrower.
In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in the other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender's obligation to make a Loan hereunder.

          (d) If Agent is not funding a particular Loan to a Borrower (or
Administrative Borrower for the benefit of such Borrower) pursuant to Sections
6.11(a) and 6.11(b) above on any day, but is requiring each Lender to provide
Agent with immediately available funds on the date of such Loan as provided in
Section 6.11(c) above, Agent may assume that each Lender will make available to
Agent such Lender's Pro Rata Share of the Loan requested or otherwise made on such day and Agent may, in its discretion, but shall not be obligated to, cause a corresponding amount to be made available to or for the benefit of such
Borrower on such day. If Agent makes such corresponding amount available to a
Borrower and such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the
Federal Funds Rate for each day during such period (as published by the Federal
Reserve Bank of New York or at Agent's option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of
Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans. During the period in which such Lender has not paid such corresponding amount to Agent, notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent to or for the benefit of any Borrower shall, for all purposes hereof, be a Loan made by Agent for its own account. Upon any such failure by a Lender to pay Agent, Agent shall promptly thereafter notify
Administrative Borrower of such failure and Borrowers shall pay such corresponding amount to Agent for its own account within five (5) Business Days of Administrative Borrower's receipt of such notice. A Lender who fails to pay
Agent its Pro Rata Share of any Loans made available by the Agent on such
Lender's behalf, or any Lender who fails to pay any other amount owing by it to
Agent, is a "Defaulting Lender". Agent shall not be obligated to transfer to a
Defaulting Lender any payments received by Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, relend to a Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender.
For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such
Defaulting Lender shall be deemed not to be a "Lender" and such Lender's
Commitment shall be deemed to be zero (0). This Section shall remain effective with respect to

                                       57

a Defaulting Lender until such default is cured. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any
Lender, or relieve or excuse the performance by any Borrower or Guarantor of their duties and obligations hereunder.

          (e) Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its
Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

     6.12 Obligations Several; Independent Nature of Lenders' Rights. The
obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder.
Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each
Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     6.13 Bank Products. Borrowers and Guarantors, or any of their Subsidiaries, may (but no such Person is required to) request that the Bank Product Providers provide or arrange for such Person to obtain Bank Products from Bank Product
Providers, and each Bank Product Provider may, in its sole discretion, provide or arrange for such Person to obtain the requested Bank Products. Borrowers and
Guarantors or any of their Subsidiaries that obtain Bank Products shall indemnify and hold Agent and their Affiliates harmless from any and all obligations now or hereafter owing to any other Person by any Bank Product
Provider in connection with any Bank Products other than for gross negligence or willful misconduct on the part of any such indemnified Person. This Section 6.13 shall survive the payment of the Obligations and the termination of this
Agreement. Borrowers, Guarantors and their respective Subsidiaries acknowledge and agree that the obtaining of Bank Products from Bank Product Providers (a) is in the sole discretion of such Bank Product Provider, and (b) is subject to all rules and regulations of such Bank Product Provider.

SECTION 7. COLLATERAL REPORTING AND COVENANTS

     7.1 Collateral Reporting.

          (a) Each Borrower shall provide Agent with the following documents in a form reasonably satisfactory to Agent:

               (i) (A) so long as Excess Availability equals or exceeds
$25,000,000 at all times during the immediately preceding calendar month, on a monthly basis on or before the fifteenth (15th) day of each month or more frequently at Borrowers' option, a Borrowing Base Certificate for each Borrower setting forth each Borrower's calculation of Revolving Loans and Letter of
Credit Obligations available to such Borrowers pursuant to the terms and conditions contained herein as of the last day of the preceding calendar month as to Accounts and Inventory

                                       58

duly completed and executed by the chief financial officer or other appropriate financial officer of Borrowers acceptable to Agent, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed
(including, without limitation, a schedule of all Accounts created, collections received and credit memos issued for each day of the immediately preceding month), and (B) so long as Excess Availability is less than $25,000,000 at any time during the immediately preceding calendar month, on a weekly basis on or before the Second Business Day of each week or more frequently at Agent's option, a Borrowing Base Certificate for each Borrower setting forth such
Borrower's calculation of the Revolving Loans and Letter of Credit Obligations
available to such Borrower pursuant to the terms and conditions contained herein as of the last Business Day of the immediately preceding week as to the Accounts and as of the last day of the preceding month as to Inventory, in each such case duly completed and executed by the chief financial officer or other appropriate financial officer of Borrowers acceptable to Agent, together with all schedules required pursuant to the terms of the Borrowing Base Certificate duly completed
(including, without limitation, a schedule of all Accounts created, collections received and credit memos issued for each day of the immediately preceding week); provided, that, without limiting any other rights of Agent, upon Agent's request, Borrowers shall provide Agent on a daily basis with a schedule of
Accounts, collections received and credits issued on a daily basis and inventory reports prepared on a monthly or more frequent basis as the Agent may, in good faith, request in the event that at any time either (such schedule of Accounts, collections received and credits issued and inventory report, collectively, the
"Daily Collateral Reporting"): (1) an Event of Default or Default, shall exist or have occurred, or (2) Borrowers shall have failed to deliver any Borrowing
Base Certificate in accordance with Section 7.1(a)(i)(A)-(B) as applicable, or
(3) upon Agent 's good faith belief, any information contained in any Borrowing
Base Certificate provided under Section 7.1(a)(i)(A)-(B) as applicable is incomplete, inaccurate or misleading, or (4) Excess Availability is less than
$15,000,000 (it being understood that once the Borrowers are required by Agent to provide Daily Collateral Reporting on a daily basis in accordance with this
Section, the Borrowers shall continue to provide Daily Collateral Reporting to
Agent on a daily basis unless and until (x) no Event of Default or Default has occurred and are then continuing, (y) Excess Availability exceeds $15,000,000 for thirty (30) consecutive days, and (z) the Borrowers have otherwise complied with their obligation to deliver Daily Collateral Reporting to Agent in accordance with the provisions hereof and such Daily Collateral Reporting is complete and accurate (and not misleading) in all respects, in Agent's reasonable discretion; thereafter, the Borrowers shall deliver Borrowing Base
Certificates in accordance with Section 7.1(a)(i)(A)-(B) as applicable);

               (ii) on a monthly basis or more frequently as Agent may
reasonably request, (A) perpetual inventory reports, (B) inventory reports by category and location (and including the amounts of Inventory and the value thereof at any leased locations and at premises of warehouses, processors or other third parties) and (C) agings of accounts payable (and including information indicating the amounts owing to owners and lessors of leased premises, warehouses, processors and other third parties from time to time in possession of any Collateral);

               (iii) upon Agent 's reasonable request, (A) copies of customer statements and credit memos, remittances advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery of documents for Inventory and Equipment acquired by Borrowers and Aftermarket Entities;

                                       59

               (iv) agings of accounts receivable on a monthly basis or more frequently as Agent may request (together with a reconciliation to the previous month's aging and general ledger);

               (v) on a regular basis as required by Agent, schedules of sales made, credits issued and cash received; and

               (vi) such other reports as to the Collateral as Agent shall reasonably request from time to time.

          (b) Nothing contained in any Borrowing Base Certificate shall be deemed to limit, impair or otherwise affect the rights of Agent contained herein and in the event of any conflict or inconsistency between the calculation of the
Revolving Loans and Letter of Credit Obligations available to Borrowers as set forth in any Borrowing Base Certificate and as determined by Agent, the determination of Agent shall govern and be conclusive and binding upon
Borrowers. Without limiting the foregoing, Borrowers shall furnish to Agent any information which Agent may reasonably request regarding the determination and calculation of any of the amounts set forth in the Borrowing Base Certificate.
If any of Borrowers' and/or Aftermarket Entities' records or reports of the
Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrowers and Aftermarket Entities hereby irrevocably authorize such service, contractor, shipper or agent to deliver such records, reports and related documents to Agent and to follow Agent 's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

     7.2 Accounts Covenants.

          (a) Borrowers shall notify Agent promptly of: (i) any material delay in any Borrower's performance of any of its material obligations to any account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any material disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Borrower or Guarantor relating to the financial condition of any account debtor and (iii) any event or circumstance which, to the best of any Borrower's knowledge, would cause Agent to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing items listed in (i) through (iii) of the immediately preceding sentence shall be granted to any account debtor without Agent's consent, except in the ordinary course of a Borrower's business in accordance with practices and policies previously disclosed in writing to Agent and except as set forth in the schedules delivered to Agent pursuant to Section 7.1(a) above. So long as no
Event of Default exists or has occurred and is continuing, Borrowers and
Aftermarket Entity shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of
Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

          (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Agent or schedule thereof delivered to Agent shall be true and complete, (ii) no payments

                                       60

shall be made on any Accounts of Borrowers except payments immediately delivered to Agent pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Agent in accordance with this Agreement and except for credits, discounts, allowances or extensions, including, without limitation, under Borrowers' Accounts extended terms program, made or given in the ordinary course of each Borrower's business and each Aftermarket Entity's business in accordance with practices and policies previously disclosed to Agent
(including pursuant to the practices and policies set forth on Schedule 7.2(b)),
(iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Agent in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms and (vi) Borrowers shall not modify their Accounts extended terms program from the practices and policies previously disclosed to Agent except upon prior written notice to Agent.

          (c) Agent shall have the right at any time or times, in Agent's name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

          (d) Without limiting the obligation of Borrowers to deliver any other information to Agent, Borrowers shall promptly report to Agent any return of
Inventory by any one account debtor if the Inventory so returned in such case has a value in excess of $200,000.00. At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an
Eligible Account.

     7.3 Inventory Covenants. With respect to the Inventory: (a) each Borrower and each Aftermarket Entity shall at all times maintain inventory records reasonably satisfactory to Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, such
Borrower's or such Aftermarket Entity's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrowers and Aftermarket Entities shall conduct a physical count of the Inventory at least once each year but at any time or times as Agent may request on or after an Event of Default, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be satisfactory to Agent concerning such physical count; (c) Borrowers and Aftermarket Entities shall not remove any
Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except for sales of Inventory in the ordinary course of its business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to such Borrower or such Aftermarket
Entity which is in transit to the locations set forth or permitted herein; (d)
upon Agent's request, Borrowers shall, at their expense, no more than one (1)
time in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to
Agent written appraisals as to the Inventory in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and Lenders and upon which Agent and Lenders are expressly permitted to rely and
Borrowers also shall cause to be furnished to Agent quarterly "desk top" updates to such appraisals; (e)

                                       61

Borrowers and Aftermarket Entities shall produce, use, store and maintain the
Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (g) each
Borrower and each Aftermarket Entity assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrowers shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate any Borrower to repurchase such Inventory except for de minimus
Inventory that in accordance with Borrowers' customary practices and policies previously disclosed in writing to Agent may from time to time be subject to return under stock adjustment programs with customers; (i) Borrowers and
Aftermarket Entities shall keep the Inventory in good and marketable condition;
and (j) Borrowers and Aftermarket Entities shall not, without prior written notice to Agent or the specific identification of such Inventory in a report with respect thereto provided by Administrative Borrower to Agent pursuant to
Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval. Notwithstanding the provisions set forth in clause (d) in this Section
7.3, the Borrowers shall not be required to cause to be conducted any inventory appraisals with respect to their Inventory during the 2006 calendar year or thereafter provided that (i) Excess Availability exceeds Fifteen Million Dollars
($15,000,000) at all times during the immediately preceding twelve months and
(ii) no Event of Default or Default has occurred and is then continuing
(Borrowers shall cause to be conducted as many inventory appraisals with respect to their Inventory as Agent may request upon the occurrence and during the continuation of any Event of Default or Default).

     7.4 Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a) upon Agent's request, Borrowers shall, at their expense, no more than one (1) time in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default, deliver or cause to be delivered to Agent written appraisals as to the Equipment and/or the Real
Property in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent, addressed to Agent and upon which Agent is expressly permitted to rely; (b) Borrowers and Aftermarket Entities shall keep the
Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrowers and Aftermarket Entities shall use the
Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in the business of
Borrowers and Aftermarket Entities and not for personal, family, household or farming use; (e) Borrowers and Aftermarket Entities shall not remove any
Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of its business or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of such Borrower or such Aftermarket Entity in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrowers and Aftermarket Entities shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g)
each Borrower and each Aftermarket Entity assumes all responsibility and liability arising from the use of the Equipment and Real Property.

                                       62

     7.5 Power of Attorney. Each Borrower and each Aftermarket Entity hereby irrevocably designates and appoints Agent (and all persons designated by Agent)
as such Borrower's and Aftermarket Entity's true and lawful attorney-in-fact, and authorizes Agent, in such Borrower's, Aftermarket Entity's or Agent's name, to: (a) at any time an Event of Default exists or has occurred and is continuing
(i) demand payment on Receivables or other Collateral, (ii) enforce payment of
Receivables by legal proceedings or otherwise, (iii) exercise all of such
Borrower's or such Aftermarket Entity's rights and remedies to collect any
Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Agent deems advisable,
(v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign such Borrower's or such
Aftermarket Entity's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any
Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Agent, and open and dispose of all mail addressed to such Borrower or such Aftermarket Entity and handle and store all mail relating to the
Collateral; and (ix) do all acts and things which are necessary, in Agent's determination, to fulfill such Borrower's or such Aftermarket Entity's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of
Borrowers' Receivables or constituting Collateral of Borrowers or otherwise received in or for deposit in the Blocked Accounts or otherwise received by
Agent or any Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Borrowers'
Receivables or other proceeds of Collateral of Borrowers are sent or received,
(iii) endorse such Borrower's name upon any items of payment in respect of
Borrowers' Receivables or constituting Collateral of Borrowers or otherwise received by Agent and any Lender and deposit the same in Agent's account for application to the Obligations, (iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any of Borrowers' Receivable or any goods pertaining thereto or any other Collateral of Borrowers, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear
Inventory the purchase of which was financed with a Letter of Credit through
U.S. Customs or foreign export control authorities in such Borrower's name,
Agent's name or the name of Agent's designee, and to sign and deliver to customs officials powers of attorney in such Borrower's or name for such purpose, and to complete in such Borrower's or Agent's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (vi) sign such Borrower's name on any verification of Borrowers'
Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Each Borrower and each Aftermarket Entity hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent's or any Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

     7.6 Right to Cure. Agent may, at its option upon prior written notice to
Administrative Borrower, unless an Event of Default or an event or condition which with notice or the passage of time or both may become an Event of Default has occurred and is continuing, in which case no notice to Administrative
Borrower shall be required hereunder, (a) cure any default by any

                                       63

Borrower or any Aftermarket Entity under any material agreement with a third party that affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Agent or any Lender therein or the ability of any Borrower or any Aftermarket Entity to perform its obligations hereunder or under any of the other Financing
Agreements, (b) pay or bond on appeal any judgment entered against any Borrower or any Aftermarket Entity, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the
Collateral and (d) pay any amount, incur any expense or perform any act which, in Agent's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto provided that to the extent Borrowers are permitted under the terms of this
Agreement to contest any of the foregoing in good faith by appropriate proceedings diligently pursued and available to Borrowers and have set aside adequate reserves with respect thereto so long as there is no risk to the
Collateral or to Agent's and Lenders' rights therein, Agent and Lenders will allow Borrowers a reasonable period of time to continue to pursue such action.
Agent may add any amounts so expended to the Obligations and charge any
Borrower's account therefor, such amounts to be repayable by Borrowers on demand. Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or any Aftermarket Entity. Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     7.7 Access to Premises. From time to time as requested by Agent, at the cost and expense of Borrowers, (a) Agent or its designee shall have complete access to all of each Borrower's and each Aftermarket Entity's premises during normal business hours and after notice to Parent, or at any time and without notice to Administrative Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the
Collateral and all of each Borrower's and each Aftermarket Entity's books and records, including the Records, and (b) each Borrower and each Aftermarket
Entity shall promptly furnish to Agent such copies of such books and records or extracts therefrom as Agent may request, and Agent or any Lender or Agent's designee may use during normal business hours such of any Borrower's and any
Aftermarket Entity's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.

SECTION 8. REPRESENTATIONS AND WARRANTIES

     Each Borrower, each Aftermarket Entity and each other Guarantor, as applicable, hereby represents and warrants to Agent and Lenders the following, the truth and accuracy of which are a continuing pre-condition of the making of
Loans and providing Letter of Credit Obligations to Borrowers (which shall survive the execution and delivery of this Agreement):

     8.1 Corporate Existence, Power and Authority. Each Borrower and each
Aftermarket Entity is a corporation or limited liability company, as applicable, duly organized and in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign corporation or limited liability company, as applicable, and in good standing in all states or other

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jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Borrower's or such Aftermarket Entity's financial condition, results of operation or business or the rights of Agent in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within each Borrower's and each Aftermarket Entity's corporate powers, (b) have been duly authorized, (c) are not in contravention of law or the terms of any Borrower's or any Aftermarket Entity's certificate of incorporation or formation, by laws, operating agreement or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or any Aftermarket Entity is a party or by which any Borrower or any Aftermarket
Entity or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of any Borrower or any Aftermarket Entity. This Agreement and the other Financing Agreements to which any Borrower or any Aftermarket Entity is a party constitute legal, valid and binding obligations of such Borrower and such Aftermarket Entity enforceable in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     8.2 Name; State of Organization; Chief Executive Office; Collateral
Locations.

          (a) The exact legal name of each Borrower and each Aftermarket Entity is as set forth on the signature page of this Agreement and in the Information
Certificate. No Borrower or Aftermarket Entity has, during the five years prior to the date of this Agreement, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

          (b) Each Borrower and each Aftermarket Entity is an organization of the type and organized in the jurisdiction set forth in the Information
Certificate. The Information Certificate accurately sets forth the organizational identification number (if any) of each Borrower and each
Aftermarket Entity or accurately states that such Borrower or such Aftermarket
Entity has none and accurately sets forth the federal employer identification number of each Borrower and each Aftermarket Entity.

          (c) The chief executive office and mailing address of each Borrower and each Aftermarket Entity and each Borrower's and each Aftermarket Entity's
Records concerning Accounts are located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the rights of any Borrower or any Aftermarket Entity to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by a Borrower or a
Aftermarket Entity and sets forth the owners and/or operators thereof.

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     8.3 Financial Statements; No Material Adverse Change. All financial statements relating to any Borrower or Guarantor which have been or may hereafter be delivered by any Borrower or Guarantor to Agent and Lenders have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of such Borrower and Guarantor as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers and
Guarantors to Agent prior to the date of this Agreement, there has been no act, condition or event which has had or is reasonably likely to have a Material
Adverse Effect since the date of the most recent audited financial statements of any Borrower or Guarantor furnished by any Borrower or Guarantor to Agent prior to the date of this Agreement. The projections dated December 2006 for the fiscal year ending December 31, 2007 that have been delivered to Agent or any projections hereafter delivered to Agent have been prepared in light of the past operations of the businesses of Borrowers and Guarantors and are based upon estimates and assumptions stated therein, all of which Borrowers and Guarantors have determined to be reasonable and fair in light of the then current conditions and current facts and reflect the good faith and reasonable estimates of Borrowers and Guarantors of the future financial performance of Parent and its Subsidiaries and of the other information projected therein for the periods set forth therein.

     8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Agent under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 to the Information Certificate and the other liens permitted under Section 9.8 hereof. Each Borrower and each Aftermarket Entity has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent and such others as are specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 9.8 hereof.

     8.5 Tax Returns. Each Borrower and each Aftermarket Entity has filed, or caused to be filed, in a timely manner (including any extensions) all tax returns, reports and declarations which are required to be filed by it and has, if requested by Agent, disclosed in writing to Agent all requests for extensions to such filings. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Each Borrower and each
Aftermarket Entity has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or such Aftermarket Entity and with respect to which adequate reserves have been set aside on its books.
Adequate provision has been made for the payment of all accrued and unpaid
Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

     8.6 Litigation. Except as set forth on Schedule 8.6 to the Information
Certificate, (a) there is no investigation by any Governmental Authority pending, or to the best of any Borrower's or any Aftermarket Entity's knowledge threatened, against or affecting any Borrower

                                       66

or any Aftermarket Entity, its or their assets or business and (b) there is no action, suit, proceeding or claim by any Person pending, or to the best of any
Borrower's or any Aftermarket Entity's knowledge threatened, against any
Borrower or any Aftermarket Entity's or its or their assets or goodwill, or against or affecting any transactions contemplated by this Agreement, in each case, which if adversely determined against such Borrower or such Aftermarket
Entity has or could reasonably be expected to have a Material Adverse Effect.

     8.7 Compliance with Other Agreements and Applicable Laws.

          (a) Borrowers and Aftermarket Entities are not in default in any respect under, or in violation in any respect of the terms of, any material agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound. Borrowers and Aftermarket
Entities are in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to their respective businesses, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all
Environmental Laws.

          (b) Borrowers and Aftermarket Entities have obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority required for the lawful conduct of its business
(the "Permits"). All of the Permits are valid and subsisting and in full force and effect. There are no actions, claims or proceedings pending or to the best of any Borrower's or Aftermarket Entity's knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits.

     8.8 Environmental Compliance.

          (a) Except as set forth on Schedule 8.8 to the Information
Certificate, Borrowers, Aftermarket Entities and any Subsidiary of any Borrower
have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any applicable Environmental Law or Permit, and the operations of
Borrowers, Aftermarket Entities and any Subsidiary of any Borrower or
Aftermarket Entity complies in all material respects with all Environmental Laws and all Permits.

          (b) Except as set forth on Schedule 8.8 to the Information
Certificate, there has been no investigation by any Governmental Authority or any proceeding, complaint, order, directive, claim, citation or notice by any
Governmental Authority or any other person nor is any pending or to the best of any Borrower's or any Aftermarket Entity's knowledge threatened, with respect to any non compliance with or violation of the requirements of any Environmental
Law by any Borrower or any Aftermarket Entity and any Subsidiary of any Borrower
or any Aftermarket Entity or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous
Materials or any other environmental, health or safety matter, which adversely affects or could reasonably be expected to adversely affect in any material respect any Borrower or any Aftermarket Entity or its or their business, operations or assets or any properties at which

                                       67

such Borrower or such Aftermarket Entity has transported, stored or disposed of any Hazardous Materials.

          (c) Except as set forth on Schedule 8.8 to the Information
Certificate, Borrowers, Aftermarket Entities and their Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

          (d) Borrowers, Aftermarket Entities and their Subsidiaries have all
Permits required to be obtained or filed in connection with the operations of
Borrowers and Aftermarket Entities under any Environmental Law and all of such licenses, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect.

     8.9 Employee Benefits.

          (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or State law. Each
Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of any Borrower's or Aftermarket Entity's knowledge, nothing has occurred which would cause the loss of such qualification. Each Borrower and its ERISA
Affiliates have made all required contributions to any Plan subject to Section
412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending, or to the best of any Borrower's or any
Aftermarket Entity's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) except as set forth on Schedule 8.9(c) hereof, based on the latest valuation of each Pension Plan and on the actuarial methods and assumptions employed for such valuation (determined in accordance with the assumptions used for funding such Pension Plan pursuant to Section 412 of the Code) the aggregate current value of accumulated benefit liabilities of such Pension Plan under
Section 4001(a)(16) of ERISA does not exceed the aggregate current value of the assets of such Pension Plan; (iii) each Borrower and each Aftermarket Entity, and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) each
Borrower and each Aftermarket Entity and their ERISA Affiliates, have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a
Multiemployer Plan that could have a Material Adverse Effect; and (v) each
Borrower and each Aftermarket Entity and their ERISA Affiliates, have not engaged in a transaction that would be subject to Section 4069 or 4212(c) of
ERISA.

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     8.10 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or any Aftermarket Entity maintained at any bank or other financial institution are set forth on Schedule
8.10 to the Information Certificate, subject to the right of each Borrower and each Aftermarket Entity to establish new accounts in accordance with Section 5.2 hereof.

     8.11 Intellectual Property. Each Borrower and each Aftermarket Entity owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted except for the failure to own or license such Intellectual Property that could not have a
Material Adverse Effect. As of the date hereof, Borrowers and Aftermarket
Entities do not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in
Schedule 8.11 to the Information Certificate and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 to the Information
Certificate. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of any Borrower's and any Aftermarket Entity's knowledge, no slogan or other advertising device, product, process, method, substance or other
Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower or any
Aftermarket Entity infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting any Borrower or any Aftermarket Entity contesting its right to sell or use any such Intellectual Property except for such claims and infringements that, in the aggregate, could not have a Material Adverse Effect. Schedule 8.11 to the Information Certificate sets forth all of the material agreements or other arrangements of each Borrower and each Aftermarket Entity pursuant to which such Borrower or such Aftermarket Entity has a license or other right to use any trademarks, logos, designs, representations or other Intellectual
Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of such Borrower or such Aftermarket Entity as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by any
Borrower or any Aftermarket Entity after the date hereof, collectively, the
"License Agreements" and individually, a "License Agreement"). No trademark, servicemark, copyright or other Intellectual Property at any time used by any
Borrower or any Aftermarket Entity which is owned by another person, or owned by such Borrower or such Aftermarket Entity is subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Agent, is affixed to any Eligible Inventory, except (a) to the extent permitted under the term of the license agreements listed on Schedule 8.11 to the Information Certificate and (b) to the extent the sale of Inventory to which such Intellectual Property is affixed is permitted to be sold by such Borrower or such Aftermarket Entity under applicable law (including the United States
Copyright Act of 1976).

     8.12 Subsidiaries; Affiliates; Capitalization; Solvency.

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          (a) Each Borrower and each Aftermarket Entity does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.12 to the Information
Certificate.

          (b) Each Borrower and each Aftermarket Entity is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on Schedule 8.12 to the Information Certificate as being owned by such Borrower or such Aftermarket Entity and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares.

          (c) The issued and outstanding shares of Capital Stock of each
Borrower and each Aftermarket Entity are directly and beneficially owned and held by the persons indicated in the Information Certificate, and in each case all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except for the liens of Agent and as disclosed in writing to Agent prior to the date hereof.

          (d) Each Borrower and Guarantor is Solvent and will continue to be
Solvent after the creation of the Obligations, the security interests of Agent and the other transaction contemplated hereunder.

     8.13 Labor Disputes.

          (a) Set forth on Schedule 8.13 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to each Borrower and each Aftermarket Entity and any union, labor organization or other bargaining agent in respect of the employees of any Borrower or any Aftermarket Entity on the date hereof.

          (b) There is (i) no significant unfair labor practice complaint pending against any Borrower or any Aftermarket Entity or, to the best of any
Borrower's or any Aftermarket Entity's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or any Aftermarket
Entity or, to best of any Borrower's or any Aftermarket Entity's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against any Borrower or any Aftermarket Entity or, to the best of any Borrower's or any Aftermarket Entity's knowledge, threatened against any Borrower or any Aftermarket Entity.

     8.14 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of any
Borrower or any Aftermarket Entity permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or any Aftermarket Entity or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower or any

                                       70

Aftermarket Entity and any of its or their Subsidiaries or (ii) between any
Subsidiaries of any Borrower or any Aftermarket Entity or (b) the ability of any
Borrower or any Aftermarket Entity or any of its or their Subsidiaries to incur
Indebtedness or grant security interests to Agent or any Lender in the
Collateral.

     8.15 Material Contracts. Schedule 8.15 to the Information Certificate sets forth all Material Contracts to which any Borrower or any Aftermarket Entity is a party or is bound as of the date hereof. Borrowers and Aftermarket Entities have delivered true, correct and complete copies of such Material Contracts to
Agent on or before the date hereof. Borrowers and Aftermarket Entities are not in breach or in default in any material respect of or under any Material
Contract and have not received any notice of the intention of any other party thereto to terminate any Material Contract.

     8.16 Payable Practices. Each Borrower and each Aftermarket Entity have not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

     8.17 Accuracy and Completeness of Information. All information furnished by or on behalf of any Borrower or Guarantor in writing to Agent or any Lender in connection with this Agreement, the Initial Loan Agreement or any of the other
Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Affect, which has not been fully and accurately disclosed to Agent in writing prior to the date hereof.

     8.18 Economic Benefits. Each of the Borrowers and Aftermarket Entities
acknowledges and agrees that it will derive substantial direct and indirect economic benefits from the Loans and Letter of Credit Obligations made and to be made hereunder by Agent and Lenders.

     8.19 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent or any Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor shall now or hereafter give, or cause to be given, to Agent or any Lender.

SECTION 9. AFFIRMATIVE AND NEGATIVE COVENANTS

     9.1 Maintenance of Existence.

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          (a) Each Borrower and Guarantor shall, and shall cause each of their
Subsidiaries, to, at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on in all material respects the business as presently or proposed to be conducted, except as permitted in Section 9.7 hereto.

          (b) No Borrower or Aftermarket Entity shall change its name unless each of the following conditions is satisfied: (i) Agent shall have received not less than thirty (30) days prior written notice from Administrative Borrower of such proposed change in its corporate name, which notice shall accurately set forth the new name; and (ii) Agent shall have received a copy of the amendment to the Certificate of Incorporation or organization of such Borrower or
Aftermarket Entity providing for the name change certified by the Secretary of
State of the jurisdiction of incorporation or organization of such Borrower or
Aftermarket Entity as soon as it is available.

          (c) No Borrower or Aftermarket Entity shall change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than thirty (30) days' prior written notice from Administrative Borrower of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as
Agent may reasonably require in connection therewith. No Borrower or Aftermarket
Entity shall change its type of organization, jurisdiction of organization or other legal structure.

     9.2 New Collateral Locations. Each Borrower and each Aftermarket Entity may only open any new location within the continental United States provided such
Borrower or such Aftermarket Entity (a) gives Agent thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect its interests in the Collateral at such location.

     9.3 Compliance with Laws, Regulations, Etc.

          (a) Each Borrower and each Aftermarket Entity shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other Permits applicable to it and duly observe all requirements of any foreign, Federal, State or local
Governmental Authority.

          (b) Borrowers and Aftermarket Entities shall give written notice to
Agent immediately upon any Borrower's or any Aftermarket Entity's receipt of any notice of, or any Borrower's or any Aftermarket Entity's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any
Environmental Law by any Borrower or any Aftermarket Entity or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material other than in the ordinary course of business and other than as

                                       72

permitted under any applicable Environmental Law. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by such
Borrower or such Aftermarket Entity to Agent. Each Borrower and each Aftermarket
Entity shall take prompt action to respond to any material non-compliance with any of the Environmental Laws and shall regularly report to Agent on such response.

          (c) Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of any Borrower or any Aftermarket Entity in order to avoid any non compliance, with any Environmental Law, Borrowers shall, at Agent's request and Borrowers' expense: (i) cause an independent environmental engineer reasonably acceptable to Agent to conduct such tests of the site where non-compliance or alleged non compliance with such Environmental
Laws has occurred as to such non-compliance and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such non-compliance, or such
Borrower's or any Aftermarket Entity's response thereto or the estimated costs thereof, shall change in any material respect.

          (d) Each Borrower and each Aftermarket Entity shall indemnify and hold harmless Agent and Lenders and their respective directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys' fees and expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a
Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower or any Aftermarket Entity and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the
Obligations and the termination of this Agreement.

     9.4 Payment of Taxes and Claims. Each Borrower and each Aftermarket Entity shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Aftermarket Entity or Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books to the extent required by GAAP.

     9.5 Insurance. Each Borrower and each Aftermarket Entity shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations or other entities of established reputation engaged in the same or similar businesses and similarly situated.
Said policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer. Borrowers and Aftermarket Entities shall furnish certificates, policies or endorsements to Agent as Agent

                                       73

shall reasonably require as proof of such insurance, and, if any Borrower or any
Aftermarket Entity fails to do so, Agent is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage and that Agent may act as attorney for each Borrower and each Aftermarket Entity in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers and Aftermarket Entities shall cause Agent to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers and Aftermarket
Entities shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Agent. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent as its interests may appear and further specify that
Agent and Lenders shall be paid regardless of any act or omission by any
Borrower, any Aftermarket Entity or any of its or their Affiliates. Except as otherwise provided in the Mortgages with respect to the Real Property and without limiting any other rights of Agent or Lenders, any insurance proceeds received by Agent at any time may be applied to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine or, in Agent's discretion, if an Event of Default has occurred and is continuing, hold such proceeds as cash collateral for the Obligations. Upon application of such proceeds to the Revolving Loans, Revolving Loans may be available subject and pursuant to the terms hereof to be used for the costs of repair or replacement of the Collateral lost or damages resulting in the payment of such insurance proceeds.

     9.6 Financial Statements and Other Information.

          (a) Each Borrower and each Aftermarket Entity shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the
Collateral and the business of such Borrower, Aftermarket Entity and its
Subsidiaries in accordance with GAAP. Borrowers and Aftermarket Entities shall promptly furnish to Agent and Lenders all such financial and other information as Agent shall reasonably request relating to the Collateral and the assets, business and operations of Borrowers and Aftermarket Entities, and Borrowers
shall notify the auditors and accountants of Borrowers and Aftermarket Entities that Agent is authorized to obtain such information directly from them. Without limiting the foregoing, Borrowers shall furnish or cause to be furnished to
Agent, the following:

               (i) within forty-five (45) days after the end of each fiscal month, monthly unaudited consolidated financial statements, and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of
Parent and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Parent, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit C hereto, along with a schedule in a form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such fiscal quarter, whether Borrowers were in compliance with the covenants set forth in Sections 9.17, 9.18, 9.18A, 9.18B and 9.18C of this
Agreement for such fiscal quarter, and

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               (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and management prepared unaudited consolidating financial statements of Parent and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting in all material respects the financial position and the results of the operations of Parent and its
Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants with respect to the audited consolidated financial statements, which accountants shall be an independent accounting firm selected by Administrative Borrower and acceptable to Agent, that such audited consolidated financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Parent and its Subsidiaries as of the end of and for the fiscal year then ended, and

               (iii) Borrowers shall furnish or cause to be furnished to Agent no later than fifteen (15) days prior to the end of each fiscal year of
Borrowers, forecasted consolidated and consolidating balance sheets, profit and loss statements (including showing pretax profits), cash flow statements, Excess
Availability statements and capitalization statements, all prepared on a consistent basis with Borrowers' historical financial statements (collectively, the "Annual Plan"), together with all appropriate supporting details and underlying assumptions, for the forthcoming fiscal year, month by month. Such projections shall represent the reasonable best estimate by Borrowers of the future financial performance of Parent and its Subsidiaries for the periods set forth therein and shall have been prepared on the basis of the assumptions set forth therein which Borrowers believe are fair and reasonable as of the date of preparation in light of current and reasonably foreseeable business conditions
(it being understood that actual results may differ from those set forth in such projected financial statements).

          (b) Borrowers and Aftermarket Entities shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations having a value of more than $100,000 or which would result in any material adverse change in any Borrower's or any Aftermarket
Entity's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or Default.

          (c) Promptly after the sending or filing thereof, Borrowers shall send to Agent copies of (i) all reports which Parent or any of its Subsidiaries sends to its security holders generally and (ii) all reports and registration statements which Parent or any of its Subsidiaries files with the Securities
Exchange Commission, any national or foreign securities exchange or the National
Association of Securities Dealers, Inc., and such other reports as Agent may hereafter specifically identify to Administrative Borrower that Agent will require be provided to Agent.

          (d) Borrowers and Aftermarket Entities shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers and Aftermarket
Entities, as Agent may, from time to time, reasonably request. Agent is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers and Guarantors to any court or other
Governmental Authority or to any Lender or Participant or prospective Lender or
Participant or

                                       75

any Affiliate of any Lender or Participant. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to
Agent, at Borrowers' expense, copies of the financial statements of any Borrower and Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of any Borrower or Guarantor and to disclose to Agent and
Lenders such information as they may have regarding the business of any Borrower and Guarantor. Any documents, schedules, invoices or other papers delivered to
Agent or any Lender may be destroyed or otherwise disposed of by Agent or such
Lender one (1) year after the same are delivered to Agent or such Lender, except as otherwise designated by Administrative Borrower to Agent or such Lender in writing.

          (e) Borrowers shall promptly notify Agent in writing in the event that at any time after the delivery of a Borrowing Base Certificate by a Borrower to
Agent but prior to the delivery of the next Borrowing Base Certificate to be delivered by such Borrower to Agent in accordance with the terms hereof: (i) the amount of Revolving Loans and Letter of Credit Obligations available to such
Borrower pursuant to the terms and conditions contained herein (calculated without regard to the then outstanding Revolving Loans and Letter of Credit
Obligations) is less than ninety (90%) percent of the amount of Revolving Loans and Letter of Credit Obligations available to such Borrower pursuant to the terms and conditions contained herein (calculated without regard to the then outstanding Revolving Loans and Letter of Credit Obligations) as set forth in the most recent Borrowing Base Certificate previously delivered by such Borrower to Agent pursuant to Section 7.1 hereof or (ii) the Revolving Loans made by
Agent and Lenders to such Borrower and/or Letter of Credit Obligations outstanding at such time exceed the amount of the Revolving Loans and Letter of
Credit Obligations then available to such Borrower under the terms hereof as a result of any decrease in the amount of Revolving Loans and Letter of Credit
Obligations then available and the amount of such excess.

     9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Each Borrower
and each Aftermarket Entity shall not, and shall not permit any Subsidiary to, directly or indirectly, or agree to do any of the following,

          (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it except that any
Borrower can merge with and into or consolidate with any other Borrower and
Guarantor can merge with and into or consolidate with any other Guarantor
(organized in the same jurisdiction as the other Guarantor) or any wholly-owned
Subsidiary of Parent (other than any Borrower or any Guarantor) may merge with and into or consolidate with any other wholly-owned Subsidiary of Parent (other than any Borrower or any Guarantor), provided, that, in each case, each of the following conditions is satisfied as determined by Agent in good faith: (i)
Agent shall have received not less than ten (10) Business Days' prior written notice of the intention of such Subsidiaries to so merge or consolidate, which notice shall set forth in reasonable detail satisfactory to Agent, the persons that are merging or consolidating, which person will be the surviving entity, the locations of the assets of the persons that are merging or consolidating, and the material agreements and documents relating to such merger or consolidation, (ii) Agent shall have received such other information with respect to such merger or consolidation as Agent may reasonably request, (iii)
as of the effective date of the merger or consolidation and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (iv) Agent shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger or

                                       76

consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (v) the surviving entity shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it is a party in writing, in form and substance reasonably satisfactory to
Agent, and Borrowers and Aftermarket Entities shall execute and deliver such other agreements, documents and instruments as Agent may request in connection therewith;

          (b) sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for

               (i) (x) sales of Inventory in the ordinary course of business and
(y) sales of all of Borrowers' Inventory and Equipment at a location provided that (1) the aggregate Value of such Inventory and Equipment at such location does not exceed $150,000, (2) all of the proceeds from the sale of such
Inventory and Equipment are paid to Agent for application to the Obligations in accordance with the provisions hereof and (3) the aggregate amount of Equipment and Inventory sold pursuant to this Section 9.7(b)(i)(y) shall not exceed
$500,000 during any calendar year,

               (ii) the sale or other disposition of (A) Equipment (including worn-out or obsolete Equipment or Equipment no longer used or useful in the business of any Borrower or any Aftermarket Entity) so long as such sales or other dispositions do not involve Equipment having an aggregate fair market value in excess of $150,000 for all such Equipment disposed of in any fiscal year of Borrowers or as Agent may otherwise agree and (B) whether or not part of a sale/leaseback transaction, Real Property subject to the Mortgages in effect on the date hereof (or delivered pursuant to the Post Closing Letter) provided that, notwithstanding the provisions set forth in Section 6.4(a) hereof, (1) in the event that the sale or other disposition of such Real Property occurs prior to the restructure of the Term Loans in accordance with Section 2.3(c) hereof, the proceeds from such sale, in the amount of fifty percent (50%) of the fair market value of such Real Property being sold (as set forth in an appraisal of such Real Property, in form and substance reasonably satisfactory to Agent, conducted by an appraiser satisfactory to Agent within three (3) months after the date hereof or, in the case of Parent's Real Property located in Laredo,
Texas, as set forth in the appraisal dated June 29, 2006 delivered to Agent prior to the date hereof), is paid to Agent for application to the Term B Loan until the Term B Loan is paid in full (to be applied first to the accrued and outstanding interest with respect to the portion of the Term B Loan being prepaid and then, in inverse order of maturity, to the outstanding principal of the Term B Loan) and then to the remaining outstanding Revolving Loans (to be applied first to the accrued and outstanding interest with respect to the portion of the Revolving Loan being paid and then to the outstanding principal of such Revolving Loan) (this subsection (1) shall not be construed to mean that the Term B Loan is only secured by Borrowers' Real Property, as the Term B Loan is secured by all of the Collateral), (2) in the event that the sale or other disposition of such Real Property occurs after the restructure of the Term Loans in accordance with Section 2.3(c) hereof, the proceeds from such sale, in the amount of the greater of (x) fifty percent (50%) of the fair market value of such Real Property being sold (as set forth in an appraisal of such Real
Property, in form and substance reasonably satisfactory to Agent, conducted by an appraiser satisfactory to Agent within three (3) months after the date hereof or, in the case of Parent's Real Property located in Laredo, Texas, as set forth in the appraisal dated June 29, 2006 delivered to

                                       77

Agent prior to the date hereof) and (y) the portion of the Term A Loan made on account of such Real Property being sold (and still outstanding) or otherwise attributed thereto, is paid to Agent for application to the Term A Loan until the Term A Loan is paid in full (to be applied first to the accrued and outstanding interest with respect to the portion of the Term A Loan being prepaid and then, in inverse order of maturity, to the outstanding principal of the Term A Loan) and then to the remaining outstanding Revolving Loans (to be applied first to the accrued and outstanding interest with respect to the portion of the Revolving Loan being paid and then to the outstanding principal of such Revolving Loan) (this subsection (2) shall not be construed to mean that the Term A Loan is only secured by Borrowers' Real Property, as the Term A Loan is secured by all of the Collateral), (3) an Event of Default has not occurred and is not continuing and (4) the Borrowers deliver to Agent a Collateral Access
Agreement, in form and substance satisfactory to Agent, with respect to such
Real Property,

               (iii) the issuance and sale by any Borrower or any Aftermarket
Entity of Capital Stock of such Borrower or such Aftermarket Entity after the date hereof; provided, that, (A) Agent shall have received not less than ten
(10) Business Days' prior written notice of such issuance and sale by such
Borrower or such Aftermarket Entity, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower or such Aftermarket Entity from such sale, (B) such Borrower or such Aftermarket
Entity shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except as otherwise permitted in Section 9.11 hereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower to request or receive Loans or Letters of Credit or the right of any Borrower and/or any
Aftermarket Entity to amend or modify any of the terms and conditions of this
Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrowers any Aftermarket Entities with
Agent and Lenders or are more restrictive or burdensome to any Borrower or any
Aftermarket Entity than the terms of any Capital Stock in effect on the date hereof, (D) except as Agent may otherwise agree in writing, all of the proceeds of the sale and issuance of such Capital Stock shall be paid to Agent for application to the Obligations in such order and manner as Agent may determine or at Agent's option, to be held as cash collateral for the Obligations and (E)
as of the date of such issuance and sale and after giving effect thereto, no
Default or Event of Default shall exist or have occurred,

               (iv) the issuance of Capital Stock of any Borrower consisting of common stock pursuant to an employee stock option or grant or similar equity plan or 401(k) plans of such Borrower for the benefit of its employees, directors and consultants, provided, that, in no event shall such Borrower be required to issue, or shall such Borrower issue, Capital Stock pursuant to such stock plans or 401(k) plans which would result in a Change of Control or other
Event of Default, or

          (c) wind up, liquidate or dissolve except that any Guarantor (other than the Aftermarket Entities) may wind up, liquidate and dissolve, provided, that, each of the following conditions is satisfied, (i) the winding up, liquidation and dissolution of such Guarantor shall not violate any law or any order or decree of any court or other Governmental Authority in any

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material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which any Borrower or Guarantor is a party or may be bound, (ii) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (iii)
effective upon such winding up, liquidation or dissolution, all of the assets and properties of such Guarantor shall be duly and validly transferred and assigned to a Borrower, free and clear of any liens, restrictions or encumbrances other than the security interest and liens of Agent (and Agent shall have received such evidence thereof as Agent may require) and Agent shall have received such deeds, assignments or other agreements as Agent may request to evidence and confirm the transfer of such assets of such Guarantor to a
Borrower, (iv) Agent shall have received all documents and agreements that any
Borrower or Guarantor has filed with any Governmental Authority or as are otherwise required to effectuate such winding up, liquidation or dissolution,
(v) no Borrower or Guarantor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the entity that is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder, (vi) Agent shall have received not less than ten (10) Business Days prior written notice of the intention of such
Guarantor to wind up, liquidate or dissolve, and (vii) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no
Default or Event of Default shall exist or have occurred.

     9.8 Encumbrances. Each Borrower and each Aftermarket Entity shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except:

          (a) the security interests and liens of Agent for itself and the benefit of Lenders and Bank Product Providers;

          (b) liens securing the payment of taxes, assessments or other governmental charges or levies either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or such Aftermarket Entity or Subsidiary, as the case may be and with respect to which adequate reserves have been set aside on its books;

          (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Borrower's, Aftermarket
Entity's or Subsidiary's business to the extent: (i) such liens secure
Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Aftermarket Entity or such Subsidiary, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

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          (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of such Borrower, Aftermarket Entity or such Subsidiary as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

          (e) purchase money security interests in Equipment (including Capital
Leases) and purchase money mortgages on Real Estate not to exceed $2,000,000.00 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrowers or Aftermarket Entities other than the Equipment or Real Estate so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Estate so acquired, as the case may be;

          (f) pledges and deposits of cash by any Borrower or any Aftermarket
Entity after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of such Borrower or such
Aftermarket Entity as of the date hereof;

          (g) pledges and deposits of cash by any Borrower or any Aftermarket
Entity after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of such Borrower or such
Aftermarket Entity as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Agent;

          (h) liens arising from (i) operating leases and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by any Borrower or any Aftermarket Entity located on the premises of such Borrower or such Aftermarket Entity (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of such
Borrower or such Aftermarket Entity and the precautionary UCC financing statement filings in respect thereof;

          (i) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Agent may establish a
Reserve with respect thereto;

          (j) the security interests and liens set forth on Schedule 8.4 to the
Information Certificate;

          (k) the security interests in and/or liens on cash collateral of
Borrowers securing the Indebtedness under the Hedge Agreements permitted under
Section 9.9(h) hereof provided that

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(i) such secured Indebtedness does not exceed $250,000 at any time, (ii) no
Events of Default have occurred and are then continuing when such liens are granted, (iii) such security interests and/or liens do not attach to any other
Collateral and (iv) availability exists under the Borrowing Base after giving effect to the delivery of such cash collateral by Borrowers as security for such
Indebtedness; and

          (l) the first mortgages securing the Indebtedness permitted under
Section 9.9(j) hereof.

     9.9 Indebtedness. Each Borrower and each Aftermarket Entity shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly), the Indebtedness, performance of obligations or payment of dividends of any other Person, except:

          (a) the Obligations;

          (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real
Property not to exceed $2,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of such Borrower, such Aftermarket Entity or Subsidiary other than the Equipment or
Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

          (c) guarantees by any Borrower or any Aftermarket Entity of the
Obligations of the other Borrowers or Aftermarket Entities in favor of Agent for the benefit of Lenders;

          (d) the Indebtedness of any Borrower or any Aftermarket Entity to any
other Borrower or Aftermarket Entity arising after the date hereof pursuant to loans by any Borrower or any Aftermarket Entity permitted under Section 9.10 hereof;

          (e) unsecured Indebtedness of any Borrower or any Aftermarket Entity
arising after the date hereof owing to any third person (but not to any other
Borrower or Guarantor), provided, that, each of the following conditions is satisfied as determined by Agent: (i) such Indebtedness shall be on terms and conditions reasonably acceptable to Agent and shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations pursuant to the terms of an intercreditor agreement between Agent and such third party, in form and substance satisfactory to Agent, (ii) Agent shall have received not less than ten (10) days prior written notice of the intention of such Borrower or such Aftermarket Entity to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Agent may reasonably request with respect thereto, (iii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) except as Agent may otherwise agree in writing, all of the

                                       81

proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Agent for application to the Obligations in such order and manner as Agent may determine, (v) in no event shall the aggregate principal amount of such Indebtedness incurred during the term of this Agreement exceed
$10,000,000, (vi) as of the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred,
(vii) such Borrower and such Aftermarket Entity shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, such
Borrower or such Aftermarket Entity may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or
(B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness
(except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (viii) Borrowers and Aftermarket Entities shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or any
Aftermarket Entity or on its behalf promptly after the receipt thereof, or sent by any Borrower or any Aftermarket Entity or on its behalf concurrently with the sending thereof, as the case may be;

          (f) the Indebtedness set forth on Schedule 9.9 to the Information
Certificate; provided, that, (i) Borrowers and Aftermarket Entities may, and shall cause their Subsidiaries to, only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such
Indebtedness as in effect on the date hereof, (ii) Borrowers and Aftermarket
Entities shall not, and shall not cause or permit their Subsidiaries to, directly or indirectly, (A) amend, modify, alter or change the terms of such
Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except that Borrowers and Aftermarket Entities may, and may cause their Subsidiaries to, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrowers and Aftermarket Entities shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower, any
Aftermarket Entity or any Subsidiary of a Borrower or an Aftermarket Entity or
on its behalf, promptly after the receipt thereof, or sent by any Borrower, any
Aftermarket Entity, or any Subsidiary of a Borrower or an Aftermarket Entity or
on its behalf, concurrently with the sending thereof, as the case may be;

          (g) Indebtedness of Borrowers or Guarantors entered into in the ordinary course of business pursuant to a Hedge Agreement; provided, that, (i)
such arrangements are with a Bank Product Provider, (ii) such arrangements are not for speculative purposes, and (iii) such Indebtedness shall be unsecured, except to the extent such Indebtedness constitutes part of the Obligations arising under or pursuant to Hedge Agreements with a Bank Product Provider that are secured under the terms hereof;

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          (h) Indebtedness of Borrowers or Guarantors entered into in the ordinary course of business pursuant to a Hedge Agreement (other than with a
Bank Product Provider); provided, that, (i) such arrangements are not for speculative purposes, (ii) such Indebtedness shall be unsecured except to the extent permitted under Section 9.8(k) hereof and (iii) such Indebtedness shall not constitute Obligations hereunder;

          (i) Indebtedness of Borrowers arising in connection with any sale/lease back transaction permitted under Section 9.7(b)(ii) hereof (solely to the extent that such Indebtedness consists of lease obligations owed by
Borrowers under a Capital Lease resulting from such transaction) provided that
Borrowers deliver to Agent a Collateral Access Agreement with respect to such leased premises in accordance with the provisions hereof;

          (j) Indebtedness of Borrowers secured solely by the Real Property of
Parent subject to the Mortgages currently in effect on the date hereof (and/or delivered pursuant to the Post Closing Letter) with Persons not Affiliates of a
Borrower provided that (i) such loans do not exceed the fair market value of the
Real Property (as set forth in an appraisal of such Real Property, in form and substance reasonably satisfactory to Agent, conducted by an appraiser satisfactory to Agent within three (3) months after the date hereof or, in the case of Parent's Real Property located in Laredo, Texas, as set forth in the appraisal dated June 29, 2006 delivered to Agent prior to the date hereof))
against which such loan(s) are made, (ii) Agent shall have received not less than thirty (30) days prior written notice of such financing by Borrower, which notice shall specify the Persons that are providing the mortgage loan the material terms of the transaction and the amount of the loan that the Borrowers anticipate that they will receive, (iii) notwithstanding the provisions set forth in Section 6.4(a) hereof, in the event that such financing occurs prior to the restructure of the Term Loans in accordance with Section 2.3(c) hereof, the proceeds from such mortgage loan, in the amount of fifty percent (50%) of the fair market value of such Real Property being financed (as set forth in the appraisals, as applicable, referenced in subsection (i) of this clause (j)), is paid to Agent for application to the Term B Loan until the Term B Loan is paid in full (to be applied first to the accrued and outstanding interest with respect to the portion of the Term B Loan being prepaid and then, in inverse order of maturity, to the outstanding principal of the Term B Loan) and then to the remaining outstanding Revolving Loans (to be applied first to the accrued and outstanding interest with respect to the portion of the Revolving Loan being paid and then to the outstanding principal of such Revolving Loan) (this subsection (iii) shall not be construed to mean that the Term B Loan is only secured by Borrowers' Real Property, as the Term B Loan is secured by all of the
Collateral), (iv) notwithstanding the provisions set forth in Section 6.4(a)
hereof, in the event that such financing occurs after the restructure of the
Term Loans in accordance with Section 2.3(c) hereof, the proceeds from such mortgage loan, in the amount of the greater of (x) fifty percent (50%) of the fair market value of such Real Property being financed (as set forth in the appraisals, as applicable, referenced in subsection (i) of this clause (j)) and
(y) the portion of the Term A Loan made on account of such Real Property being financed (and still outstanding) or otherwise attributed thereto, is paid to
Agent for application to the Term A Loan until the Term A Loan is paid in full
(to be applied first to the accrued and outstanding interest with respect to the portion of the Term A Loan being prepaid and then, in inverse order of maturity, to the outstanding principal of the Term A Loan) and then to the remaining outstanding Revolving Loans (to be applied first to the accrued and outstanding interest with respect to the portion of the Revolving Loan being paid and then to the outstanding principal of such Revolving Loan) (this subsection

                                       83

(iv) shall not be construed to mean that the Term A Loan is only secured by
Borrowers' Real Property, as the Term A Loan is secured by all of the
Collateral), (v) an Event of Default has not occurred and is not continuing and
(vi) the mortgagee shall enter into and deliver a Collateral Access Agreement with Agent in form and substance satisfactory to Agent and (vii) the mortgage loan shall be secured solely by a mortgage (which may be a first mortgage) of the Real Property subject to such financing and an assignment of leases and rents relating thereto and not any personal property and shall be on other terms and conditions reasonably acceptable to Agent;

          (k) Indebtedness of Borrowers from a lender (other than a Lender, a
Borrower or a Guarantor) obtained on or prior to sixty (60) days after the date hereof provided that (i) such lender is acceptable to Agent, (ii) such
Indebtedness (A) is secured by liens on the Collateral that are subordinate and junior to the liens of Agent on the Collateral and (B) is not secured by any other collateral (whether granted by a Borrower, Guarantor or any Affiliate of a
Borrower or Guarantor), (iii) such Indebtedness shall be on terms and conditions reasonably acceptable to Agent and shall be subject and subordinate in right of payment to the right of Agent and Lenders to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations pursuant to the terms of a subordination agreement between Agent and such third party, in form and substance satisfactory to Agent, (iv) Agent shall have received not less than ten (10) days prior written notice of the intention of Borrowers to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as
Agent may reasonably request with respect thereto, (v) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness and such agreements, documents and instruments are in form and substance satisfactory to Agent, (vi)
$4,000,000 of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Agent for application to the Term B Loan, in inverse order of maturity provided that upon the application of such loan proceeds to the Term B Loan, the schedule of principal payments due on account of the Term B Loan shall be revised such that each installment of principal
(other than the last such installment which shall be in an amount equal to the remaining amount outstanding under the Term B Loan) shall be in an amount equal to the principal amount of the Term B Loan then outstanding, after giving effect to such prepayment, divided by forty eight (48), (vii) in no event shall (A) the original principal amount of such Indebtedness be less than $10,000,000 and (B)
the aggregate principal amount of such Indebtedness exceed $20,000,000 at any time, (viii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, Borrowers may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (ix) Borrowers shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or on its behalf promptly after the receipt thereof, or sent by any Borrower or on its behalf concurrently with the sending thereof, as the case may be.

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          9.10 Loans, Investments, Etc. Borrowers and Aftermarket Entities shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the United
States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Agent, payable to the order of a Borrower or an Aftermarket
Entity or to bearer and delivered to Agent, and (iii) commercial paper rated A1 or P1; provided, that, as to any of the foregoing, unless waived in writing by
Agent, Borrowers and/or Aftermarket Entities shall take such actions as are deemed necessary by Agent to perfect the security interest of Agent in such investments and (c) the loans, advances and guarantees set forth on Schedule
9.10 to the Information Certificate; provided, that, as to such loans, advances and guarantees, (i) Borrowers and Aftermarket Entities shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B)
as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Borrowers and Aftermarket
Entities shall furnish to Agent all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by Borrowers and/or Aftermarket Entities or on their behalf, promptly after the receipt thereof, or sent by Borrowers or Aftermarket Entities or on behalf, concurrently with the sending thereof, as the case may be.

          9.11 Dividends and Redemptions. Borrowers and Aftermarket Entities
shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of capital stock of Borrowers or and Aftermarket Entities now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing; provided, however, that (I) Proliance may (i) pay up to $337,500 per year in dividends on its Series B convertible preferred stock if and to the extent that such dividends are permitted and required to be paid under the
Certificate of Incorporation of Proliance and the Agreement and Plan of Merger
dated July 23, 1998 relating to the acquisition of RA provided that an Event of
Default has not occurred and is not then continuing and (ii) without duplication of the other dividends permitted to be made under this Section 9.11, Proliance may pay dividends to its shareholders and may repurchase capital stock held by its shareholders provided, that, as to any such dividend or repurchase, each of the following conditions is satisfied: (1) the Borrowers shall maintain Excess
Availability of not less than $18,000,000 for thirty (30) consecutive days prior to the date on which any such dividend or stock repurchase is made, and on the date on which such dividend or stock repurchase is made, and for thirty (30)
consecutive days following the date on which such dividend or stock repurchase is made, in each case, after giving effect to making such dividend or repurchasing such stock, (2) as of the date of the making of such dividend or such stock repurchase and after giving effect thereto, no Event of Default or
Default shall exist or have occurred and be

                                       85

continuing, (3) such dividend or stock repurchase shall be paid with funds legally available therefor, (4) such dividend or stock repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its property are bound, and (5) the aggregate amount of all dividends and repurchases in any calendar year shall not exceed $3,000,000 and (II)
Aftermarket Entities may issue dividends or otherwise make distributions to
Parent at any time and (III) any Borrower or Guarantor may pay dividends or distributions as provided under Section 9.12.

     9.12 Transactions with Affiliates. Each Borrower and Guarantor shall not, directly or indirectly:

          (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director or other Affiliate of such Borrower or Guarantor, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or Guarantor's business (as the case may be) and upon fair and reasonable terms no less favorable to such Borrower or Guarantor than such Borrower or Guarantor would obtain in a comparable arm's length transaction with an unaffiliated person; or

          (b) make any payments (whether by dividend, loan or otherwise) of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of such Borrower or Guarantor, except (i) reasonable compensation to officers, employees and directors for services rendered to such
Borrower or Guarantor in the ordinary course of business, and (ii) payments by any such Borrower or Guarantor to Parent for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services paid for by Parent on behalf of such Borrower or Guarantor, in the ordinary course of their respective businesses or as the same may be directly attributable to such Borrower or Guarantor and for the payment of taxes by or on behalf of Parent.

     9.13 Compliance with ERISA. Each Borrower and each Aftermarket Entity shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any Pension Plan so as to incur any material liability to the Pension
Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any Plan or any trust created thereunder which would subject such Borrower, such Aftermarket Entity or such ERISA Affiliate to a material tax or other liability on prohibited transactions imposed under Section
4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Pension Plan; (g)
not engage in a transaction that could be subject to Section 4069 or 4212(c) of
ERISA; or (h) not allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any Plan that is a single employer plan, which termination could result in any material liability to the Pension
Benefit Guaranty Corporation.

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     9.14 End of Fiscal Years; Fiscal Quarters. Each Borrower shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a)
fiscal years to end on December 31 of each year and (b) fiscal quarters to end on March 31, June 30, September 30, and December 31 of each year provided that the fiscal year of NRF shall end on November 30 of each year and the fiscal quarters of NRF shall end on February 28, May 31, August 31 and November 30 of
each year.

     9.15 Change in Business. Each Borrower shall not engage in any business other than the business of such Borrower on the date hereof and any business reasonably related, ancillary or complimentary to the business in which such
Borrower is engaged on the date hereof.

     9.16 Limitation of Restrictions Affecting Subsidiaries. Each Borrower and
Guarantor shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of such Borrower or Guarantor to (a) pay dividends or make other distributions or pay any Indebtedness owed to such Borrower or
Guarantor or any Subsidiary of such Borrower or Guarantor; (b) make loans or advances to such Borrower or Guarantor or any Subsidiary of such Borrower or
Guarantor, (c) transfer any of its properties or assets to such Borrower or
Guarantor or any Subsidiary of such Borrower or Guarantor; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii)
customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or Guarantor or any Subsidiary of such
Borrower or Guarantor, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Borrower or
Guarantor or any Subsidiary of such Borrower or Guarantor, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of such Borrower or
Guarantor prior to the date on which such Subsidiary was acquired by such
Borrower or such Guarantor and outstanding on such acquisition date, and (vi)
the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent and Lenders than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

     9.17 Minimum EBITDA (Consolidated). Borrowers shall achieve, on a consolidated basis, EBITDA of not less than the amounts set forth below for the corresponding time periods ending on the dates set forth below.

                    Test Date                                Amount
------------------------------------------------------   -------------
For the twelve (12) months ending on December 31, 2006    ($1,000,000)
For the three (3) months ending on March 31, 2007         ($1,000,000)
For the six (6) months ending on June 30, 2007           $  7,500,000
For the nine (9) months ending on                        $ 17,500,000

                                       87

September 30, 2007
For the twelve (12) months ending on (i) December 31,    $ 20,000,000
   2007 and (ii) the last day of each quarter
   thereafter

Compliance with the foregoing EBITDA covenant will not be required on any test date if Excess Availability equals or exceeds $15,000,000 at all times during the calendar quarter immediately preceding such test date. Notwithstanding the
Minimum EBITDA covenant amounts set forth in the above chart, upon revaluing the
Borrowers' Inventory, the Minimum EBITDA covenant for the quarter ending on
March 31, 2007 shall be revised based upon such revaluation provided that (i)
such revaluation is a non-cash adjustment and is completed prior to March 31,
2007, (ii) the Minimum EBITDA covenant amount for such quarter shall not be less than ($2,600,000), (iii) the Borrowers' schedules, work papers, accounting records, independent auditors' schedules and/or other evidence or documentation of such revaluation shall be (A) delivered to Agent immediately after they are completed and/or delivered to Borrowers (as applicable) and, in any event, shall not be delivered to Agent later than the quarterly financial statements that are required to be delivered to Agent for the quarter ending March 31, 2007 and (B)
in form and substance satisfactory to Agent, (iv) Agent shall be permitted to confirm the accuracy of such revaluation by, among other means, conducting a field exam of the Borrowers' Inventory (and otherwise verify the accuracy of such Borrowers' schedules, work papers, accounting records, independent auditors' schedules and/or other evidence or documentation of such revaluation)
and shall be permitted to rely upon the results of its field exam or such other means of confirming the accuracy of such revaluation, in Agent's discretion, in recalculating such Minimum EBITDA covenant for the quarter ending on March 31,
2007 to the extent that the results of the field exam or such other means of confirming the accuracy of such revaluation are inconsistent with the revaluation conducted by Borrowers and (v) the compliance certificate delivered by Borrowers to Agent for the month ending on March 31, 2007 in accordance with
Section 9.6(a)(i) hereof contains calculations of and a certification of compliance with respect to the Minimum EBITDA covenant for the quarter ending on
March 31, 2007 (A) taking into account such revaluation of the Borrowers'
Inventory and (B) not taking into account such revaluation of the Borrowers'
Inventory. Notwithstanding the Minimum EBITDA covenant amounts set forth in the above chart, upon revaluing the Borrowers' Inventory, the Minimum EBITDA covenant for the quarter ending on June 30, 2007 shall be revised based upon such revaluation provided that (i) such revaluation is a non-cash adjustment and is completed between March 31, 2007 and June 30, 2007, (ii) the Minimum EBITDA
covenant amount for the quarter ending on June 30, 2007 shall not be less than
$6,500,000, (iii) the Borrowers' schedules, work papers, accounting records, independent auditors' schedules or other evidence or documentation of such revaluation shall be (A) delivered to Agent immediately after they are completed and/or delivered to Borrowers (as applicable) and, in any event, shall not be delivered to Agent later than the quarterly financial statements that are required to be delivered to Agent for the quarter ending June 30, 2007 and (B)
in form and substance satisfactory to Agent, (iv) Agent shall be permitted to confirm the accuracy of such revaluation by, among other means, conducting a field exam of the Borrowers' Inventory (and otherwise verify the accuracy of such Borrowers' schedules, work papers, accounting records, independent auditors' schedules and/or other evidence or documentation of such revaluation)
and shall be permitted to rely upon the results of its field exam or such other

                                       88

means of confirming the accuracy of such revaluation, in its discretion, in recalculating such Minimum EBITDA covenant for the quarter ending on June 30,
2007 to the extent that the results of such field exam or such other means of confirming the accuracy of such revaluation are inconsistent with the revaluation conducted by Borrowers and (v) the compliance certificate delivered by Borrowers to Agent for the month ending on June 30, 2007 in accordance with
Section 9.6(a)(i) hereof contains calculations of and a certification of compliance with respect to the Minimum EBITDA covenant for the quarter ending on
June 30, 2007 (A) taking into account such revaluation of the Borrowers'
Inventory and (B) not taking into account such revaluation of the Borrowers'
Inventory.

     9.18 Capital Expenditures. Borrowers shall not incur Capital Expenditures in excess of $8,000,000, in the aggregate, during the calendar year ending on
December 31, 2007. The Agent, Lenders and Borrowers shall use good faith efforts to agree to a Capital Expenditure covenant for the calendar year ending on
December 31, 2008 as soon as possible after Borrowers deliver their 2008 Annual
Plan to Agent provided that until Agent, Required Lenders and Borrowers agree to a Capital Expenditure covenant based on such Annual Plan for the calendar year ending on December 31, 2008, the Borrowers shall not incur Capital Expenditures in excess of $8,000,000, in the aggregate, during the calendar year ending on
December 31, 2008. The Agent, Lenders and Borrowers shall use good faith efforts to agree to a Capital Expenditure covenant for the period of time from January
1, 2009 through July 21, 2009 ("2009 Period") as soon as possible after
Borrowers deliver their 2009 Annual Plan to Agent provided that until Agent,
Required Lenders and Borrowers agree to a Capital Expenditures covenant based on such Annual Plan for the 2009 Period, the Borrowers shall not incur Capital
Expenditures in excess of $4,400,000, in the aggregate, during the 2009 Period.

     9.18A. Fixed Charge Coverage Ratio. Borrowers shall maintain, on a consolidated basis, a Fixed Charge Coverage Ratio of not less than the following ratios for the following time periods:

                      Test Date                             Amount
------------------------------------------------------   ------------
For the six (6) months ending on June 30, 2007            .50 to 1.00
For the nine (9) months ending on September 30, 2007      .85 to 1.00
For the twelve (12) months ending on December 31,         .85 to 1.00
   2007
For the twelve (12) months ending on March 31, 2008       .85 to 1.00
For the twelve (12) months ending on June 30, 2008        .90 to 1.00
For the twelve (12) months ending on September 30,        .95 to 1.00
   2008
For the twelve (12) months ending on (i)                 1.00 to 1.00

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December 31, 2008 and (ii) the last day of each quarter
thereafter

Compliance with the foregoing Fixed Charge Coverage Ratio covenant will not be required on any test date if Excess Availability equals or exceeds $15,000,000 at all times during the calendar quarter immediately preceding such test date.

     9.18B Minimum EBITDA (NRF). Borrowers shall cause NRF to achieve, on a consolidated basis, EBITDA of not less than the amounts set forth below for the corresponding time periods ending on the dates set forth below.

                      Test Date                            Amount
------------------------------------------------------   ----------
For the twelve (12) months ending on December 31, 2006   $4,500,000
For the twelve (12) months ending on March 31, 2007      $4,900,000
For the twelve (12) months ending on June 30, 2007       $5,200,000
For the twelve (12) months ending on September 30,       $5,200,000
2007
For the twelve (12) months ending on (i) December 31,    $5,500,000
   2007 and (ii) the last day of each quarter
   thereafter

     9.18C Minimum Excess Availability. The Borrowers shall maintain Excess
Availability equal to or in excess of $2,500,000 at all times until the
Borrowers obtain the loans permitted under Section 9.9(k) hereof, receive the proceeds of such loans and satisfy the conditions set forth in Section 9.9(k)
hereof.

     9.19 License Agreements.

          (a) Each Borrower and each Aftermarket Entity shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to which it is a party to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything that could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to
Section 9.19(b) below, such Borrower or such Aftermarket Entity may cancel, surrender or release any material License Agreement in the ordinary course of the business of such Borrower or such Aftermarket Entity; provided, that, such
Borrower or such Aftermarket Entity (as the case may be) shall give Agent not less than thirty (30) days prior written notice of

                                       90

its intention to so cancel, surrender and release any such material License
Agreement, (iv) give Agent prompt written notice of any material License
Agreement entered into by such Borrower or such Aftermarket Entity after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Agent may request, (v) give Agent prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Agent
(promptly upon the receipt thereof by such Borrower or such Aftermarket Entity in the case of a notice to such Borrower or such Aftermarket Entity and concurrently with the sending thereof in the case of a notice from such Borrower or such Aftermarket Entity) a copy of each notice of default and every other notice and other communication received or delivered by such Borrower or such
Aftermarket Entity in connection with any material License Agreement which relates to the right of such Borrower or such Aftermarket Entity to continue to use the property subject to such License Agreement, and (vi) furnish to Agent, promptly upon the request of Agent, such information and evidence as Agent may reasonably require from time to time concerning the observance, performance and compliance by such Borrower or such Aftermarket Entity or the other party or parties thereto with the material terms, covenants or provisions of any material
License Agreement.

          (b) Each Borrower and each Aftermarket Entity will either exercise any option to renew or extend the term of each material License Agreement to which it is a party in such manner as will cause the term of such material License
Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Agent or give Agent prior written notice that such Borrower or such Aftermarket Entity does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration. In the event of the failure of such
Borrower or such Aftermarket Entity to extend or renew any material License
Agreement to which it is a party, Agent shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Agent or in the name and behalf of such Borrower or such Aftermarket Entity, as Agent shall determine at any time that an Event of Default shall exist or have occurred and be continuing. Agent may, but shall not be required to, perform any or all of such obligations of such Borrower or such Aftermarket Entity under any of the License Agreements, including, but not limited to, the payment of any or all sums due from such
Borrower or such Aftermarket Entity thereunder. Any sums so paid by Agent shall constitute part of the Obligations.

     9.20 Foreign Assets Control Regulations, Etc. None of the requesting or borrowing of the Loans or the requesting or issuance, extension or renewal of any Letter of Credit or the use of the proceeds of any thereof will violate the
Trading With the Enemy Act (50 USC Section 1 et seq., as amended) (the "Trading
With the Enemy Act") or any of the foreign assets control regulations of the
United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended)
(the "Foreign Assets Control Regulations") or any enabling legislation or executive order relating thereto (including, but not limited to (a) Executive order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions
With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg.
49079 (2001)) (the "Executive Order") and (b) the Uniting and Strengthening
America by Providing Appropriate Tools Required to Intercept and Obstruct
Terrorism Act of 2001 (Public Law 107-56). None of Borrowers or any of their
Subsidiaries or

                                       91

other Affiliates is or will become a "blocked person" as described in the
Executive Order, the Trading with the Enemy Act or the Foreign Assets Control
Regulations or engages or will engage in any dealings or transactions, or be otherwise associated, with any such "blocked person".

     9.21 After Acquired Real Property. If any Borrower or any Aftermarket
Entity hereafter acquires any Real Property, fixtures or any other property that is of the kind or nature described in the Mortgages and such Real Property, fixtures or other property is adjacent to, contiguous with or necessary or related to or used in connection with any Real Property then subject to a
Mortgage, or if such Real Property is not adjacent to, contiguous with or related to or used in connection with such Real Property, then if such Real
Property, fixtures or other property at any location (or series of adjacent, contiguous or related locations, and regardless of the number of parcels) has a fair market value in an amount equal to or greater than $500,000 (or if a
Default or Event of Default exists, then regardless of the fair market value of such assets), without limiting any other rights of Agent or any Lender, or duties or obligations of any Borrower or any Aftermarket Entity, promptly upon
Agent's request, such Borrower or such Aftermarket Entity shall execute and deliver to Agent a mortgage, deed of trust or deed to secure debt, as Agent may determine, in form and substance substantially similar to the Mortgages and as to any provisions relating to specific state laws satisfactory to Agent and in form appropriate for recording in the real estate records of the jurisdiction in which such Real Property or other property is located granting to Agent a first and only lien and mortgage on and security interest in such Real Property, fixtures or other property (except as such Borrower or such Aftermarket Entity would otherwise be permitted to incur hereunder or under the Mortgages or as otherwise consented to in writing by Agent) and such other agreements, documents and instruments as Agent may require in connection therewith.

     9.22 Costs and Expenses. Borrowers shall pay to Agent on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, syndication, administration, collection, liquidation, enforcement and defense of the
Obligations, Agent's rights in the Collateral, this Agreement, the other
Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including
Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable);
(b) costs and expenses and fees for insurance premiums, environmental audits, title insurance premiums, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, background checks, costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with
Agent's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with any Letter of Credit;
(d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the
Obligations, enforcing the security interests and liens of Agent, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent or any Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket

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expenses and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and such
Borrower's operations, plus a per diem charge at Agent's then standard rate for
Agent's examiners in the field and office (which rate as of the date hereof is
$750 per person per day); and (g) the fees and disbursements of counsel
(including legal assistants) to Agent in connection with any of the foregoing.

     9.23 Further Assurances. At the written request of Agent at any time and from time to time, Borrowers and Aftermarket Entities shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Agent may at any time and from time to time request a certificate from an officer of any Borrower representing that all conditions precedent to the making of Loans and providing Letters of Credit contained herein are satisfied. In the event of such request by Agent, Agent and Lenders may, at Agent's option, cease to make any further Loans or provide any further
Letters of Credit until Agent has received such certificate and, in addition,
Agent has determined that such conditions are satisfied.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES

     10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of
Default", and collectively as "Events of Default":

          (a) (i) any Borrower fails to pay any of the Obligations when due or
(ii) any Borrower or Guarantor (as applicable) fails to perform any of the covenants contained in Sections 9.2, 9.3, 9.4, 9.6, 9.12, 9.13, 9.14, 9.15, 9.16
and 9.21 of this Agreement and such failure shall continue for ten (10) days;
provided, that, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any
Borrower or Guarantor of any such covenant or (iii) any Borrower or Guarantor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

          (b) any representation, warranty or statement of fact made by any
Borrower or Guarantor to Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

          (c) any Guarantor revokes or terminates or purports to revoke or terminate or fails to perform (subject to any applicable cure period) any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent or any Lender;

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          (d) any judgment for the payment of money is rendered against any
Borrower or Guarantor in excess of $100,000 in any one case or in excess of
$250,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Guarantor or any of the Collateral having a value in excess of $250,000;

          (e) any Guarantor (being a natural person or a general partner of an
Guarantor which is a partnership) dies or, except as may be permitted hereunder, any Borrower or Guarantor, which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or suspends or discontinues doing business;

          (f) any Borrower or Guarantor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

          (g) a case or proceeding under the bankruptcy laws of the United
States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Guarantor or all or any part of its properties and such petition or application is not dismissed within thirty (30)
days after the date of its filing or any Borrower or Guarantor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

          (h) a case or proceeding under the bankruptcy laws of the United
States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Guarantor or for all or any part of its property;

          (i) any default in respect of any Indebtedness of any Borrower or
Guarantor (other than Indebtedness owing to Agent and Lenders hereunder), in any case in an amount in excess of $150,000, which default continues for more than the applicable cure period, if any, with respect thereto or any default by any
Borrower or Guarantor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto;

          (j) any material provision hereof or of any of the other Financing
Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing
Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing

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Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

          (k) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of $250,000;

          (l) any Change of Control;

          (m) the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment (in writing)
by any Governmental Authority of any Borrower or Guarantor of which any
Borrower, Guarantor or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against such Borrower or Guarantor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the material property of any
Borrower or Guarantor;

          (n) there shall be a material adverse change in the business, assets or condition (financial or otherwise) of any Borrower or Guarantor (taken as a whole) after the date hereof; or

          (o) there shall be an event of default under any of the other
Financing Agreements; or

          (p) NRF, NRF (London) and/or any of their respective Affiliates, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its or their assets or properties, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties.

     10.2 Remedies.

          (a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Guarantor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Guarantor of this
Agreement or any of the other Financing Agreements. Subject to Section 12 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Borrower or Guarantor to collect the
Obligations without prior recourse to the Collateral.

          (b) Without limiting the generality of the foregoing, at any time an
Event of Default exists or has occurred and is continuing, Agent may, at its option and shall upon the direction of the Required Lenders, (i) upon notice to
Administrative Borrower, accelerate the payment of all

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Obligations and demand immediate payment thereof to Agent for itself and the benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), and (ii) terminate the Commitments whereupon the obligation of each Lender to make any Loan and an issuer to issue any Letter of Credit shall immediately terminate (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), the Commitments and any other obligation of the Agent or a Lender hereunder shall automatically terminate).

          (c) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, in its discretion (i) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (ii) require any Borrower or any Aftermarket Entity, at Borrowers' expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iii) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral,
(iv) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (v) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Agent or elsewhere) at such prices or terms as
Agent may deem reasonable, for cash, upon credit or for future delivery, with the Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or any Aftermarket Entity, which right or equity of redemption is hereby expressly waived and released by Borrowers and
Aftermarket Entities and/or (vi) terminate this Agreement. If any of the
Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Administrative Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers and Aftermarket Entities waive any other notice. In the event Agent institutes an action to recover any
Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and each Aftermarket Entity waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Agent's request, Borrowers will either, as
Agent shall specify, furnish cash collateral to the issuer to be used to secure and fund the reimbursement obligations to the issuer in connection with any
Letter of Credit Obligations or furnish cash collateral to Agent for the Letter of Credit Obligations. Such cash collateral shall be in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Obligations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of the Letters of Credit giving rise to such Letter of Credit Obligations.

          (d) At any time or times that an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, enforce the rights of any Borrower or any Aftermarket Entity against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables.
Without limiting the generality of the foregoing, Agent may, in

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its discretion, at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent and that Agent has a security interest therein and
Agent may direct any or all account debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all
Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii)
demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action
Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders. At any time that an Event of Default exists or has occurred and is continuing, at Agent's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and
Borrowers and Aftermarket Entities shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers and Aftermarket Entities shall, upon Agent's request, hold the returned Inventory in trust for Agent, segregate all returned
Inventory from all of its other property, dispose of the returned Inventory solely according to Agent's instructions, and not issue any credits, discounts or allowances with respect thereto without Agent's prior written consent.

          (e) To the extent that applicable law imposes duties on Agent or any
Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower and each Aftermarket Entity acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to
Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of,
(iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on
Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Borrower or any Aftermarket Entity, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of
Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties,
(xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss,

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collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower and each
Aftermarket Entity acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any
Borrower or any Aftermarket Entity or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

          (f) For the purpose of enabling Agent to exercise the rights and remedies hereunder, each Borrower and each Aftermarket Entity hereby grants to
Agent, to the extent assignable, an irrevocable, non-exclusive license
(exercisable at any time an Event of Default shall exist or have occurred and for so long as the same is continuing) without payment of royalty or other compensation to any Borrower or any Aftermarket Entity, to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other
Intellectual Property and general intangibles now owned or hereafter acquired by any Borrower or any Aftermarket Entity, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

          (g) At any time an Event of Default exists or has occurred and is continuing, Agent may apply the cash proceeds of Collateral actually received by
Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in accordance with the terms hereof, whether or not then due or may hold such proceeds as cash collateral for the Obligations. Borrowers shall remain liable to Agent and
Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and expenses.

          (h) Without limiting the foregoing, upon the occurrence of a Default or an Event of Default, (i) Agent and Lenders may, at Agent's option, and upon the occurrence of an Event of Default at the direction of the Required Lenders,
Agent and Lenders shall, without notice, (A) cease making Loans or arranging for
Letters of Credit or reduce the lending formulas or amounts of Loans and Letters of Credit available to Borrowers and/or (B) terminate any provision of this
Agreement providing for any future Loans or Letters of Credit to be made by
Agent and Lenders to Borrowers and (ii) Agent may, at its option, establish such
Reserves as Agent determines, without limitation or restriction, notwithstanding anything to the contrary contained herein.

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SECTION 11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

     11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

          (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the Commonwealth of Massachusetts but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the Commonwealth of Massachusetts

          (b) Borrowers, Guarantors, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Superior Court of Suffolk County of the Commonwealth of Massachusetts and the United States District Court for
the District of Massachusetts and any court to which an appeal may be taken from the foregoing, whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against any Borrower or Guarantor or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Borrower or Guarantor or its or their property).

          (c) Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent's option, by service upon any Borrower or Guarantor (or Administrative Borrower on
behalf of such Borrower or Guarantor) in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such
Borrower or Guarantor shall appear in answer to such process, failing which such
Borrower or Guarantor shall be deemed in default and judgment may be entered by
Agent against such Borrower or Guarantor for the amount of the claim and other relief requested.

          (d) BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY
RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING
UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY
CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN
RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE
TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR
HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY

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OR OTHERWISE. BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND
CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED
BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER, ANY GUARANTOR, AGENT OR ANY
LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY
COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF
THEIR RIGHT TO TRIAL BY JURY.

          (e) Agent and Lenders shall not have any liability to any Borrower or
Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on
Agent and such Lender, that the losses were the result of acts or omissions of
Agent and Lenders constituting gross negligence or willful misconduct. In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Each
Borrower and Guarantor: (i) certifies that neither Agent, any Lender nor any representative, agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent and Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this
Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and
Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

     11.2 Waiver of Notices. Each Borrower and Guarantor hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the
Collateral and this Agreement, except such as are expressly provided for herein.
No notice to or demand on any Borrower or Guarantor which Agent or any Lender may elect to give shall entitle such Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances.

     11.3 Amendments and Waivers.

          (a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by Agent and the Required Lenders or at Agent's option, by Agent with the authorization or consent of the Required Lenders, and as to amendments to any of the Financing
Agreements (other than with respect to any provision of Section 12 hereof or otherwise explicitly provided herein), by any Borrower and such amendment, waiver, discharger or termination shall be effective and binding as to all
Lenders only in the specific instance and for the specific purpose for which given; except, that, no such amendment, waiver, discharge or termination shall:

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               (i) reduce the interest rate or any fees or extend the time of payment of principal, interest or any fees or reduce the principal amount of any
Loan or Letters of Credit, in each case without the consent of each Lender directly affected thereby,

               (ii) increase the Commitment of any Lender over the amount thereof then in effect or provided hereunder, in each case without the consent of the Lender directly affected thereby,

               (iii) release any Collateral (except as expressly required or permitted hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 12.11(b) hereof), without the consent of Agent and all of Lenders,

               (iv) reduce any percentage specified in the definition of
Required Lenders, without the consent of Agent and all of Lenders,

               (v) consent to the assignment or transfer by any Borrower or
Guarantor of any of their rights and obligations under this Agreement, without the consent of Agent and all of Lenders,

               (vi) amend, modify or waive any terms of this Section 11.3 hereof, without the consent of Agent and all of Lenders, or

               (vii) increase the advance rates constituting part of the
Borrowing Base or increase the Inventory Loan Limit or the Letter of Credit
Limit, without the consent of Agent and all of Lenders.

          (b) Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

          (c) Notwithstanding anything to the contrary contained in Section
11.3(a) above, in connection with any amendment, waiver, discharge or termination, in the event that any Lender whose consent thereto is required shall fail to consent or fail to consent in a timely manner (such Lender being referred to herein as a "Non-Consenting Lender"), but the consent of any other
Lenders to such amendment, waiver, discharge or termination that is required are obtained, if any, then Wachovia shall have the right, but not the obligation, at any time thereafter, and upon the exercise by Wachovia of such right, such
Non-Consenting Lender shall have the obligation, to sell, assign and transfer to
Wachovia or such Eligible Transferee as Wachovia may specify, the Commitment of such Non-Consenting Lender and all rights and interests of such Non-Consenting
Lender pursuant thereto. Wachovia shall provide the Non-Consenting Lender with prior written notice of its intent to exercise its right under this Section, which notice shall specify on date on which such purchase and sale shall occur.
Such purchase and sale shall be pursuant to the terms of an Assignment and
Acceptance (whether or not executed by the Non-Consenting Lender), except that on the date of such purchase and sale, Wachovia, or such Eligible

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Transferee specified by Wachovia, shall pay to the Non-Consenting Lender (except as Wachovia and such Non-Consenting Lender may otherwise agree) the amount equal to: (i) the principal balance of the Loans held by the Non-Consenting Lender outstanding as of the close of business on the business day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Non-Consenting
Lender to the effective date of the purchase (but in no event shall the
Non-Consenting Lender be deemed entitled to any early termination fee), minus
(iii) the amount of the closing fee received by the Non-Consenting Lender pursuant to the terms hereof or of any of the other Financing Agreements multiplied by the fraction, the numerator of which is the number of months remaining in the then current term of the Credit Facility and the denominator of which is the number of months in the then current term thereof. Such purchase and sale shall be effective on the date of the payment of such amount to the
Non-Consenting Lender and the Commitment of the Non-Consenting Lender shall terminate on such date.

          (d) The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section and the exercise by Agent of any of its rights hereunder with respect to Reserves or Eligible Accounts or Eligible Inventory
shall not be deemed an amendment to the advance rates provided for in this
Section 11.3. Notwithstanding anything to the contrary contained in Section
11.3(a) above, (i) in the event that Agent shall agree that any items otherwise required to be delivered to Agent as a condition of the initial Loans and
Letters of Credit hereunder may be delivered after the date hereof, Agent may, in its discretion, agree to extend the date for delivery of such items or take such other action as Agent may deem appropriate as a result of the failure to receive such items as Agent may determine or may waive any Event of Default as a result of the failure to receive such items, in each case without the consent of any Lender, (ii) Agent may agree to waive or amend, without the approval of any
Lender, the notice requirement set forth in Section 9.2 of this Agreement with respect to the opening of a new location, (iii) Agent may agree to extend the time frame in which the Annual Plan is required to be delivered to Agent in accordance with Section 9.6(a)(iii) and (iv) Agent may consent to any change in the type of organization, jurisdiction of organization or other legal structure of any Borrower, Guarantor or any of their Subsidiaries and amend the terms hereof or of any of the other Financing Agreements as may be necessary or desirable to reflect any such change, in each case without the approval of any
Lender.

     11.4 Waiver of Counterclaims. Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature
(other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

     11.5 Indemnification. Each Borrower shall, jointly and severally, indemnify and hold Agent and each Lender, and their respective officers, directors, agents, employees, advisors and counsel and their respective Affiliates (each such person being an "Indemnitee"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or

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administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Borrowers shall not have any obligation under this Section
11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or wilful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of Borrowers as to any other
Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, no Borrower or Guarantor shall assert, and each Borrower and Guarantor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this
Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or any of the other Financing Agreements or the transaction contemplated hereby or thereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     11.6 WAIVER OF RIGHT TO PREJUDGMENT REMEDY NOTICE AND HEARING. EACH
BORROWER AND GUARANTOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT
IS A PART IS A COMMERCIAL TRANSACTION. EACH BORROWER AND GUARANTOR FURTHER
HEREBY VOLUNTARILY AND KNOWINGLY WAIVES SUCH RIGHTS AS IT MAY HAVE TO NOTICE
AND/OR HEARING UNDER ANY APPLICABLE FEDERAL OR STATE LAWS (INCLUDING, WITHOUT
LIMITATION, UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTE) PERTAINING TO
THE EXERCISE BY AGENT OF SUCH RIGHTS AS THE AGENT MAY HAVE REGARDING THE RIGHT
TO SEEK PREJUDGMENT REMEDIES AND/OR DEPRIVE BORROWERS AND/OR GUARANTORS OF OR
AFFECT THE USE OF OR POSSESSION OR ENJOYMENT OF BORROWERS' OR GUARANTORS'
PROPERTY PRIOR TO THE RENDITION OF A FINAL JUDGMENT AGAINST ANY BORROWER OR
GUARANTOR. EACH BORROWER AND GUARANTOR FURTHER WAIVES ANY RIGHT IT MAY HAVE TO
REQUIRE AGENT TO PROVIDE A BOND OR OTHER SECURITY AS A PRECONDITION TO OR IN
CONNECTION WITH ANY PREJUDGMENT REMEDY SOUGHT BY AGENT, AND WAIVES ANY OBJECTION
TO THE ISSUANCE OF SUCH PREJUDGMENT REMEDY BASED ON ANY OFFSETS, CLAIMS,
DEFENSES OR COUNTERCLAIMS TO ANY ACTION BROUGHT BY THE AGENT.

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SECTION 12. THE AGENT

     12.1 Appointment, Powers and Immunities. Each Lender irrevocably designates, appoints and authorizes Wachovia to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to
Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto. Agent (a)
shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Financing Agreements, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other
Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or any Guarantor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys in fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys in fact selected by it in good faith. Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

     12.2 Reliance by Agent. Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or
Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Agents and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

     12.3 Events of Default.

          (a) Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default or other failure of a condition precedent to the Loans and Letters of Credit hereunder, unless and until Agent has received written notice from a Lender, or Borrower specifying such Event of
Default or any unfulfilled condition precedent, and stating that such notice is a "Notice of Default or Failure of Condition". In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders. Agent shall (subject to Section 12.7) take such action with respect to any such Event of

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Default or failure of condition precedent as shall be directed by the Required
Lenders to the extent provided for herein; provided, that, unless and until
Agent shall have received such directions, Agent may (but shall not be obligated
to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders. Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of
Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, unless and until otherwise directed by the Required Lenders, Agent may, but shall have no obligation to, continue to make Loans and issue or cause to be issued any Letter of Credit for the ratable account and risk of Lenders from time to time if Agent believes making such Loans or issuing or causing to be issued such Letter of Credit is in the best interests of Lenders.

          (b) Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans,
Letter of Credit Obligations or other Obligations, as against any Borrower or
Guarantor or any of the Collateral or other property of any Borrower or
Guarantor.

     12.4 Wachovia in its Individual Capacity. With respect to its Commitment and the Loans made and Letters of Credit issued or caused to be issued by it
(and any successor acting as Agent), so long as Wachovia shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other
Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Wachovia in its individual capacity as Lender hereunder. Wachovia (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with Borrowers (and any of its Subsidiaries or
Affiliates) as if it were not acting as Agent, and Wachovia and its Affiliates may accept fees and other consideration from any Borrower or Guarantor and any of its Subsidiaries and Affiliates for services in connection with this
Agreement or otherwise without having to account for the same to Lenders.

     12.5 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers hereunder and without limiting any obligations of
Borrowers hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     12.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrowers and

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Guarantors and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements. Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or Guarantor of any term or provision of this
Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or Guarantor. Agent will use reasonable efforts to provide
Lenders with any information received by Agent from any Borrower or Guarantor which is required to be provided to Lenders or deemed to be requested by Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from any Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent or deemed requested by
Lenders hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Guarantor that may come into the possession of Agent.

     12.7 Failure to Act. Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

     12.8 Additional Loans. Agent shall not make any Revolving Loans or provide any Letter of Credit to Borrowers on behalf of Lenders intentionally and with actual knowledge that such Revolving Loans or Letter of Credit would cause the aggregate amount of the total outstanding Revolving Loans and Letters of Credit to Borrowers to exceed the Borrowing Base, without the prior consent of all
Lenders, except, that, Agent may make such additional Revolving Loans or provide such additional Letter(s) of Credit on behalf of Lenders, intentionally and with actual knowledge that such Revolving Loans or Letter(s) of Credit will cause the total outstanding Revolving Loans and Letters of Credit to Borrowers to exceed the Borrowing Base, as Agent may deem necessary or advisable in its discretion, provided, that: (a) the total principal amount of the additional Revolving Loans or additional Letters of Credit to Borrowers which Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the
Revolving Loans equal or exceed the Borrowing Base, plus the amount of Special
Agent Advances made pursuant to Section 12.11(a)(ii) hereof then outstanding, shall not exceed the aggregate amount equal to five (5%) of such Availability, unless such Loans in excess of 5% of such Availability are made by Agent or
Wachovia for the sole account of Agent or Wachovia (provided that such Loans made for the sole account of Wachovia or Agent shall not exceed 10% of such
Availability), and shall not cause the total principal amount of the Loans and
Letters of Credit to exceed the Maximum Credit, unless such Loans are made by
Agent or Wachovia for the sole account of Agent or Wachovia and (b) no such additional Revolving Loan or Letter of Credit shall be outstanding more than ninety (90)

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days after the date such additional Revolving Loan or Letter of Credit is made or issued (as the case may be), except as the Required Lenders may otherwise agree. Each Lender shall be obligated to pay Agent the amount of its Pro Rata
Share of any such additional Revolving Loans or Letters of Credit.

     12.9 Concerning the Collateral and the Related Financing Agreements. Each
Lender authorizes and directs Agent to enter into this Agreement and the other
Financing Agreements. Each Lender agrees that any action taken by Agent or
Required Lenders in accordance with the terms of this Agreement or the other
Financing Agreements and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the
Lenders.

     12.10 Field Audit, Examination Reports and other Information; Disclaimer by
Lenders. By signing this Agreement, each Lender:

          (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report and report with respect to the Borrowing Base prepared or received by
Agent (each field audit or examination report and report with respect to the
Borrowing Base being referred to herein as a "Report" and collectively,
"Reports"), appraisals with respect to the Collateral and financial statements with respect Parent and its Subsidiaries received by Agent;

          (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, appraisal or financial statement or (ii) shall not be liable for any information contained in any Report, appraisal or financial statement;

          (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or any other party performing any audit or examination will inspect only specific information regarding
Borrowers and Guarantors and will rely significantly upon Borrowers' and
Guarantors' books and records, as well as on representations of Borrowers' and
Guarantors' personnel; and

          (d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 13.5 hereof, and not to distribute or use any Report in any other manner.

     12.11 Collateral Matters.

          (a) Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans and Letters of Credit hereunder, make such disbursements and advances ("Special Agent Advances") which
Agent, in its sole discretion, (i) deems necessary or desirable either to preserve or protect the Collateral or any portion thereof or (ii) to enhance the likelihood or maximize the amount of repayment by Borrowers and Guarantors of the Loans and other Obligations, provided, that, (A) the aggregate principal amount of the Special Agent Advances pursuant to this clause (ii) outstanding at any time, plus the then outstanding principal amount of the additional Loans and
Letters of Credit which Agent may make or provide as set forth in

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Section 12.8 hereof, shall not exceed the amount equal to five (5%) percent of
Availability or, in the event that Special Agent Advances are made for the sole account of Agent or Wachovia or Loans are made for the sole account of Agent or
Wachovia in accordance with Section 12.8 hereof, ten percent (10%) of the
Availability and (B) the aggregate principal amount of the Special Agent
Advances pursuant to this clause (ii) outstanding at any time, plus the then outstanding principal amount of the Loans, shall not exceed the Maximum Credit, except at Agent's option, provided, that, to the extent that the aggregate principal amount of Special Agent Advances plus the then outstanding principal amount of the Loans exceed the Maximum Credit the Special Agent Advances that are in excess of the Maximum Credit shall be for the sole account and risk of
Agent and notwithstanding anything to the contrary set forth below, no Lender shall have any obligation to provide its share of such Special Agent Advances in excess of the Maximum Credit, or (iii) to pay any other amount chargeable to any
Borrower or Guarantor pursuant to the terms of this Agreement or any of the other Financing Agreements consisting of (A) costs, fees and expenses and (B)
payments to Issuing Bank in respect of any Letter of Credit Obligations. The
Special Agent Advances shall be repayable on demand and together with all interest thereon shall constitute Obligations secured by the Collateral. Special
Agent Advances shall not constitute Loans but shall otherwise constitute
Obligations hereunder. Interest on Special Agent Advances shall be payable at the Interest Rate then applicable to Prime Rate Loans and shall be payable on demand. Without limitation of its obligations pursuant to Section 6.11, each
Lender agrees that it shall make available to Agent, upon Agent's demand, in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Special Agent Advance. If such funds are not made available to Agent by such Lender, such Lender shall be deemed a Defaulting Lender and Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent at the Federal Funds Rate for each day during such period (as published by the Federal Reserve Bank of New York or at Agent's
option based on the arithmetic mean determined by Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New
York City time) on that day by each of the three leading brokers of Federal funds transactions in New York City selected by Agent) and if such amounts are not paid within three (3) days of Agent's demand, at the highest Interest Rate provided for in Section 3.1 hereof applicable to Prime Rate Loans.

          (b) Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Administrative Borrower or any Borrower or any
Aftermarket Entity certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Borrower or any Aftermarket Entity (as applicable) did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value in the aggregate in any twelve (12) month period of less than $500,000, and to the extent Agent may release its security interest in and lien upon any such Collateral pursuant to the sale or other disposition thereof, such sale or other disposition shall be deemed consented to by Lenders, or (v) if required or permitted under the terms of any of the other
Financing Agreements, including any intercreditor agreement, or (vi) approved, authorized or ratified in writing by all of Lenders. Except as provided above,
Agent will not release any security interest in, mortgage or lien upon,

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any of the Collateral without the prior written authorization of all of Lenders.
Upon request by Agent at any time, Lenders will promptly confirm in writing
Agent's authority to release particular types or items of Collateral pursuant to this Section.

          (c) Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by the Required Lenders, each
Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section. Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of any Borrower or
Guarantor in respect of) the Collateral retained by such Borrower or such
Aftermarket Entity.

          (d) Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or any Aftermarket Entity or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letters of Credit hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent pursuant hereto or any of the Financing
Agreements or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the other terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

     12.12 Agency for Perfection. Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession of any such Collateral for the benefit of
Agent as secured party. Should any Lender obtain possession of any such
Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with
Agent's instructions.

     12.13 Successor Agent. Agent may resign as Agent upon thirty (30) days'
notice to Lenders and Parent. If Agent resigns under this Agreement, the
Required Lenders shall appoint from among the Lenders a successor agent for
Lenders. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with

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Lenders and Parent, a successor agent from among Lenders. Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term "Agent" as used herein and in the other Financing
Agreements shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent's notice of resignation, the retiring Agent's resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

     12.14 Other Agent Designations. Agent may at any time and from time to time determine that a Lender may, in addition, be a "Co-Agent", "Syndication Agent",
"Documentation Agent" or similar designation hereunder and enter into an agreement with such Lender to have it so identified for purposes of this
Agreement. Any such designation shall be effective upon written notice by Agent to Administrative Borrower of any such designation. Any Lender that is so designated as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation by Agent shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any of the other Financing
Agreements other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender and no Lender shall be deemed to have relied, nor shall any Lender rely, on a Lender so identified as a Co-Agent,
Syndication Agent, Documentation Agent or such similar designation in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 13. TERM OF AGREEMENT; MISCELLANEOUS

     13.1 Term.

          (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on July 21, 2009 (the "Renewal
Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Agent may, at its option (or shall at the direction of any
Lender in writing received by Agent at least ninety (90) days prior to the
Renewal Date or the anniversary of any Renewal Date, as the case may be), terminate this Agreement and the other Financing Agreements, or Administrative
Borrower or any Borrower may terminate this Agreement and the other Financing
Agreements, each case, effective on the Renewal Date or on the anniversary of the Renewal Date in any year by giving to the other party at least sixty (60)
days prior written notice; provided, that, this Agreement and all other
Financing Agreements must be terminated simultaneously. In addition, other than during the sixty day period prior to the Renewal Date and/or the anniversary of the Renewal Date, Borrowers may terminate this Agreement at any time upon ten
(10) days prior written notice to Agent (which notice shall be irrevocable) and
Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time on or after an Event of Default. Upon the
Renewal Date or any other effective date of termination of the Financing
Agreements, Borrowers shall pay to Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Agent (or at

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Agent's option, a letter of credit issued for the account of Borrowers and at
Borrowers' expense, in form and substance satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as
Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including attorneys' fees and expenses, in connection with any contingent Obligations, including issued and outstanding Letter of
Credit Obligations and checks or other payments provisionally credited to the
Obligations and/or as to which Agent or any Lender has not yet received final and indefeasible payment and any continuing obligations of Agent or any Lender pursuant to any Deposit Account Control Agreement and for any Obligations
arising under or in connection with any Bank Products in such amounts as the party providing such Bank Products may require (unless such Obligations arising under or in connection with any Bank Products are paid in full in cash and terminated in a manner satisfactory to such other party). The amount of such cash collateral (or letter of credit, as Agent may determine) as to any Letter of Credit Obligations shall be in the amount equal to one hundred five (105%)
percent of the amount of the Letter of Credit Obligations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of the Letters of Credit giving rise to such Letter of Credit
Obligations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to the Agent Payment Account or such other bank account of Agent, as Agent may, in its discretion, designate in writing to Administrative Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the Agent Payment Account or other bank account designated by Agent are received in such bank account later than 12:00 noon, Boston, Massachusetts time.

          (b) No termination of the Commitments, this Agreement or any of the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or any of the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Agent's continuing security interest in the
Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, each Borrower and Guarantor waives any rights it may have under the UCC to demand the filing of termination statements with respect to the Collateral and
Agent shall not be required to send such termination statements to Borrowers or
Guarantors, or to file them with any filing office, unless and until this
Agreement shall have been terminated in accordance with its terms and all
Obligations paid and satisfied in full in immediately available funds.

          (c) If for any reason this Agreement is terminated prior to the
Renewal Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Agent's and each Lender's lost profits as a result thereof, Borrowers agree to pay to Agent, for the benefit of Lenders, upon the effective date of such termination, an early termination fee in the amount equal to

                           Amount                           Period
               ----------------------------   ----------------------------------
               (i) 1.0% of Maximum Credit     From the date hereof to and

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                           Amount                           Period
               ----------------------------   ----------------------------------
                                              including July 21, 2008

               (ii) 0.5% of Maximum Credit    From and after July 22, 2008 to
                                              but not including July 21, 2009 or
                                              if the term of this Agreement is
                                              extended, at any time prior to the
                                              end of the then current term
                                              provided that this provision shall
                                              not constitute a commitment by
                                              Lenders to extend the term beyond
                                              the Renewal Date

Such early termination fee shall be presumed to be the amount of damages sustained by Agent and Lenders as a result of such early termination and
Borrowers and Guarantors agree that it is reasonable under the circumstances currently existing (including, but not limited to, the borrowings that are reasonably expected by Borrowers hereunder and the interest, fees and other charges that are reasonably expected to be received by Agent and Lenders pursuant to the Credit Facility). In addition, Agent and Lenders shall be entitled to such early termination fee upon the occurrence of any Event of
Default described in Sections 10.1(g) and 10.1(h) hereof, even if Agent and
Lenders do not exercise the right to terminate this Agreement, but elect, at their option, to provide financing to any Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 13.1 shall be deemed included in the Obligations.
For avoidance of doubt, no early termination fee provided for in this Section
13.1 shall be due to Wachovia if the Obligations are refinanced by Wachovia Bank
National Association or any other Affiliate of Wachovia provided that this sentence shall not be construed to decrease, impair or otherwise effect, in any manner, the early termination fee due to the other Lenders or any of the participants with respect to any of the Lenders hereunder as a result of the refinance of the Obligations by Wachovia Bank, National Association or any other
Affiliates of Wachovia.

     13.2 Interpretative Provisions.

          (a) All terms used herein which are defined in Article 1, Article 8 or
Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

          (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

          (c) All references to any Borrower, Guarantor, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

          (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this
Agreement as a whole and not any

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particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          (e) The word "including" when used in this Agreement shall mean
"including, without limitation" and the word "will" when used in this Agreement shall be construed to have the same meaning and effect as the word "shall".

          (f) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent.

          (g) All references to the term "good faith" used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. Borrowers and Guarantors shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by any
Borrower or Guarantor at any time.

          (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Parent most recently received by Agent prior to the date hereof. Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the
Financial Accounting Standards Board or otherwise, the term "unqualified opinion" as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is unqualified and also does not include any explanation, supplemental comment or other comment concerning the ability of the applicable person to continue as a going concern or the scope of the audit.

          (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to"
and "until" each mean "to but excluding" and the word "through" means "to and including".

          (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

          (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

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          (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent's or any Lender's involvement in their preparation.

     13.3 Notices.

          (a) All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1)
Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. Notices delivered through electronic communications shall be effective to the extent set forth in Section 13.3(b) below. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

               If to any Borrower or          Proliance International, Inc.100
               Guarantor                      Gando Drive
                                              New Haven, Connecticut 06513
                                              Attention: Rich Wisot, Vice
                                              President
                                              Telephone No.: 203-562-5121

                                              Telecopy No.: 203-865-3723

               with a copy to:                Jones Day
                                              222 East 41st Street New York, New
                                              York 10017
                                              Attention: James J. Salerno, Esq.
                                              Telephone No.: (212) 326-3436
                                              Telecopy No.: (212) 755-7306

                                              Wachovia Capital Finance
                                              Corporation
                                              (New England)
                                              One Post Office Square, Suite 3600
                                              Boston, MA 02109
                                              Attention: Willis Williams, Vice
                                              President
                                              Telephone No.: (617)-338-1998

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                                              Telecopy No.:(617)-338-1497

          (b) Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and
Internet or intranet websites) pursuant to procedures approved by Agent or as otherwise determined by Agent, provided, that, the foregoing shall not apply to notices to any Lender pursuant to Section 2 hereof if such Lender, as applicable, has notified Agent that it is incapable of receiving notices under such Section by electronic communication. Unless Agent otherwise requires, (i)
notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided, that, if such notice or other communication is not given during the normal business hours of the recipient, such notice shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communications is available and identifying the website address therefor.

     13.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     13.5 Confidentiality.

          (a) Agent and each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by any Borrower pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by such Borrower to Agent or such Lender, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, in connection with any litigation to which Agent or such Lender is a party, (iii) to any
Lender or Participant (or prospective Lender or Participant) or to any Affiliate of any Lender so long as such Lender or Participant (or prospective Lender or
Participant) or Affiliate shall have been instructed to treat such information as confidential in accordance with this Section 13.5, or (iv) to counsel for
Agent or any Lender or Participant (or prospective Lender or Participant).

          (b) In the event that Agent or any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable law or if permitted by applicable law, to the extent
Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender, Agent or such Lender will promptly notify
Administrative

                                      115

Borrower of such request so that Administrative Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of Agent's or such Lender's expenses, cooperate with Administrative
Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Administrative Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent
Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender.

          (c) In no event shall this Section 13.5 or any other provision of this
Agreement, any of the other Financing Agreements or applicable law be deemed:
(i) to apply to or restrict disclosure of information that has been or is made public by any Borrower, Guarantor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender (or any Affiliate of any Lender)
on a non-confidential basis from a person other than a Borrower or Guarantor,
(iii) to require Agent or any Lender to return any materials furnished by a
Borrower or Guarantor to Agent or a Lender or prevent Agent or a Lender from responding to routine informational requests in accordance with the Code of
Ethics for the Exchange of Credit Information promulgated by The Robert Morris
Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Agent and Lenders under this Section 13.5 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the date hereof or any other arrangements concerning the confidentiality of information provided by any Borrower or
Guarantor to Agent or any Lender. In addition, Agent and Lenders may disclose information relating to the Credit Facility to Gold Sheets and other similar bank trade publications, with such information to consist of deal terms and other information customarily found in such publications.

          (d) Notwithstanding anything to the contrary set forth herein or in any of the other Financing Agreements or any other written or oral understanding or agreement, (1) any obligations of confidentiality contained herein, in any of the other Financing Agreements or any such other understanding or agreement do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated herein (and any related transactions or arrangements), and (2) each party (and each of its employees, representatives, or other agents) may disclose to any and all persons the tax treatment and tax structuring of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, all within the meaning of Treasury Regulation Section 1.6011-4;
provided, that, each party recognizes that the privilege that it may, in its discretion, maintain with respect to the confidentiality of a communication relating to the transactions contemplated herein, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing. Borrowers do not intend to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event Borrowers determine to take any action inconsistent with such intention, it will promptly notify Agent thereof. Each Borrower acknowledges that one or more of Lenders may treat its Loans as part of a transaction

                                      116

that is subject to Treasury Regulation Section 1.6011-4 or Section 301.6112-1,
and the Agent and such Lender or Lenders, as applicable, may file such IRS forms or maintain such lists and other records as they may determine is required by such Treasury Regulations.

     13.6 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Borrowers, Guarantors and their respective successors and assigns, except that Borrowers and Guarantors may not assign any of their rights under this Agreement, the other Financing
Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 13.7 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Borrowers,
Guarantors, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

     13.7 Assignments; Participations.

          (a) Each Lender may, with the prior written consent of Agent and after consulting with Administrative Borrower, assign all or, if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender, of such rights and obligations under this Agreement to one or more Eligible
Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (i)
such transfer or assignment will not be effective until recorded by Agent on the
Register and (ii) Agent shall have received for its sole account payment of a processing fee from the assigning Lender or the assignee in the amount of
$5,000.

          (b) Agent shall maintain a register of the names and addresses of
Lenders, their Commitments and the principal amount of their Loans (the
"Register"). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and any Borrowers,
Guarantors, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The
Register shall be available for inspection by Administrative Borrower and any
Lender at any reasonable time and from time to time upon reasonable prior notice.

          (c) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the other Financing
Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in
Letter of Credit Obligations) of a Lender hereunder and thereunder and the assigning Lender shall, to the extent

                                      117

that rights and obligations hereunder have been assigned by it pursuant to such
Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

          (d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other
Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, Guarantor or any of their Subsidiaries or the performance or observance by any Borrower or Guarantor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other
Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this
Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning any Borrower or Guarantor in the possession of Agent or any Lender from time to time to assignees and
Participants.

          (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this
Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Obligations, without the consent of Agent or the other
Lenders); provided, that, (i) such Lender's obligations under this Agreement
(including, without limitation, its Commitment hereunder) and the other
Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Guarantors, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such
Lender's rights and obligations under this Agreement and the other Financing
Agreements, and (iii) the Participant shall not have any rights under this
Agreement or any of the other Financing Agreements (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Borrower or Guarantor hereunder shall be determined as if such Lender had not sold such participation.

          (f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders

                                      118

from such Federal Reserve Bank; provided, that, no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

          (g) Borrowers and Guarantors shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.7 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential Lenders or Participants. Borrowers shall certify the correctness, completeness and accuracy, in all material respects, of all descriptions of Borrowers and Guarantors and their affairs provided, prepared or reviewed by any Borrower or Guarantor that are contained in any selling materials and all other information provided by it and included in such materials.

          (h) Participant's Security Interest. If a Participant that is a banking or lending institution shall at any time participate with any Lender in the Loans, Letter of Credit Obligations or other Obligations, each Borrower and each Aftermarket Entity hereby grants to such Participant and such Participant shall have and is hereby given, a continuing lien on and security interest in any money, securities and other property of such Borrower and/or such
Aftermarket Entity in the custody or possession of the Participant, including the right of setoff, to the extent of the Participant's participation in the
Obligations, and such Participant shall be deemed to have the same right of setoff to the extent of its participation in the Obligations, as it would have if it were a direct lender.

     13.8 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this
Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

     13.9 USA Patriot Act. Each Lender subject to the USA PATRIOT Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001) (the "Act") hereby notifies
Borrowers and Guarantors that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship with it, which information includes the name and address of Borrowers and Guarantors and other information that will allow such Lender to identify such person in accordance with the Act and any other applicable law. Borrowers and Guarantors are hereby advised that any Loans or Letters of Credit hereunder are subject to satisfactory results of such verification.

     13.10 Counterparts, Etc. This Agreement or any of the other Financing
Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile or other

                                      119

electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

     13.11 Syndication. Borrowers agree to assist Agent in completing the syndication of the Obligations in a manner satisfactory to Agent. In connection with such syndication, Borrowers shall: (a) promptly prepare financial information and projections including balance sheets and income, cash flow and availability projections for dissemination to prospective Lenders as Agent may request and in form and substance reasonably satisfactory to Agent, (b) make available senior management and advisors of the Borrowers to meet with prospective Lenders as Agent may request, and (c) assist Agent and its representatives in the preparation of other information and materials to be used in connection with the syndication. Borrowers agree that Agent shall exclusively manage all aspects of the syndication including decisions as to the selection and timing of financial institutions to be approached, which financial institutions will be selected to be Lenders and the allocation of Commitments,
Pro Rata Shares and compensation to Lenders. Agent agrees to advise and consult with Borrowers as to the financial institutions which may be selected to become
Lenders and consult with Borrowers concerning the syndication of the
Obligations.

     13.12 Joint and Several Liability. All Loans made hereunder are made to or for the benefit of each of the Borrowers. The Borrowers are jointly and severally, directly and primarily, absolutely and unconditionally liable for the full and indefeasible payment when due and performance of all Obligations and for the prompt and full payment and performance of all of the promises, covenants, representations, and warranties made or undertaken by each Borrower under the Financing Agreements and Borrowers agree that such liability is not merely as surety but as a co-debtor and is independent of the duties, obligations, and liabilities of each of the joint and several Borrowers. In addition to and without limiting the effect of the foregoing, each Borrower hereby unconditionally guarantees the full and indefeasible payment when due and performance when required of all Obligations. This joint and several liability and guarantee is a continuing obligation that shall not be terminated while any of the Obligations are outstanding and shall apply to all Obligations whenever incurred.

     13.13 Suretyship Waivers and Consents.

          (a) Each Borrower acknowledges that the obligations of such Borrower undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of persons other than such Borrower (including the other
Borrowers) and, in full recognition of that fact, each Borrower consents and agrees that Agent may, at any time and from time to time, without notice or demand, (except as provided in and in accordance with the terms of this
Agreement), whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any Borrower, and without affecting the enforceability or continuing effectiveness hereof as to each
Borrower: (i) increase, extend, or otherwise change the time for payment or the terms of the Obligations or any part thereof; (ii) supplement, restate, modify, amend, increase, decrease, or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Financing Agreements or any additional security or

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guarantees, or any condition, covenant, default, remedy, right, representation, or term thereof or thereunder; (iii) accept new or additional instruments, documents, or agreements in exchange for or relative to any of the Financing
Agreements or the Obligations or any part thereof; (iv) accept partial payments on the Obligations; (v) receive and hold additional security or guarantees for the Obligations or any part thereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any Collateral, security or guarantees, and apply any Collateral or security and direct the order or manner of sale thereof as Agent in its sole and absolute discretion may determine; (vii) release any person from any personal liability with respect to the Obligations or any part thereof; (viii) settle, release on terms satisfactory to Agent or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any Collateral or security therefor or guaranty thereof in any manner, consent to the transfer of any
Collateral or security and bid and purchase at any sale; or (ix) consent to the merger, change, or any other restructuring or termination of the corporate or partnership existence of any Borrower, and any corresponding restructuring of the Obligations, and any such merger, change, restructuring, or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the
Obligations.

          (b) Agent may enforce this Agreement independently as to each Borrower and each Aftermarket Entity and independently of any other remedy or security
Agent at any time may have or hold in connection with the Obligations, and it shall not be necessary for Agent to marshal assets in favor of any Borrower, any
Aftermarket Entity or any other Guarantor or to proceed upon or against or exhaust any Collateral or security or remedy before proceeding to enforce this
Agreement. Each Borrower and each Aftermarket Entity expressly waives any right to require Agent to marshal assets in favor of any Borrower, any Aftermarket
Entity or any other Guarantor of the Obligations or to proceed against any
Borrower or any Aftermarket Entity, and agrees that Agent may proceed against any Borrower, any Aftermarket Entity or any other Guarantor or any Collateral in such order as Agent shall determine in its sole and absolute discretion.

          (c) Agent may file a separate action or actions against any Borrower and/or any Aftermarket Entity, whether such action is brought or prosecuted with respect to any security or against any guarantor of the Obligations, or whether any other person is joined in any such action or actions. Each Borrower and each
Aftermarket Entity agrees that Agent and each Borrower, each Aftermarket Entity and any affiliate of any Borrower or Aftermarket Entity may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing enforceability of this Agreement. Each Borrower, as a joint and several Borrower hereunder, expressly waives the benefit of any statute of limitations affecting its joint and several liability hereunder (but not its primary liability) or the enforcement of the Obligations or any rights of Agent created or granted herein.

          (d) Agent's and Lenders' rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Agent and/or Lenders, all as though such amount had not been paid. The rights of Agent and Lenders created or granted herein and the enforceability of this Agreement at all times shall remain

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effective to cover the full amount of all the Obligations even though the
Obligations, including any part thereof or any Collateral, other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower or any Aftermarket Entity and whether or not any Borrower or any Aftermarket Entity shall have any personal liability with respect thereto.

          (e) Each Borrower and each Aftermarket Entity expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of any other Borrower with respect to the
Obligations; (ii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (iii) the cessation for any cause whatsoever of the liability of any Borrower (other than by reason of the full payment and performance of all Obligations) or any Aftermarket Entity;
(iv) any failure of Agent and/or Lenders to marshal assets in favor of any
Borrower or any Aftermarket Entity; (v) any failure of Agent and/or Lenders to give notice to such Borrower and/or such Aftermarket Entity of sale or other disposition of Collateral of any other Borrower or any other Aftermarket Entity or any defect in any notice that may be given in connection with any such sale or disposition of Collateral of any other Borrower or any other Aftermarket
Entity; (vi) any failure of Agent and/or Lenders to comply with applicable law in connection with the sale or other disposition of any Collateral or other security of any other Borrower or any other Aftermarket Entity, for any
Obligation, including any failure of Agent and/or Lenders to conduct a commercially reasonable sale or other disposition of any Collateral or other security of any other Borrower or any other Aftermarket Entity for any
Obligation; (vii) any act or omission of Agent, Lenders and/or others that directly or indirectly results in or aids the discharge or release of any
Borrower or any Aftermarket Entity or the Obligations of any Borrower or any
Aftermarket Entity or any security or guaranty therefor by operation of law or otherwise; (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (ix) any failure of Agent and/or
Lenders to file or enforce a claim in any bankruptcy or other proceeding with respect to any Borrower or any Aftermarket Entity; (x) the avoidance of any lien or security interest in assets of any Borrower or any Aftermarket Entity in favor of Agent and/or Lenders for any reason; or (xi) any action taken by Agent and/or Lenders that is authorized by this Section or any other provision of any
Financing Agreement. Until such time, if any, as all of the Obligations have been indefeasibly paid and performed in full and no portion of any commitment of
Agent and/or Lenders to Borrowers under any Financing Agreement remains in effect, each Borrowers' and each Aftermarket Entity's indebtedness, claims and rights of subrogation, contribution, reimbursement, or indemnity against the other Borrowers and/or other Aftermarket Entities shall be fully and completely subordinated to the indefeasible repayment in full of the Obligations, and each
Borrower and each Aftermarket Entity expressly waives until such indefeasible payment any right to enforce any remedy that it now has or hereafter may have against any other such Person and waives the benefit of, or any right to participate in, any Collateral now or hereafter held by Agent and/or Lenders.

          (f) To the fullest extent permitted by applicable law, each Borrower and each Aftermarket Entity expressly waives and agrees not to assert, any and all defenses in its favor based upon an election of remedies by Agent and/or
Lenders which destroys, diminishes, or affects such Borrower's or Aftermarket
Entity's subrogation rights against the other Borrowers,

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the other Aftermarket Entity's, or against any other Guarantor, and/or (except as explicitly provided for herein) any rights to proceed against each other
Borrower and/or each other Aftermarket Entity, or any other party liable to
Agent and/or Lenders, for reimbursement, contribution, indemnity, or otherwise.

          (g) Borrowers and Aftermarket Entities and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy, or otherwise adversely affect rights which Borrowers and Aftermarket Entities otherwise may have against each other,
Agent and/or Lenders, or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

     13.14 Contribution Agreement. As an inducement to Agent and Lenders to enter into the Financing Agreements and to make the loans and extend credit to the Borrowers, each Borrower and each Guarantor agrees to indemnify and hold the other harmless from and each shall have a continuing right of contribution against the other Borrowers and Guarantors, if and to the extent that a Borrower or a Guarantor makes or is caused to make disproportionate payments in excess of that Borrower's or Guarantor's Proportionate Share (as defined herein) of the
Loans or contributions (from dispositions of its assets or otherwise) to the repayment and satisfaction of the Obligations. These indemnification and contribution obligations shall be unconditional and continuing obligations of the Borrowers and Guarantors and shall not be waived, rescinded, modified, limited or terminated in any way whatsoever without the prior written consent of
Agent, in its sole discretion. These indemnification and contribution obligations are subordinated to the prior indefeasible payment in full in cash of all Obligations. For purposes hereof, the Proportionate Share of a Borrower or a Guarantor shall be expressed as a fraction and shall be equal to the
Adjusted Net Worth of a Borrower or a Guarantor on the date of this Agreement over the aggregate Adjusted Tangible Net Worth of all the Borrowers and
Guarantors on such date.

     13.15 Amended and Restated Loan Agreement.

          (a) The Borrowers, Guarantors, Agent and Lenders agree that, upon the
Effective Date, this Agreement shall be deemed to amend, restate and replace the
Initial Loan Agreement and the Aftermarket Entities Security Agreements in their entirety. The Borrowers and Guarantors acknowledge and agree that from and after the Effective Date that (i) all Financing Agreements (as defined in the Initial
Loan Agreement) shall continue without any diminution thereof (unless amended, restated and/or replaced in conjunction herewith), shall remain in full force and effect and shall be deemed to constitute Financing Agreements hereunder,
(ii) all Letter of Credit Accommodations issued and outstanding pursuant to the
Initial Loan Agreement shall be deemed to be Letter of Credit Obligations issued under this Agreement and shall remain outstanding and subject to the terms and conditions hereof, (iii) all Revolving Loans made and outstanding pursuant to the Initial Loan Agreement shall be deemed to be Revolving Loans made under this
Agreement and shall remain outstanding and subject to the terms and conditions hereof, (iv) all Term Loans made and outstanding pursuant to the Initial Loan
Agreement shall be deemed to be

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Term Loans made under this Agreement and shall remain outstanding and subject to the terms and conditions hereof, (v) each reference in the Financing Agreements
(as defined in the Initial Loan Agreement) to "Lender" shall be a reference to
Wachovia Capital Finance Corporation (New England) in its capacity as Agent for the Lenders hereunder except where the context otherwise requires, (vi) (A) each reference in the Financing Agreements (as defined in the Initial Loan Agreement)
to "Obligation" or "Obligations" shall be a reference to "Obligations" as such term is defined in this Agreement and (B) each "Obligation" under the Initial
Loan Agreement that survives the restatement thereof shall be deemed to be an
"Obligation" hereunder, (x) each reference in the Financing Agreements (as defined in the Initial Loan Agreement) to "Loan Agreement", "Loan and Security
Agreement" or "Agreement" shall be a reference to this Agreement, as amended, restated, supplemented and/or modified from time to time.

          (b) Simultaneously with the execution of this Agreement, Wachovia hereby assigns all of its right, title and interest under the following documents to Agent (to the extent that such right, title and interest are assignable thereunder), and Borrowers and Guarantors hereby acknowledge and agree to each of such assignments: (i) that certain Credit Card Processor
Agreement dated as of May 24, 2006 by and between Wachovia, Borrowers and BA
Merchant Services LLC, (ii) that certain Collateral Assignment of Asset Purchase
Agreement dated as of April 12, 2006 by Proliance, (iii) that certain Collateral
Assignment of Merger Documents dated as of July 21, 2005 by Proliance, (iv) that certain C.O.D. Automatic Program Procedures and Agreement dated on or about
October 13, 2006 by and between Proliance, UPS Capital Trade Protection
Services, Inc. and Wachovia and (v) each of the landlord waivers and warehouse agreements previously executed by Borrowers, Wachovia and the applicable landlord waiver or warehouser.

     13.16. Guaranteed Obligations. Aftermarket Entities, each, acknowledge and agree that the Guaranteed Obligations shall include all Obligations, including without limitation, the Obligations owed to the Bank Product Providers.

     13.17. Lenders. If a Lender does not provide any portion of a type of a
Loan available hereunder, any reference to "Lenders" with respect to such type of Loan shall expressly exclude such Lender.

                      REMAINDER OF PAGE INTENTIONALLY BLANK

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     IN WITNESS WHEREOF, Agent, Lenders, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.

AGENT                                   BORROWERS

WACHOVIA CAPITAL FINANCE CORPORATION    PROLIANCE INTERNATIONAL, INC.
(NEW ENGLAND), as Agent

By: /s/ Willis A. Williams              By: /s/ R.A.Wisot
    ---------------------------------       ------------------------------------
Title: Vice President                   Title: VP

LENDERS

WACHOVIA CAPITAL FINANCE CORPORATION    READY AIRE, INC.
(NEW ENGLAND)

By: /s/ Willis A. Williams              By: /s/ R.A.Wisot
    ---------------------------------       ------------------------------------
Title:Vice President                    Title:VP
Commitment: $
             ------------------------

BANK OF AMERICA, N.A.

By: /s/ Lawrence P. Garni
    ---------------------------------
Name: Lawrence P. Garni
Title: Senior Vice President
Commitment: $27,500,000

AFTERMARKET DELAWARE CORPORATION

By: /s/ R.A.Wisot
    ---------------------------------
Title:VP
AFTERMARKET LLC

By: /s/ R.A.Wisot
    ---------------------------------
Title: VP